Prospectus Supplement (Sales Report) No. 12 dated April 13, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 422571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422571	$2,500	$2,500	14.59%	1.00%	April 9, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 422571. Member loan 422571 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	AT and T Mobility	Debt-to-income ratio:	15.45%
Length of employment:	n/a	Location:	JACKSON, NJ

Home town:
Current & past employers:	AT and T Mobility
Education:

This borrower member posted the following loan description, which has not been verified:

Using the loan to buy some new things for the place l will be moving into

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,592.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance?	im staying within the same county...I currently live in jackson new jersey but plan to move to bayville new jersey 20 mins away...for work purpose. Im a district manage for att wireless...
Are you moving across town or across country? Does Lending Club have your new contact information? How long have you worked for AT&T?	20 mins away from jackson, nj 08527 to bayville nj 08721, No they dont have that info yet but the other address in jackson will always be valid my parents own the house and have been there for 20 years, and I worked for att since 5/14/2002
What do you do at AT&T and what is the money going to be used for?	I'm a district manager for att wireless and the money will be used for some touch ups in the bedroom, living room and entrance way.
You are going to be renting in the new location? Any other income; spouse, significant other?	With my fiance, renting from my future father in law...he has owned the condo since 2000....

Member Payment Dependent Notes Series 464535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464535	$16,000	$16,000	10.62%	1.00%	April 9, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 464535. Member loan 464535 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Baldor Electric Company	Debt-to-income ratio:	23.14%
Length of employment:	10+ years	Location:	Fort Smith, AR

Home town:
Current & past employers:	Baldor Electric Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Loan to help pay down credit card debt. This messed happened because I am unwilling to sell my investments and I had 2 kids in college and a Mom in a nursing home for the last 4 years. Both kids are now graduated with jobs and Mom passed away a few months ago. I have never missed a payment of any kind in 30 years. I will be aggressively paying down debt with over $1000 a month to credit cards. Will salary increase and bonus at end of year, I will be credit card free by this time next year and will pay off other debt within 3 years except for my mortgage. I have a stable job (over 30 years with the same company) and have over $400k (outside of 401k) of investments to pay debt if I had to. Company policy dictates that I don't sell these investments which are currently earning move than a 25% return. Thanks for your help in getting through this bump in the road.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,649.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	Full amount to Citibank
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Baldor? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am a VP Sole Wage Earner Loan payment will be less than minimum monthly payment I have been employed with the same company for over 30 years so loss of employment is unlikely. However if so I can repay with my investments of stock and options worth over $400K. I can't sell these investments to pay debt because of company policy and being an insider. Loan will be automatically deducted from my checking account.
You revolving credit balance is listed as $68K - can you tell us what this is (HELOC, student loans, CC ??) and the current monthly payments. Also, what are your other monthly $ costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	Monthly Int. Balance Citi Advantage Card $802.00 15.99% $35,382.00 Capital One $138.00 8.90% $8,180.84 DiscoverCard $351.00 15.99% $17,611.66 Free cash flow after all monthly expenses is $3,464.65 Also using as much of this as I can to pay down debt. This mess happened as a result of 2 kids in college and a Mom in a nursing home. Financed most of the expenses thru credit card and it got higher than expected. Both kids are graduated now with jobs and Mom died a few months ago. No longer paying for Mom and kids and I am determined to eliminate this debt without selling any of my investments.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I have been with the same company for 30 years. I am a VP. My job is very secure. I have over $400K in stock and options that I could pay my debt if I lost my job. Company policy prohibits me from selling this stock while employed.
I am interested in funding your loan, but am curious why you are only asking for $16,000 instead of $25,000 when you have more than $25,000 at an interest rate higher than Lending Club. Which loans will you be paying down with the Lending Club money?	I asked for $25,000, but for some reason Lending Club knocked it down to $16,000. I will take what I can get and continue to aggressively pay down the credit card debt with more than $1000 a month. With additional salary increase, bonus at end of year I believe I will be out of credit card debt by this time next year and then erase all of my debt except the mortgage within 4 years.

Member Payment Dependent Notes Series 480807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480807	$10,000	$10,000	15.33%	1.00%	April 9, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480807. Member loan 480807 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	hopewell pharmacy	Debt-to-income ratio:	16.51%
Length of employment:	9 years	Location:	hopewell, NJ

Home town:
Current & past employers:	hopewell pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	20
Revolving Credit Balance:	$12,224.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at hopewell pharmacy?	I am a laboratory technician
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: Borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 08:33 AM ET.	I plan on taking 2-3 years
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I have about 1100 in expenses per month Sorry I'm not comfortable listing the details. I have no mortgage. I live in a family home
Member_611289, I realize sometimes the questions here can seem intrusive. Understand that we do not know who you are, we know you as Member_611289. The questions asked by Member_595101 are ones frequently asked and answered here, because the answers are what Investors base their investing decisions on. I have been a Borrower here also, and answered questions without providing any personal identifying information. As a Borrower I found that after answering the questions, my loan was funded very quickly. I hope that helps clarify things a bit.	I understand. Thank you
what was the reason for your delinquency 20 months ago?	Any deliquencies are due to forgetting to pay the bill. Not because of lack of funds. As u can see its only happened once in almost two years. I typically pay my bills on time and never miss more than one payment in a row.

Member Payment Dependent Notes Series 486271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486271	$18,000	$18,000	18.30%	1.00%	April 13, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486271. Member loan 486271 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,083 / month
Current employer:	Memorial Hospital	Debt-to-income ratio:	15.73%
Length of employment:	10+ years	Location:	new york, NY

Home town:
Current & past employers:	Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I am a Manager working for MSKCC for the last 35 years. I would like to consolidate my bills and that's the reason I am applying for a personal loan. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1976	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	69
Revolving Credit Balance:	$32,785.00	Public Records On File:	1
Revolving Line Utilization:	75.60%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MSKCC?	Type your answer here. Memorial Sloan Kettering Cancer Center
Re: $18,000 DC loan: (1)- Transunion Credit Report reflects $32,785 Revolving Credit Balance debt (75.60 pct utilization factor). Monthly payments made on RCB debt is how much? (Total actually PAID pe rmonth and not CC minimum $ payments DUE pe rmonth- There usually is a BIG difference between the 2 $ amounts.) (2)- Transunion CR reflects Public Record on File from 72 months ago- Court judgment? Lein? Wage garnishment? Or Bankruptcy? If bankruptcy- Chap 7? Or Chap 11? or Chap 13? Advance thanks fro ansers to ALL questions. Member 550570 USMC-Retired-Lender 04.06.2010 @ 06:55 AM ET.	Type your answer here. 1) monthly payments about $ 800.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.06.2010 @ 08:41 AM ET.	Type your answer here. 2 years to 3 years
Hello, in what capacity do you work at the hospital?	Type your answer here. I am the Manager of the Quality Assessment Department. I have been affiliated to the institution for the last 35 years (this October 2010)
1) What is MSKCC and what are your management responsibilities? 2) What are your other debts and monthly payments (details with amounts)? 3) Please list each of the debts you want to consolidate. For each tell us what the balance is, the interest rate on that amount, and what your monthly payment is. 4) Please contact Lending Club to have your income verified. This independent verification increases trust for your potential lenders. Thank you.	Type your answer here. Memorial Sloan Kettering Cancer Center. I am responsible for the daily activities in the Quality Assessment Department.
Thanks fro reply; I asked TWO questions, you answered ONE question. This is 2nd question that you did not answer: (2)- Transunion CR reflects Public Record on File from 72 months ago- Court judgment? Lein? Wage garnishment? Or Bankruptcy? If bankruptcy- Chap 7? Or Chap 11? or Chap 13? Advance thanks fro expected answer. Member 505570 USMC-Retired-Lender 04.06.2010 @ 1:31 PM ET	Type your answer here. If I well remember this was an issue with a credit card company stating I owed a different amount which following small court appearance was resolved and paid in full according to my balance and not the creditor. I have copies of this being satisfied fully.
what are the interest rates/balances you are trying to consolidate? what is the public record you have about 70 months ago?	Type your answer here. 1- Interests rates vary from 18-22%. 2- Balances vary from 1500-5000 3- Public record refers to a dispute re charges I made on a credit card (Providian Bank). This was satisfied and I have documentation it was paid. I disputed the balance and bank agreed to a settlement agreeing with my balance.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Loan is now 18 pct funded. Question: Did Lending Club Credit Review Team contact you to initiate Credit Review process? If not contacted you then you should contact CRT. Bottom Home Page "Contact US" is Member Support Dept email address and T F phone number; open M - F regular business hours P T. Verification each item is independent of verification other item. After the Credit Review process completed the on-screen borrower application viewed by lenders will reflect the status updated to "APPROVED". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before they committ their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW IS BEST TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS REATES DELAYS. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 8:31 am ET.	Type your answer here. 1- I was contacted last night on 4/06/10 at home.
I know it is a pain in the neck to answer all these questions, but keep in mind you are asking people who know NOTHING about you other than what you say here and how you answer the questions. I asked a couple questions previously that you have not addressed. I will try again. Please be VERY complete and VERY detailed. 2) What are your other debts and monthly payments (details with amounts)? What I would like to know is your rent payment, car payment, student loans payments, alimony, etc. Again, be specific and detailed. 3) Please list each of the debts you want to consolidate. For each tell us what the balance is, the interest rate on that amount, and what your monthly payment is. What I would like to see is a specific list of debts and payments. For example: US Bank $10,000 18% paying average of $X per month (not minimum, your actual payments). 4) Please contact Lending Club to have your income verified. This independent verification increases trust for your potential lenders. Have you contacted LC to begin this process? Thank you. Your detailed and specific answers will encourage lenders to invest in you.	Type your answer here. Rent payment $ 710 a month. No car payment (I own paid car). No student loan. No alimony
The first time I posted my questions, you answered the first but not the others. So I re-posted the remaining questions. This time you answered the first question, but not the remaining questions. What's up? You are not encouraging us to lend money. Be complete -- please answer ALL questions. Here are the remaining questions: 3) Please list each of the debts you want to consolidate. For each tell us what the balance is, the interest rate on that amount, and what your monthly payment is. What I would like to see is a specific list of debts and payments. For example: US Bank $10,000 18% paying average of $X per month (not minimum, your actual payments). 4) Please contact Lending Club to have your income verified. This independent verification increases trust for your potential lenders. Have you contacted LC to begin this process?	Type your answer here. Card type Interest rate balance my mon. payment MasterCard 9.24 $1955 $ 40 MasterCard 21.45 $ 2876 $ 100 VISA 7.99 $ 1013 $ 50 MasterCard 29.99 $ 5128 $ 200 MasterCard 13.24 $ 3736 $ 100 Gas Card 24.99 $ 1400 $ 50 Gas Card 29.99 $ 1770 $ 70 VISA 13.24 $ 638 $ 50 MasterCard 21.45 $ 8890 $ 250 MasterCard 25.97 $ 2195 $ 70

Member Payment Dependent Notes Series 488628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488628	$11,200	$11,200	9.88%	1.00%	April 9, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488628. Member loan 488628 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	6.83%
Length of employment:	4 years	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > Hello, looking to refinance 2 credit cards at a lower interest rate - my Fico is around 720 - never been late, been employed at the same company for 5 years and earn about 130K per year. Borrower added on 04/03/10 > Here are the details on the credit cards I'm looking to refinance: US BANK VISA Balance: $8842.37 APR: 23.99% - This is what sparked me to look to refinance. They raised my interest rate in December due to a "company wide initiative". I've never been late or overlimit or even close to the limit. They claim they mailed me a letter giving me the option to "opt out". I never received this letter and I read all my mail - especially from banks. My rate previously was 9.99%. Bank Of America Balance: $3290.98 APR: 10.99% The total for these two cards is $12133.35, which is more than I am requesting. Ill just pay of the rest myself. According to the Lending Club website, if I went up to the next level, the interest rate would be 10.25 compared to 9.88. Borrower added on 04/03/10 > I'm happy to provide any proof of income as well - I can show my W2 if needed

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,890.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Wells Fargo Bank?	Hello, I am a Merchant Services Rep. I set up payment processing for mid - large size businesses.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Sure US BANK VISA Balance: $8842.37 APR: 23.99% - This is what sparked me to look to refinance. They raised my interest rate in December due to a "company wide initiative". I've never been late or overlimit or even close to the limit. They claim they mailed me a letter giving me the option to "opt out". I never received this letter and I read all my mail - especially from banks. My rate previously was 9.99%. Bank Of America Balance: $3290.98 APR: 10.99% The total for these two cards is $12133.35, which is more than I am requesting. Ill just pay of the rest myself. According to the Lending Club website, if I went up to the next level, the interest rate would be 10.25 compared to 9.88.

Member Payment Dependent Notes Series 489977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489977	$25,000	$25,000	10.62%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489977. Member loan 489977 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Caterpillar Inc.	Debt-to-income ratio:	14.65%
Length of employment:	5 years	Location:	MOUNT ZION, IL

Home town:
Current & past employers:	Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Thanks Borrower added on 03/30/10 > Verification complete

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,867.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please itemize the renewable energy purchases that you would make with this loan?	While applying for loan I hit the wrong choice and it did not let me correct it as I moved along. I will not be using this loan amount for renewable energy. I will be using this amount to payoff my personal and educational loans.
What is it you plan on using the intended funds for?	I wish to use this amount to payoff my personal loans and educational loans
Please describe your current loans - lender, balance, interest rate, monthly payment. Your listed revolving credit line is much less than you are borrowing. Is that your educational loans?	Yes, I have over $50000 in education loans and have some personal loans. I am also funding for my son's education who is a sophomore at UIUC.
Please contact Lending Club to re categorize this loan appropriately.	Wrote a email to the support team to recategorize my loan
Are your loans for yourself or your son?	this loan is for me and my son has nothing to do with it
WHY DO U CALL IT EDUCATION/VACATION. WHAT IS FUNDS USED FOR	Want to use this loan to payoff some of my educational loans and part of it for personal loans.There is no option to indicate this

Member Payment Dependent Notes Series 492587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492587	$11,000	$11,000	12.73%	1.00%	April 8, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492587. Member loan 492587 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Restoration by Bushouse	Debt-to-income ratio:	22.87%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Restoration by Bushouse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,179.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 494462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494462	$14,000	$14,000	10.25%	1.00%	April 13, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494462. Member loan 494462 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ulliman Schutte Construction	Debt-to-income ratio:	18.24%
Length of employment:	5 years	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Ulliman Schutte Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > A loan to consolidate debt and to lower monthly payments which are already made on time.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	43
Revolving Credit Balance:	$7,555.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the debt you are wanting to consolidate. You are asking for $14,000 but you only show $7,555 in revolving debt. Also, can you explain your delinquency from about 4 years ago?	I believe that revolving debt of $7,555.00 is mis documented. The actual revolving debt which should show up on my credit report is $14,986.00. The delinquency payment I had from 4 years ago was from a payment that was over 30 days late was from a poor bill processing manner. I have corrected bill paying since then, as all my bills are set up in e-bill and done automatically.
Since this is a debt consolidation loan, pleas list each of your debts (types/balances/APRs) and identify which ones on the list *will* and *won't* be paid off with this loan. The 7,555 figure is what is showing on only one of the credit bureau reports, so listing all of the debts that are on all the reports will help us have a better picture of your situation. Thank you in advance!	Currently I have three revolving debt credit cards. They are: Chase (British Airways) Balance: $7431 APR: 24.24% Bank of America (Sallie Mae) Balance: $2451 APR: 19.99% Bank of America (AAA) Balance: 5104 APR: 15.99% I plan to pay off the higher APR Cards completely first then pay down the balance of the lowest APR card with what is left over.
Me again. What do you do at Ulliman Construction and how has business been in the last two years? Regards; Art	I am Project Engineer for Ulliman Schutte which entails, planning, managing, and problem solving. Ulliman Schutte specializes in wastewater plant construction so business has been good over the past two years, although the amount of projects that have come out to bid has slowed down.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am sole wage earner for myself. My current monthly bills consist of rent, insurance, car loan payment, student loan payment, utilities, and credit card payments. My current minimum payments on my credit cards run about $410.00, but I usually pay about $700-$800 a month to avoid paying just the minimum. My contingency plan for repaying this loan in case of loss of income would be to borrow against my 401k. My plan is to have the payment for this loan, withdrawn automatically from my bank account every month. Thank you for the question.

Member Payment Dependent Notes Series 495527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495527	$15,000	$15,000	13.11%	1.00%	April 13, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495527. Member loan 495527 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,417 / month
Current employer:	Boston Consulting Group	Debt-to-income ratio:	3.65%
Length of employment:	8 years	Location:	LA, CA

Home town:
Current & past employers:	Boston Consulting Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	17
Revolving Credit Balance:	$191,315.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description and explain the Delinquency on your Credit History. Thank you.	The loan is for home improvements. I bought my house under market value compared to houses in my neighborhood, but it needs some internal renovations to improve its value. I'm confident that the market value will increase once the home improvements are completed and then I will attempt to convert this loan into a home equity line of credit. In terms of my credit history, I am not aware of any deliquency. I checked my credit report through Experian and I have no negative items. All my accounts are in good standing.
What is Boston Consulting Group and what do you do there?	Boston Consulting Group is a global management consultng firm. We advise management on how to improve their business. I am a Principal, which is the level before Partner - I manage teams, run the day-to-day projects and have the key relationships with the clients who are working with us on the project. You can go to www.bcg.com for more information.
Please explain your last delinquency, as well as the details of your $191K revolving credit balance.	The revolving credit balance is a Home Equity Line of Credit (HELOC). My original home loan was structured as a combination of a traditional 30 year fixed mortgage and a HELOC for the balance. I have the option to fix the rate or have it variable. Right now, I am leaving it variable due to the low interest rates. In terms of the delinquency, I'm not aware that I have one. I checked my credit report through Experian and I don't have any negative items. All my accounts are in good standing.
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks. I will do that.

Member Payment Dependent Notes Series 495683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495683	$12,500	$12,500	7.88%	1.00%	April 7, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495683. Member loan 495683 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Brookhaven Memorial Hospital	Debt-to-income ratio:	2.40%
Length of employment:	< 1 year	Location:	HUNTINGTON STATION, NY

Home town:
Current & past employers:	Brookhaven Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > Co-Applicant is Fiance. Co-Applicant makes $73,500. Borrower added on 03/29/10 > This loan will encompass the remainder of the funds for venue rental and miscellaneous charges incurred throughout the process. Borrower added on 03/31/10 > Several investors have asked why we did use a large or regional bank to fund our loan requests. We were unable to find a local bank such as Bank of America or Citi Bank that offered personal loans. Even the regional banks and credit unions we found were not competitive with their rates so we opted to use Lending Club. My monthly gross income is $4166 and my fiance's is $6125 so we are qualified to handle the added monthly payments within our budget. If you have any further questions please feel free to contact me.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,701.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at %u2026? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hello, Currently we have one car payment for $570 and our credit cards have monthly payments of $15-35. Interest rates range from 7.99% to 13.99% VAR. Our DTI ratio is around 18% and we are going this route for a personal loan because many of the larger/regional banks do not offer personal loans in our region. Our monthly rent payment is $1650 and that is split 50/50 with my fiance. Contingency plans include using savings should something go south. If the option is available to have a direct withdrawal than we will probably opt for that. Thanks!

Member Payment Dependent Notes Series 496177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496177	$10,000	$10,000	14.59%	1.00%	April 12, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496177. Member loan 496177 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Vision Service Plan	Debt-to-income ratio:	24.15%
Length of employment:	4 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Vision Service Plan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > I am consolidating my credit cards, these companies have raised my APR's because of one card company that processes payments in three days online, I did not read the fine print and thought I was paying on time. I have tried to work with them with no avail, I am closing these accounts and vowing to keep my business with companies that I can trust. Thank you for your interest, I truly appreciate your assistance. Borrower added on 04/06/10 > I want to add that I work for VSP, a Forbes top 100 company for nine years, I have been at my job for almost five years, my income is very secure. Thanks again.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	71
Revolving Credit Balance:	$22,778.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vision Service Plan and what do you do there?	Thank you for asking, VSP is the nations largest provider of vision insurance, our company has been on the Forbes top 100 for 9 years. I work in sales as a Client Manager, I work with our clients to ensure that their needs are meant in order to keep our client base. Thank you. Cherie
What do you plan to use this loan for? If you were to fill out the loan description, what would it say?	I plan to use this loan to pay off two of my high interest cards, I am trying to get my credit cards completely paid off, as I am tired of being subject to their whims when it comes to raising my interest rate. I accrued most of my debt during college, I was under the assuption that my degree would get me a higher paying job than I actually did, lesson learned. Loan Description: To achieve realistic percentage rates, ones that match my good credit score. Thank you for your question.
Hello, Could you please provide some information regarding your monthly cash flow and expenses? Thanks.	Sure, I make approximately 3000 a month, fortunately, my company offers amazing benefits, so although that is not ideal, my covered benefits make a huge difference. This is why it is so important for me to get this loan, paying minimums is not going to get me to my goal of being credit free in three years. My living expenses are very low as my boyfriend of 4 years pays most of the bills, he is a City Planner and does quite well. Hopefully that answers your question, thank you for your interest.
Your cc debt is large, almost $23k. Your BF pays most of your bills. What will happen if a year from now things change and you have to pay all costs? Will you still be able to make this payment and still meet other living expenses? Have you stopped charging on your credit cards? What cards, amounts and interest rates will this loan pay off? What debts will remain and how will you pay them?	My boyfriend is also my fiance, I do not want to enter a marriage with so much high interest debt, he bought a house and new car in the recent past making his ratio to debt high. I can easily pay this payment as it will be less than the minimums on the two cards I pay on now. Yes, I have stopped charging on cards, I hate cards and have definately learned a lifelong lesson. The interest rates went up to 27.00 on those two cards, this loan will cut that problem in half, I will then have 13K left to pay, I am going to pay that off aggressively, I get a bonus in a few months that should take care of one third of that amount, I will then pay the rest off by cutting back on my entertainment/dining out. Wonderful questions, thank you for asking.

Member Payment Dependent Notes Series 496217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496217	$6,300	$6,300	7.51%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496217. Member loan 496217 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	iLumen, Inc.	Debt-to-income ratio:	7.65%
Length of employment:	2 years	Location:	Fairburn, GA

Home town:
Current & past employers:	iLumen, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Our vehicle caught on fire so we need to replace it. These funds will be used for that purpose. I have a very stable job and an excellent credit score (810). We are excellent with our budget and live well below our means. I pose no risk and appreciate your approval and quick funding of this loan. Thanks!

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is iLumen, Inc. and what do you do there?	I am the Manager at iLumen; handle payroll, AP/AR, financial forecasting, HR, etc. iLumen is a financial benchmarking company. Here's our website if you'd like more info: www.ilumen.com
Hello. Prior to this job, what kind of job did you have? Also, if CriticalMiss has not already asked the question, what do you do at your current job and what is iLumen, Inc.? Your answers are appreciated. Wishing you the best.	I was the commercial property manager / operations manager for Julian LeCraw & Co., from 1998 - 2007. I was laid off in 2007.

Member Payment Dependent Notes Series 496340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496340	$12,000	$12,000	17.56%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496340. Member loan 496340 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Northwest Womens Center	Debt-to-income ratio:	21.81%
Length of employment:	2 years	Location:	CYPRESS, TX

Home town:
Current & past employers:	Northwest Womens Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,074.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Northwest Womens Center and what do you do there?	It is a Ob/Gyn Dr. office, I am a Ultrasound Technologist.
Transunion Credit Report reflects $11,074 Revolving Credit Balance debt; loan is for $20,000. What is extra $9,000 consolidating? (Be specific.) Member 505570 USMC-Retired-Investor 04.04.2010 @ 10:07 AM ET	3000.00 in loans from family members 6000.00 in husbands credit card debt
After Lending Club Home Office verifies borrower bank account (trial deposit < $1) the loan process next step Employment-Income Verification a/k/a "Credit Review". Verification each item is independent verification the other item. After Credit Review completed the on-screen borrower application viewed by lenders reflectd status updated to "Approved". The completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $$. (2)- After the process is completed, the funding pace quickens. (3)- After loan 100 pct funded, net $$ can be deposited quickly into your bank account. Be proactive Credit Review. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT THE END CREATES A DELAY. Information should benefit 1ST-time L C borrower. Lender Member 505570 US Marine Corps-Retired-Investor 04.05.2010 @ 2:49 AM ET.	I am sorry but I do not understand the question.
L C Credit Review Team approved loan's promissory note for issue and $ disbursement after loan 100 pct funds but modified loan from requested $20,000 to maximum $12,000. QUESTION: When loan fully funds are you acepting $12,000 modified amount or declining? (FYI: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...End Quite Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 Quote... "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another personal loan for lender consideration and possible funding; i.e. the $8,000 difference Borrower may be able to advantageously use this information in the future.) Member 505570 USMC-Retired-Lender 04.07.2010 @ 08:51 AM ET .	Thank you for this helpful information. I am acccepting the loan offer for $12000.00, this will help pay off half of my debt. With the remaning monies I would have used to pay off the $20000.00 I will start to pay the other debts.

Member Payment Dependent Notes Series 497364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497364	$15,000	$15,000	7.88%	1.00%	April 9, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497364. Member loan 497364 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	g and k trucking	Debt-to-income ratio:	16.24%
Length of employment:	8 years	Location:	HOBART, NY

Home town:
Current & past employers:	g and k trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I don't have trouble making the payments, I just want to consolidate the payments. Borrower added on 03/29/10 > My job is very stable. No matter what the economy, people drink milk. I have been doing the same job for 8 yrs. now and plan on doing the same job for years to come.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,182.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is g and k trucking and what do you do there?	G&K Trucking is a refrigerated transportation company. I am a truck driver for the company. I haul mainly milk and other dairy products from upstate NY to NYC, New Jersey, and Conneticut.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am not the sole wage earner, but we have kept our debt and income seperate over the years. My monthly payments, mortgage payment is $486, including taxes and insurance. I have a truck payment of $442. Cable, telephone and other utilities are about $200 per month. The balances I will pay off with this loan are $2649, APR of 16.99%, $4324, APR of 10.99%, and $7285, APR of 9.75%. In case of loss of income, I have an insurance policy thru work to cover my monthly bills for 3 months. After that, I have an IRA and a 401k plan I can cash in. I also have a money market acct. set aside for emergencies. The payments for this loan will be automatically deducted from my bank account.

Member Payment Dependent Notes Series 497626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497626	$20,000	$20,000	16.07%	1.00%	April 13, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497626. Member loan 497626 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	The Press of Atlantic City	Debt-to-income ratio:	3.55%
Length of employment:	1 year	Location:	Cape May Court House, NJ

Home town:
Current & past employers:	The Press of Atlantic City
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > We are expecting a baby in September and are looking to add on more bedrooms to our cape cod. We have a construction plan in place and are looking to move forward, we just need to secure financing to complete the project. Borrower added on 04/09/10 > We will be using the funds to give the architect and contractor their deposit to start the work. We are hoping to get started next week.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,269.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 HIP loan: (1)-Position (Job/What you do) @/For The Press of Atlantic City? (2)-Tranunion Credit Report reflects $4,269 Revolving Credit Balance debt (48.50 pct utilization all credit lines available). Monthly $ payment on RCB debt are $ (Total $ PAID per month and not minimum # payments DUE per month-There is a BIG difference.) (3)- Length of Employment 1 year. Provide PRIOR 4 years work (or school) history. Advance congratulations on big event forthcoming. Advance thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 04.01.2010 @ 05:55 AM ET	1)-Position (Job/What you do) @/For The Press of Atlantic City? I manage a large sales territory encompassing 2 counties (Cape May, Atlantic) in Southern New Jersey (Ocean City, Ventnor City, Margate, Longport) The focus of my position is to advise and direct my clients in directing their advertising dollars in the most effective manner. (2)-Transunion Credit Report reflects $4,269 Revolving Credit Balance debt (48.50 pct utilization all credit lines available). Monthly $ payment on RCB debt are $ (Total $ PAID per month and not minimum # payments DUE per month-There is a BIG difference.) Over the last 2 months I have paid $2000.00 on my revolving debt but in general I???ll send 2-3 x???s the minimum payment each month. I opened the cards over the last few years to establish more tradelines in my Credit Bureau and improve my credit rating. (3)- Length of Employment 1 year. Provide PRIOR 4 years work (or school) history. Press of Atlantic City- 8/08- present Seaville Tavern/Richard Stockton College as student- 9/07-08/08 Banyan Produtions Phila PA- Internship 1/08-5/08 Soviergn Bank/Richard Stockton College as student- 05/07-08/07 Millenium Radio Q102- Internship/Employment as Student Richard Stockton College- 9/05-8/07 Wachovia Bank/Richard Stockton as student- 9/06-05/07 Thank you very much for the congratulations and your interest in my request.
What is The Press of Atlantic City and what do you do there?	The Press of Atlantic City is Southern New Jersey's only daily newspaper with multiple publications as well. I manage a large sales territory encompassing 2 counties (Cape May, Atlantic) in Southern New Jersey (Ocean City, Ventnor City, Margate, Longport) The focus of my position is to advise and consult my clients in directing their advertising dollars in the most effective manner.
Your loan currently attracted 13 pct funding. If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: Borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 09:21 AM ET.	I intend to hold the the loan open for a maximum of 2 years. I would like to have it paid in full by April 2012

Member Payment Dependent Notes Series 497711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497711	$7,000	$7,000	10.62%	1.00%	April 8, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497711. Member loan 497711 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,890 / month
Current employer:	Walt Disney World Co.	Debt-to-income ratio:	6.03%
Length of employment:	9 years	Location:	Orlando, FL

Home town:
Current & past employers:	Walt Disney World Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > Young married couple, employed full time by major corporation looking to move from apartment style living to a single-family home to make room for family. Borrower added on 04/04/10 > Thank you so much to the current investors! We're excited to reach our goal. Please continue to help us make this move a reality. Borrower added on 04/06/10 > What a joy to see that we have surpassed the 50% mark! Thank you so much. We're really looking forward to reaching our goal in the next couple of days. Thank you all for your assistance in making this happen. Borrower added on 04/07/10 > We are simply amazed at the jump in the number of investors we've seen today. We're SO close in reaching our goal, the sooner the better. Thank you to all the investors. Just a little more to go.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$3,856.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 497757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497757	$7,500	$7,500	10.62%	1.00%	April 8, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497757. Member loan 497757 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Food Lion	Debt-to-income ratio:	10.00%
Length of employment:	8 years	Location:	Sandston, VA

Home town:
Current & past employers:	Food Lion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I trying to payoff the car I cosigned for someone. That person failed to make payments on time so now I need to get the title to have that person taken off the cars account.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your delinquency in the last year?	I co signed for a car and that person failed to make payments I have not missed any payments on any of my bills since I have taken over the car thanks...
What is Food Lion and what do you do there?	Food Lion is a major grocery chain and I am a Market Sales Manager
Make Model and year of the car you are looking at. How much of the car are you borrowing for the car.	2002 Volkswagen Jetta and the amount of the loan is the payoff

Member Payment Dependent Notes Series 497885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497885	$24,000	$24,000	10.99%	1.00%	April 8, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497885. Member loan 497885 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	rite aid	Debt-to-income ratio:	18.67%
Length of employment:	2 years	Location:	HARBOR CITY, CA

Home town:
Current & past employers:	rite aid
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,270.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rite aid and what do you do there?	pharmacist
Please list the debts you plan to pay off and the amount you currently pay each month on each debt. Thank you.	i have 5 credit cards with high intrest, want to pay as 1 bill which will keep me organised.
For the second time, please list the debts you plan to pay off and the amount you currently pay each month on each debt. Thank you.	Type your answer here.chase-520.00,best buy-100,casa-100

Member Payment Dependent Notes Series 497950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497950	$25,000	$25,000	12.73%	1.00%	April 8, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497950. Member loan 497950 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	URS	Debt-to-income ratio:	6.47%
Length of employment:	3 years	Location:	Brighton, CO

Home town:
Current & past employers:	URS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > This money will go towards funding my dream wedding. As a fiscally responsible person, I've never had to rely on credit extended by banks. I'm using this site in an effort to ensure my credit worthiness for greater future expenses to come. I would consider myself low risk as I pride myself on having never missed a payment.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,263.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is URS and what do you do there?	URS is a world-wide engineering company with approx. 45,000 employees. My job title is Project Information Specialist. My position involves managing multiple industrial projects for clients such as ExxonMobil and the Department of Energy to ensure data management and integrity.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q.	My month costs, including the items you mentioned, total about $900 to $1000 a month. Thank you for your question.
Congratulations on your upcoming wedding. Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My month costs, including the items you mentioned, total about $900 to $1000 a month. Thank you for your question.
The monthly payments plus your additional monthly costs will average approximately $1,800 a month on a gross income of $3,500. Do you have adequate savings to cover the cost of this loan should something unforeseen happen? Is your fiance going to help you with these monthly payments? What is your fiance's job/annual salary? Thank you for responding to my questions.	I feel comfortable with the payment and my reserves. Should something unforeseen happen I have the necessary resources to repay my debts. My fianc?? is in Finance. He make 80K last year and would be willing to help me with my payments should the need arise.

Member Payment Dependent Notes Series 498113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498113	$10,000	$10,000	9.88%	1.00%	April 7, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498113. Member loan 498113 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Ruth's Chris Steakhouse	Debt-to-income ratio:	6.64%
Length of employment:	3 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Ruth's Chris Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Hi there, this loan listing is to help me get two different businesses up and running. Given the economic climate, I haven't been able to invest enough of my own money in my business ventures. Lack of finances was severely slowing things down, so I decided to reach out to the Lending Club community! I am a 25-year old College Grad [University of MN - Carlson School of Management] who is Entrepreneurial by nature. By helping fund my loan, you can give me the opportunity of a lifetime...to chase my dreams!

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,205.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Ruth's Chris Steakhouse?	Most of my 3+ years with RCSH have been spent in two positions: Food Runner and Bartender. In the last six months, however, my focus has shifted to BOH Operations. I've learned almost every position in the kitchen. It has been a challenging but also deeply rewarding experience. If my business ventures don't pan out, I will consider entering the chef training program at work.
Tell us about the businesses that you want to start?	I would love to go into extreme detail about each of my business ventures, but due to trademark issues I will have to be somewhat vague. The first business involves manufacturing and marketing a healthy version of a popular Midwestern snack. It will initially be sold in Farmer's Markets and local co-op grocery stores. Part of this loan will be used to design a logo, build a basic website, and do market research. The second business is an online bookstore specializing in out-of-print books written by relatively unknown authors. In just two months of operation, I have already sold hundreds of books on Amazon.com. Given the inevitable rise of the Kindle and similar products, I plan to expand the business by creating a simple program which allows out-of-print authors to archive their work and make it available to future generations in the form of Audiobooks and E-Books. Part of this $10,000 loan will be used to design a logo, build an e-commerce website, and of course buy books! The third business is an online Sunglasses retailer specializing in unique, colorful designs. I will begin by purchasing from wholesalers, but ultimately plan to manufacture my own brand of inexpensive, uniquely-designed sunglasses. Part of this loan will be used to build a retail-ready website, create a logo, and purchase inventory from wholesalers. Thanks for the question!
Re: $10,000 Small Business loan: NO DETAILS, NO LOAN PURPOSES = NO $ INVESTED. To attract lenders, for starters provide DETAILS about small business (Start-up? Established? Products? Services? Clientele targeted? and PURPOSES $10,000 (less L C management loan originatioon fee) will be spent to benefit you and business- Website? Inventory? Pre-paid expenses? Advertising? Or exactly what? Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.25.2010 @ 06:01 AM ET	Thanks for the question. Due to trademarking issues, I will again have to be somewhat vague. My business ventures all product-based and are in various stages. I've invested considerable time and effort into all three of the businesses, as well a small percentage of my paycheck each week. This loan $ will mostly be spent on Logo Design, Website Design/Maintenance, and Inventory. The target market is slightly different for each business. For business #1, the market is consumers who not only care about the nutritional value of their food but can also afford to shop at co-ops and other healthy grocery stores. This market keeps getting bigger, as the organic movement continues to spread across the nation. The target market for business #2 includes both book collectors and passionate readers. Lastly, the market for business #3 mostly consists of high school and college students who are willing if not eager to try new, different forms of fashion.

Member Payment Dependent Notes Series 498214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498214	$20,000	$20,000	12.73%	1.00%	April 8, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498214. Member loan 498214 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	ARS Technologies	Debt-to-income ratio:	7.14%
Length of employment:	3 years	Location:	SLIDELL, LA

Home town:
Current & past employers:	ARS Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I am looking to consolidate some debt with a lower interest rate than the credit card offers, and cover some medical expenses not covered by our insurance policy.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	18
Revolving Credit Balance:	$22,114.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ARS Technologies and what do you do there?	ARS Technologies is an IT consulting firm specializing in Oracle products (database, application server, business intelligence tools, etc).
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	I have a credit card with Bank of America with a balance of appox $13,300, interest rate 18.29% that I will pay off with loan. The remainder of the loan is to cover medical expenses. Our individual insurance policy came with a rider excluding maternity coverage for 5 years. My wife is pregnant and we are responsible for the expenses.
What is your position at ARS Technologies that allows you a salary of 22K per month? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Each time I try to answer your question, my answer is not posted because it discloses personal information. The company is a single owner LLC with a contract to support a US Navy agency.
I have a hard time understanding how anyone with your income level, even needs to use revolving credit lines, and borrow from Lending Club.	Is this a question? My primary need is to pay for medical expenses not covered by an individual insurance policy.

Member Payment Dependent Notes Series 498385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498385	$20,000	$20,000	14.59%	1.00%	April 7, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498385. Member loan 498385 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	Maxim Healthcare	Debt-to-income ratio:	11.76%
Length of employment:	3 years	Location:	SEVERNA PARK, MD

Home town:
Current & past employers:	Maxim Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > This loan is to consilidate credit card debt - Bank of America, Freedom Chase and Home Depot Borrower added on 03/27/10 > This year has been a tough on to manage finacially with two children in college during which time we have relied on credit cards more than ever. Th eldest child is due to graduate in May and this loan will get us back on the straight and narrow.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	47
Revolving Credit Balance:	$12,908.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying each month on the cards you plan to pay off?	I pay around $750 but by the end of the month I have added another $500.
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process (verify income, employer, etc., etc.). You will attract MORE investors (also investors that are sitting on the fence)! I would like to invest but I don%u2019t feel comfortable until I see the green APPROVAL checkmark. You will be amazed of how much faster your loan will fund with that GREEN checkmark on you loan app. Thank you very much and good luck.	Trying to get the email sent to me that confirms the correct email address seems to be a challenge at the moment - as for the Bank details, I'm still waiting for them to withdraw a small amount.
Please explain the last delinquency? Thank you in advance.	I do not know what delinquency you are refering to.
Please describe the reason for the delinquency on your credit profile about 47 months ago?	I honestly can't remember this one :)
What is Maxim Healthcare and what do you do there?	I'd rather not share that much information. Thank you.
What do you do at Maxim Healthcare?	I am at a manager level but that is all the information I would like to publicize.
You may think you are trying to borrow money from Lending Club, but you are not. You are applying for a loan from many individual investors. It may take a few hundred investors to fund your loan. The less information you are willing to share, the less likely we are to decide to participate in your loan. We are your bankers. It is not in your interest to be evasive with us.	I'm not trying t be evasive, please let me know what you would like to know.
Since this is a debt consolidation loan, please list *each* of your debts (types/balances/APRs) and then indentify which ones *will* and which ones *won't* be paid off with this loan. Thank you in advance.	All of the following will be paid off with the loan: Card Name Balance APR Home Depot $3024.48 29.99% Chase Freedom $4735.30 29.99% Bank Of America $7247.06 15.24% Bank of America Auto Loan $4557.71 - APR is around 5% We also have a Khols credit card with around $1000 on it that will not be paid off.
Employment details are important to all lenders. I can't imagine what could be so secretive about your employment that you can't provide it to L.C. Sorry pal, you lost me and probably some others.	I have already provided this information to Lending Club.
Why would you pay off the BoA Auto Loan which has a much better rate?	The monthly payment for the auto loan is $220 - if we pay off the auto loan, this money will go toward the monthly payment for this loan. It would be easier to manage.

Member Payment Dependent Notes Series 498400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498400	$15,250	$15,250	15.33%	1.00%	April 7, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498400. Member loan 498400 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,948 / month
Current employer:	TRRWA	Debt-to-income ratio:	23.00%
Length of employment:	3 years	Location:	Kelso, WA

Home town:
Current & past employers:	TRRWA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I am cosolidating some credit debt to purchase a new home!!! Borrower added on 04/05/10 > this should answer everyones questions!! my highest monthly payment is 267.00 highest APR is 24%. I pay out about 800.00 amonth is credit card payments. I do not have a debt of 31,000 i dont know where you get that from. i have seen where they have duplicated things on my credit report and those are getting taken care of. I have not decided on the house i am going to get yet!!!

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,232.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TRRWA and what do you do there?	Type your answer here. TRRWA is Three Rivers Regional Waste Water and i am a waste water operator.

Member Payment Dependent Notes Series 498406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498406	$11,200	$11,200	11.36%	1.00%	April 7, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498406. Member loan 498406 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Eclipsys	Debt-to-income ratio:	20.27%
Length of employment:	3 years	Location:	South Windsor, CT, CT

Home town:
Current & past employers:	Eclipsys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Due to credit cards raising my interest rates on business cards to 17% I am looking for a better deal. I never once missed a payment but that did not matter to Chase which raised my rate by 8% points!

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$91,520.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Eclipsys and what do you do there?	Eclipsys delivers innovative, widely adopted healthcare IT solutions to hospitals, healthcare systems, clinics and physician practices across North America and around the globe. My position is Network Services Manager ( IT Manager)
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	$9380 will go towards CITI card which has an 18% rate and the remaining towards Chase of 16.9%. The loan payment that is offered is approximately $60 less then what I pay now, which is approximately $400-$425 as I pay more than is required. Any money saved on this loan per month will go towards my higher interest loans.
Can you explain how you managed to accumulate a revolving credit balance of over $91,000? That is scary.	$40, 000 are students loans as I complete my MBA. The rest of the debt is due to purchasing a Tax Preparation Franchise 5 years ago which, due to a poor support system and false promises, and some poor decisions on my part, it created a financial problem for me. Immediately seeing this as an issue I returned back to my original vocation and ran this business on the side with the help of my wife. As of the past two years I have been able to stop the bleeding and started paying down loans accrued from not working a salary job; in addition I no longer operate under their system due to breaches in our contract. If all goes as planned, by the end of this year I plan to continue to pay down debt without incurring new ones (unless to refinance existing high interest loans). After next tax season I will be cutting my expenses by 75% by relocating my office immediately after April 15th, the plan will enable me to withdraw roughly $35-45 thousand of revenue to pay down the credit card portion of the $91,000 debt mentioned in your inquiry.
What is your position at Eclipsys? What is your salary there?	Eclipsys delivers innovative, widely adopted healthcare IT solutions to hospitals, healthcare systems, clinics and physician practices across North America and around the globe. My position is Network Services Manager - IT manager $81,000 Salary Side business income $25,000 ( Tax Prep Services)

Member Payment Dependent Notes Series 498489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498489	$10,000	$10,000	11.36%	1.00%	April 12, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498489. Member loan 498489 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,583 / month
Current employer:	Auburndale Mgmt	Debt-to-income ratio:	1.23%
Length of employment:	5 years	Location:	FLUSHING, NY

Home town:
Current & past employers:	Auburndale Mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,271.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Auburndale Mgmt and what do you do there?	It is a Property Managment company. I do all aspects of managment. Keeping a detailed acount of rent payments, draw up leases, deall wih all tenants requests and complaints, payroll for all employees and anything else that requires attention
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and *won't* be paid off with this loan. Thank you in advance.	citibank mastercard card- 4,944.94 Apr-21.9% best buy mastercard-1,4000 Apr-19% Capitalone mastercard-1,350.00 Apr-21.9% Macys credit card- $250.00 Apr.19% Victoria secret card $175.00 I want to pay them all off and have one monthly payment for may loan
What is your position at Auburndale Management?	Asst. Manager
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	I have a Co-op apartment that i hold the stock certificate to. it was given to me by my parents and ther is no mortgage on the co-op.
What is it you intend on using the requested funds for?	i want to consilidate my monthly credit card payment
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I pay maintenance on my co-op of $431.20 per month another $200 for cable and electric bils. I have to consolidate credit card blls
Hi and thanks for coming to lending club, is that gross income right and what do you do . Thanks ahead for your answer.	I have realestate investments of about 120,000. a year and abut $45,000 that recieve from working. I have my tax return to prove all income
Thanks for providing information on your current debt and which debts you plan to pay off with this loan, should it be funded. If you would you be able to provide Lending Club with documentation to verify your income it would likely make your loan more attractive to potential investors, myself included.	I can provide my tax returns as proof.
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	I own a co-op apartment and i hold the stock certificate. It was given to me by my parents and there is no mortgage on the co-op. I own a car with no car payments. I have to pay monthly maintenance of $431.20, $200 for electric and cable. I want to consolidate my credit card payments the total with all them combined is about $6,000.00

Member Payment Dependent Notes Series 498496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498496	$10,750	$10,750	7.51%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498496. Member loan 498496 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Johnson Controls Inc	Debt-to-income ratio:	17.55%
Length of employment:	2 years	Location:	LAKE HOPATCONG, NJ

Home town:
Current & past employers:	Johnson Controls Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > I'll be paying way over the amount per month (600+), I need the money for less than the term of the loan. My job is essential and thus very stable working for the largest drug company in the world; we are union with a three year contract.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,126.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your revolving credit line comprised of (e.g. credit card debt, student loan, car loan)?	Mostly credit card debt from my girlfriend - after her divorce, I consolidated her outstanding debt. She was left with about 85K two years ago, we also bought her ex out of the house. She has paid me back almost all of it to date with her very secure job (70k/yr), as well as no ex spending all of her money. She should be finished up with me 1st qtr 2011 at the pace she pays now. I took the credit hit and am down to 720 so this loan and other items will get me back into my normal range. Together we make 142+K per year.
What do you do at Johnson Controls? And what, specifically, will the proceeds of this loan be used for?	I am a heating, air conditioning and refrigeration specialist. I am responsible for the maintenance and operation of several buildings as well as the many refrigerated drug storage vaults - 24/7. I have to be DEA, FDA, and TSA certified and possess the knowledge to insure zero down time on the vaults holding millions of dollars of product for the worlds largest Pharmaceutical Company, Johnson and Johnson Inc. I will be using the money to do some landscaping and home repairs and restoring our current home to be sold in the spring of 2011.

Member Payment Dependent Notes Series 498522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498522	$4,000	$4,000	15.33%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498522. Member loan 498522 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	hycroft resources & development	Debt-to-income ratio:	5.25%
Length of employment:	2 years	Location:	winnemucca, NV

Home town:
Current & past employers:	hycroft resources & development
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > i am interested in purchasing the land through tax delinquent sale in humboldt county the 14th of april. i am working with clayton homes on a land home package. just hoping to obtain a desirable parcel that would be suitable first.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$628.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 498532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498532	$10,000	$10,000	10.62%	1.00%	April 8, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498532. Member loan 498532 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Assurant	Debt-to-income ratio:	7.97%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	Assurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,620.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Assurant and what do you do there?	Assurant is a large, publicly traded insurance company with a diverse line of products. I am an accountant.
Loan Description please?	refinancing old credit card debt into a simple loan with lower interest.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Assurant? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am an accountant. Sole wage earner but do have other financial resources in case of emergency. Other than rent, car insurance no other substantial payments. Have about $10000 in old credit card debt. Hacking away at it $700 a month but the interest rates are not so favorable. Have worked with e-Loan before (who referred me to this site), no problem with automatic scheduled payments.
What is your job at Assurant? What was your job before you worked at Assurant?	I am an accountant. Before Assurant I was working as a securities analyst for a bank.

Member Payment Dependent Notes Series 498554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498554	$10,000	$10,000	13.48%	1.00%	April 7, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498554. Member loan 498554 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	airtran airways	Debt-to-income ratio:	6.52%
Length of employment:	4 years	Location:	decatur, GA

Home town:
Current & past employers:	airtran airways
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,105.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is airtran airways and what do you do there?	Airtran Airways is an airline company that has flights across the US and we also fly international. It's Hub is located in Orlando,FL. You can visit the website at www.airtran.com
Why are you calling this Wells beautifull home loan?	I am planning to remodel the family room/den that leads out to the patio in which I also plan to extend and make a walk way from the side of the home that leads to the back patio doors.
What do you do for Airtran?	I work in Baggage Services.
What are your total monthly payments for your whole household, and what is the combined income? Decatur, Ga has a relatively high cost of living for only $1,917 / month	Although Decatur has a relatively high cost of living I was able to take advantage of the real estate market current condition. I was able to buy my home for a very good price causing my cost of living to be lower than the average or norm. My total monthly payment has been verified through The Lending Club. I am single therefore this amount is my full income however this amount do not cover the income I receive from my business for I do not attend to use my business income to repay the loan.

Member Payment Dependent Notes Series 498568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498568	$16,500	$16,500	10.62%	1.00%	April 8, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498568. Member loan 498568 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Gap Inc.	Debt-to-income ratio:	17.77%
Length of employment:	5 years	Location:	Lindenhurst, NY

Home town:
Current & past employers:	Gap Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,536.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gap Inc. and what do you do there?	Gap Inc. is the corporation for Banana Republic, Gap, Old Navy, Piperlime, Athleta, and Forthe and Towne. I have been working for Banana Republic for 5 years as the Merchandising Manager.
Loan Description please?	To pay off charges at a lower interest rate and a shorter period of time.

Member Payment Dependent Notes Series 498575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498575	$25,000	$25,000	10.99%	1.00%	April 8, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498575. Member loan 498575 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Maritme ILA	Debt-to-income ratio:	9.17%
Length of employment:	10+ years	Location:	Spring, TX

Home town:
Current & past employers:	Maritme ILA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	54	Months Since Last Delinquency:	13
Revolving Credit Balance:	$79,234.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Maritme ILA and what do you do there?	I have been with them for 22 years and we provide contract laborers for importers and exporters for the Gulf of mexico. Mostly covering the ship yards. Thanks
Loan Description please?	The purpose of the loan is to provide new furniture for my house. Thanks
In 8 days being listed your $25,000 loan attracted paltry 17 pct funding. Question: Currently why so little funding? Answer: Borrower on-screen application viewed by ALL L C lenders reflects that your R-E-Q-U-I-R-E-D borrower employment and/or income verificaton process (a/k/a "Credit Review") has NOT been completed by Home Office Credit Review Team (CRT). L C experienced lenders wait until Credit Review process completed BEFORE committing any $ to help fund loans. Method avoids lenders tying-up their $ for up to 14 listing days (and possibly another 10 days after listing expires) before knowing if fully-funded borrower loan will actually be issued. Until Credit Review process is completed by CRT and on-screen application Credit Review Status upgraded to the "APPROVED" and/or Income Verification Status "Check Marked" lenders will continue to "Sit-On-The-Sidelines". Refer to "CONTACT US" Bottom L C Home Page Member Support Dept email address and T F telephone number. Time that you contacted Home Office and inquire about why Credit Review NOT completed. Otherwise this loan will NOT fund by time 14 day listing expires. FYI: MEBA Plans employee. Lender Member 505570 USMC-Retired-Investor 04.02.2010 10:02 AM ET.	Thank you for the input. I will contact main office. This is the first time I've been trhough this.

Member Payment Dependent Notes Series 498590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498590	$24,000	$24,000	13.11%	1.00%	April 9, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498590. Member loan 498590 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,860 / month
Current employer:	Bridgewater Television	Debt-to-income ratio:	2.96%
Length of employment:	10+ years	Location:	Brockton, MA

Home town:
Current & past employers:	Bridgewater Television
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,727.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 DC loan: Borrower Profile reflects Gross Income Per month $48,360 ($580,320 PER ANNUM) and you really need paltry $24,000 loan to payoff CC Revolving Balance debt? Member 505570 USMC-Retired-Investor 03.27.2010 @ 05:15 AM ET	Hi, I actually emailed the site to correct the figure, it is supposed to say 48,360 per year. I am actually looking to refinance some cards, not really a debt consolidation per say, but I wish I made 580k a year, I guess I wouldn't care so much then. :)
Hello. Good luck with the rapid funding of your loan. I have a couple questions for you. 1. What is the purpose of the loan? Debt consolidation or small business loan? 2. What is your position with Bridgewater Television? 3. Have you submitted documentation to verify your income? Loans fund faster if this is completed in a timely fashion. I will base my decision to invest in you on the answers you provide. Again, good luck!	Hi, thanks for your email. I am really looking to refi some of my cards; it's not that I can't pay them, but more trying to avoid their crazy roller coaster rates lately. I am the station manager/executive producer for Bridgewater Television, very stable and reliable position, I have been at the station for 10 years, and the exec for 3. I have submitted my documentation, and hopefully everything has gone through ok. Thanks for your consideration.

Member Payment Dependent Notes Series 498622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498622	$11,200	$11,200	7.88%	1.00%	April 7, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498622. Member loan 498622 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Kaiser Permante	Debt-to-income ratio:	17.32%
Length of employment:	8 years	Location:	ROSEVILLE, CA

Home town:
Current & past employers:	Kaiser Permante
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$119,500.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Kaiser? Thank you.	I am a Radiological technologist.
These questions will inform my decision to invest in your loan: What is your job at Kaiser Permanente? Why do you have over $100k in revolving credit balances? What are the monthly minimum payment on those balances? How does this loan fit into your budget?	I am a Radiological Technologist, a lot of the outsanding credit you see is for a house I am buying. The payments are low on most of them. As I work, I will pay them down.
What will you be using this loan to pay off? Please list the credit cards, amounts, and interest rates.	This loan is for a house I am buying. I will be working on paying down debts afterwards. Some of the interest rates are not that good, so I will pay them off first. I am good at working and paying my bills.

Member Payment Dependent Notes Series 498656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498656	$3,000	$3,000	15.70%	1.00%	April 7, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498656. Member loan 498656 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	j b hunt transportation	Debt-to-income ratio:	4.45%
Length of employment:	< 1 year	Location:	saint anne, IL

Home town:
Current & past employers:	j b hunt transportation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,652.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is j b hunt transportation and what do you do there?	Type your answer here.j b hunt transporation is a top ten trucking and transportation company and i am a truck driver
Hello - Could you please provide some information regarding the home purchase you are planning on making? Specifically, have you been approved for a mortgage? What price range are you looking at? What would the total size of the down payment be? Also, could you please provide your monthly cash flow, income less expenses, both now and after the mortgage? How soon would you plan to payoff this loan? Thanks and best of luck.	Type your answer here.this is a contract sale for 35000 to be paid off in six years cash flow now is 3750 minus payment and expenses of 2500 with 1750 remainder down payment of 4000 house is worth much more but do to death in family they want a quick sale

Member Payment Dependent Notes Series 498761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498761	$10,000	$10,000	7.88%	1.00%	April 7, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498761. Member loan 498761 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Williams Lea	Debt-to-income ratio:	15.20%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Williams Lea
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > This will assist me in moving on with life completely. Thanks. Borrower added on 03/26/10 > The funds being borrowed is to help stop the alimony ordered by court. The alimony is addition to the onetime settlement that has been ordered therefore unless I can give the entire amount at once, she gets an alimony. I have always been a good borrower and made my payments on time. A delinquency reported has been challenged and was due to some merger of WAMU and Chase that slipped an auto payment I had set up. I have been in the company I am working in for 2 years strong and I am one of the senior analyst.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	13
Revolving Credit Balance:	$8,764.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Williams Lea and what do you do there?	Williams lea is a global company with many varying services. They are online. I on the otherhand work as an onsite analyst for one of the law firm clients with 600 attorneys.
Hello, What are the details of the mortgage loan? How much do you owe and how much is the house worth now. What percentage of your income goes to pay the mortgage? Thanks and good luck!	The mortgage loan is approx. $207k. The recent appraisal came back at $200k. I could not get a money nor equity loan with current market conditions. My mortgage including assessment adds up to $1750 per month. I would only be able to refinance to a lower rate but no money is available from the property.

Member Payment Dependent Notes Series 498772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498772	$16,000	$16,000	12.73%	1.00%	April 8, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498772. Member loan 498772 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Hospital Physician Partners	Debt-to-income ratio:	7.82%
Length of employment:	3 years	Location:	fort lauderdale, FL

Home town:
Current & past employers:	Hospital Physician Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	14
Revolving Credit Balance:	$7,392.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hospital Physician Partners and what do you do there?	Hospital Physician Partners is a medical management company. We manage and staff Emergency Medicine Physicians, Nurse Practitioners and Physician Assistants. We also have Hospitalist medicine practices. As the Regional Director I am responsible for the day to day operations of all Hospital contracts in the state of Florida
How much of your loan will go towards consolidation? What are the current interest rates on your debt? What home improvements do you want to make?	approx $7500 will go towards debt consolidation. The other monies I am would like to utilize for a home improvement project (patio).
What is your position at Hospital Physician Partners? How secure is your position? If you were to lose your job what would you do to pay the loan? Also your LC profile says Revolving Credit Balance: $7,392.00, but you want 25K. Why the discrepancy? Thank you	I am a Regional Director. My position is very secure. If I was to lose my job, I would immediately find another position in order to pay any debts. The debt I wish to pay off is the $7400, but have asked for $15k not $25k. I wish to pay off my debit, but the additional monies would be utilized for a home improvement project (approx. $7500). So in total have only asked for $15k.

Member Payment Dependent Notes Series 498827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498827	$17,500	$17,500	13.48%	1.00%	April 8, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498827. Member loan 498827 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,414 / month
Current employer:	Sisters of Charity Foundation of Canton	Debt-to-income ratio:	20.15%
Length of employment:	4 years	Location:	Canton, OH

Home town:
Current & past employers:	Sisters of Charity Foundation of Canton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	42
Revolving Credit Balance:	$59,821.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Sisters of Charity Foundation of Canton?	My position is Grants Manger and Communications Manger. I have been with this organization since its inception 1996. I resigned my position in January 2001 to raise my two young children. My position I resigned from became vacant in October 2005 at that time I received a phone call from the Executive Director offering me my old job back if I was interested. They were willing to be flexible with my hours realizing I still had small children at home. I accepted the offer and returned on November 1, 2005.
Can you please describe which credit cards you will be consolidating and their interest rates? Thanks!	Chase, Sears and FIA which is under my husbands name the interest rates range from 27.99 to 29.99%.
I am concerned that your loan request is for $17500 but your revolving credit balance is listed as $59821. How are you managing this debt? Do you have another source of income in your household? Additionally, can you call Lending Club and have them verify your income?	The original loan request was $25,000; the revolving is an HELOC and my husband's salary is our other source of income.

Member Payment Dependent Notes Series 498891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498891	$24,250	$24,250	14.59%	1.00%	April 8, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498891. Member loan 498891 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Sprint	Debt-to-income ratio:	15.83%
Length of employment:	10+ years	Location:	HUNTINGTON BEACH, CA

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > These funds will be utilized to pay off a Tax debt and free up my cash flow to enable a debt free future in 36 months. I have a very stable job and am a good barrower as I pay my bills on time.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,786.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How large is the tax debt? Please list in detail all the other debts you plan to pay off with this loan. Thank you	Total tax debt is $15,000.00. I have targeted an additional $9000.00 in combined credit card debts with very high APR. that will be paid off with this loan.

Member Payment Dependent Notes Series 498911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498911	$25,000	$25,000	10.62%	1.00%	April 9, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498911. Member loan 498911 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:		Debt-to-income ratio:	0.14%
Length of employment:	10+ years	Location:	Bloomfield Hills, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Sucessfull In insurance sales for over 6 years and 15 years in Mortgages. Starting own agency and looking for start up Marketing capital and Office Equiptment. Borrower added on 03/28/10 > I am new at this, We have an interactive website. We are a Health, Life and financial services licensed insurance agency. We are using the money for a office(Furniture and equipment) and for Marketing. I have been in the industry for almost 6 years at a big company. I am licensed through all the major insurance companies.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Self Employed, Licensed with all major Insurance Carriers, Blue Cross/ Blue Shield, World,Assurant and Priority Health to name a few. Over $10,000.00 in as earned and residual income Coming in.
In 2 days being listed $25,000 Small Business loan attracted 2 pct funding (FYI: Needs to 7 pct fund per day to achieve 100 pct funding over 14 days maximum listing). Why such paltry results to date? Answer: NO DETAILS, NO PURPOSES = NO $$ INVESTED BY LENDERS. If you are serious about loan funding then provide at minimum DETAILS about business (Start-up? Established? Products? Services? Clientele to be served?) A-N-D PURPOSES how $25,000 (Less LC managemnet loan origination fee) intended to be spent to benefit business? (Inventory? Prepaid expenses? Website? Adverttising? Or exactly what?) To date you have provided extremely skimpy information to attract lenders $$. (FYI: If we two just met on the street and I asked YOU for $25,000 unsecured personal business loan, would you not have questions involving business details? and loans intended purposes how $$ to be spent?) Member 505570 USMC-Retired-Investor 03.28.2010 @ 10:33 AM ET	I am new at this, our web site is : www.glphealth.com We are a Health, Life and financial services licensed insurance agency. We are using the money for a office(Furniture and equipment) and for Marketing. I have been in the industry for almost 6 years at a big company. I am licensed through all the major insurance companies.

Member Payment Dependent Notes Series 498931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498931	$24,000	$24,000	13.11%	1.00%	April 12, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498931. Member loan 498931 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,667 / month
Current employer:	Transquest	Debt-to-income ratio:	6.48%
Length of employment:	1 year	Location:	Marion, KY

Home town:
Current & past employers:	Transquest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I work in the defense industry which is very stable. I need to pay off my revolving loans ASAP to take advantage of current real estate rates before they go up. I have never made a late payment, my score is only in the low 700s because of high revolving debt utilization.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$108,432.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Transquest? With such a large cash flow, what caused you to require and accumulate so much debt? Will you please provide a break-down of your monthly expenses and savings. Thanks in advance...	I am a network design engineer. I had a negative cash flow situation for a while due to bad real estate investments.. It is fixed now and I am back in the black.
1. What is Transquest and as Lender 607623 asked, "Will you please provide a break-down of your monthly expenses and savings." We have thousands of loan applications to consider every day. The more detailed your application and the more forthcoming you are about your financial history, the more attractive your application is to potential lenders. You should also contact LC about expediting confirmation of your income and employment.	Transquest is a defense contract company. I work in Iraq and have no food or living costs. My total expenditures are about $800 per month for credit cards and mortgages totaling 9500 per month. The mortgages are evened out by rental income which grosses about 9500 a month also (this is not included in what I have stated as my income). I have sent all the requested paperwork to lendingclub. I will ask them to speed it up but do not know the average time to process such things.

Member Payment Dependent Notes Series 498960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498960	$15,000	$15,000	11.36%	1.00%	April 9, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498960. Member loan 498960 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Rexam Beverage Can	Debt-to-income ratio:	17.63%
Length of employment:	< 1 year	Location:	Bellevue, OH

Home town:
Current & past employers:	Rexam Beverage Can
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > Funds will be used to refinance credit card debt. I make more money now than I ever have and I'm on my way to financial freedom. My job is extremely stable and my wife recently got a new job as an accountant and makes very good money. We have never missed a payment on anything and we have excellent credit.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,175.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seam to be in great shape. Are you planning on paying this loan early?	I will try to, yes.
Revolving Credit Balance: $7,175 Loan amount: $15,000 Can you explain this difference? How do your current credit payments per month compare to the approx. $500 monthly payment for your Lending Club loan? In what ways are you reducing monthly spending and lines of credit?	There is an additional credit card in my wife's name for roughly the same outstanding balance as mine that will be paid off. We have been paying more than $500 a month for credit card payments now as we have been working hard to pay them down. Even doing so it will take longer to pay off that way than with this new loan as we are striving to be free and clear of credit card debt. I currently bring home about $800 more per month and my wife brings home about $1000 more per month than we did when when we incurred much of this debt. At the time, I was laid off and she was pregnant and unable to work with a difficult pregnancy and we also had a 2 yr old at home. We also used credit cards to fix up our house and got ourselves into a hole. So, we now have great jobs, bringing in more income, and do not have to use credit cards to pay for everyday items like we used to.

Member Payment Dependent Notes Series 498967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498967	$25,000	$25,000	14.59%	1.00%	April 12, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498967. Member loan 498967 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,833 / month
Current employer:	Grippo & Elden	Debt-to-income ratio:	0.22%
Length of employment:	8 years	Location:	Wheaton, IL

Home town:
Current & past employers:	Grippo & Elden
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I am a partner of a medium size law firm, where I have worked for the past 8 years, with an excellent annual income. My recent divorce depleted my cash savings and left me with several debts that I would like to consolidate so I can wipe the slate clean and begin to rebuild my financial situation Borrower added on 03/27/10 > I am a partner at a medium size firm in Chicago, where I have worked for the past 8 years and earn an excellent annual income. My recent divorce depleted my cash savings and left me with credit card debt and attorneys fees to pay that I would like to consolidate so I can wipe the slate clean and begin to rebuild my financial situation.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,156.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, Borrower Profile YOURSELF created reflects $334,000 PER MONTH Gross Income ($ FOUR MILLION EIGHT THOUSAND DOLLARS PER ANNUM) and you really need a paltry $25,000 loan to consolidate debts? (I believe you tried to enter $27,833 per month income which is $3344,000 Per Annum.) L C Home Page "Contact US" lists email address and TF Telephone Number. Recommend that you use it Monday to correct your mistake. FYI: Earning TOO much $$ makes it more difficult to get loan funded that the opposite case. Ultra-high income automatically transmits impression to lenders that loan will be repaid in ultr-short term (i.e., 2 - 3 months- and lenders will receive ZILCH in earned interests.) Member 505570 USMC-Retired-Investor 03.28.2010 @ 09:45 AM ET	You are correct: That was intended to be per year, not month, and I will fix that on Monday. More information on my situation: A large percentage of my income (i) is in the form of deferred compensation through required contributions to my firm's profit sharing/retirement plan and (ii) goes towards child support/alimony. The primary assets I retained from the divorce were my retirement plan and children's 529 college plans, neither of which I want to tap into to pay off the credit card debt and attys fees I incurred in the divorce. A home equity loan is not an option given that I have appx. 15% equity in my house, which in today's market is not enough. My goal is to consolidate those debts, pay off as much as I can with the cash I do have, and spread the remainder over a period of time.
reason for your 2 recent delinquencies?	Type your answer here. Both were small credit card payments that were 30 days late. The first was a card I had never used with a $0 balance that I didn't realize I had been charged a small service fee until it was 30 days late. The second was a card that I had paid off the balance, but had carried over into the next month additional interest charges. I contested both but was unsuccessful.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Type your answer here.My position is very secure. I have practiced at my firm for eight and a half years, and have been a partner for five years. Business has remained good despite the down turn and I don't anticipate that changing. If something did happen, I have substantial savings set aside in a 401(k) and two 529 plans that I could dip into to pay off the loan.

Member Payment Dependent Notes Series 499040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499040	$18,300	$18,300	10.62%	1.00%	April 12, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499040. Member loan 499040 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Habitat For Humanity International	Debt-to-income ratio:	17.27%
Length of employment:	7 years	Location:	Leslie, GA

Home town:
Current & past employers:	Habitat For Humanity International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > We are on our last part of a 3 year entire house remodel. The remaing part is to remove the wood and vinyl siding, foam insulate and place hardie plank as the exterior. Borrower added on 04/09/10 > This is our home and will continue to be our residence. This is not for an investment or rental property .

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,910.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention "Stunning Family Retreat," does that mean you intend to rent/operate this property for income?	No this is our home where we will continue to live. Thank You.

Member Payment Dependent Notes Series 499143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499143	$24,250	$24,250	17.56%	1.00%	April 8, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499143. Member loan 499143 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	McKinsey and Company	Debt-to-income ratio:	17.46%
Length of employment:	4 years	Location:	CARMEL, NY

Home town:
Current & past employers:	McKinsey and Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	30
Revolving Credit Balance:	$30,011.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is McKinsey and Company and what do you do there?	McKinsey and Company is one of the largest and most respected consulting firms in the world. I am a data analyst for McKinsey, analyzing personnel and financials.
Re: $24,250 DC loan: (1)- What is employer McKinsey and Co? a-n-d what is your Position (Job/What you do) for employer? (2)- Transunion Credit Report reflects $30,011 Revolving Credit Balance debt (75.00 pct utilization all available credit lines). Monthly $ payments made on RCB debt is $? (Total $ actually PAID per month and not Minimum $ CC payments DUE per month- There is a BIG difference.) Member 505570 USMC-Retired-Investor 03.29.2010 @ 09:17 AM ET	1) McKinsey and Company is one of the largest and most respected consulting firms in the world. I am a data analyst for McKinsey and I analyze personnel and financials. 2) Pay off about $1000 a month.
Please provide an itemized list of your current monthly expenses.	Commute - $300 No mortgage - $0 Utilities $200 Car - $200 Misc - $200 Debt - $1000 (using loan to consolidate)
Hello, How are your housing expenses paid (as it is stated that you own, but you list no mortgage expenses)? Did you inherit a place? If you chose to payoff your mortgage first, why did you choose to payoff your mortgage rather than the revolving credit balance of ~$30k (which I assume is mostly credit cards)? Thanks and best of luck.	My boyfriend owns our home paid in full and we are in the process of putting my name on the house as well. We do however pay property taxes which I forgot to mention of about 6000
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you own your home outright or live with someone else that pays the mortgage? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I live with my boyfriend who owns his house and there is no mortgage on it. We are currently in the process of adding my name to the deed. He earns about 80k as well, together earning 160k. The min on my credit cards is about 850 with citi raising rates to 30pct so I really want to move that. If I lost my job I would either get my parents help or last resort use my 401k but I feel extremely secure in my job.
Please explain how you are going to make your payments on time every time and will not avoid any delinquencies. Please explain why the last delinquency occurred.	The last deliquency was many factors, expensive city rent, changing jobs, and overwhelmed. But now I'm at a much better place and just trying to get out of this hole
Please advise reason for a loan delinquency about 2 1/2 yrs.ago.	Overwhelming rent, change of job and life changes piled on together. Everything is in a much better place now and just trying to straighten out finances and pay off 30pct rate
Can you please explain your delinquency?	the delinquency from a few years ago was due to high rent, some emotional life changes and job changes. I am now in a better place and trying to get myself out of the hole I was in. I am trying to consolidate my debt and move my citibank card charges that are at 30% right now.
Your loan currently attracted 33 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I- and many other lenders-commit $ to help fund loan.) Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.30.2010 @ 07:33 AM ET.	I would love to be out of debt in two years. So hopefully I will do the early payment by then.
For how long are you planning on having this loan? Why did you have a deliquency? What lead to creating the debt? and in case you lose your job what is the backup plan to make sure payments are still kept up?	I hope to pay off the loan early in 24 months. the delinquency from a few years ago was due to high rent, some emotional life changes and job changes. I am now in a better place and trying to get myself out of the hole I was in. I am trying to consolidate my debt and move my citbank card charges that are at 30% right now. If I lose my job, which I feel very secure that I will not, a last resort would be my 401k, but hopefully I will be fine until I get a new job and with my boyfriend's income.
why is your name being added to the deed if he is only your boyfriend?	It was the agreement we made for me to move in with him. We shoudl be engaged shortly as well.
Your story doesen't add up, how did you change jobs 2 1/2 years ago and length of employment is 4 years?!	I didn't change jobs 2.5 years ago. I'm not sure where you saw that. I changed where I lived this summer. Maybe that was it?
Hello Member 640506, In two of your above replies, you say there was a "change of job". Have you been with McKinsey and Co. for 4 years? or have you been with them 2.5 years? Satisfactory answer will yield more funding. Thank you very much.	I have been with McKinsey for 4 years. I didn't realize that would be mis-read as changing jobs 2.5 years ago.

Member Payment Dependent Notes Series 499148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499148	$24,000	$24,000	13.85%	1.00%	April 13, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499148. Member loan 499148 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	IBM	Debt-to-income ratio:	10.06%
Length of employment:	10+ years	Location:	Crystal Lake, IL

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > Could you provide me with the monthly payment Borrower added on 04/09/10 > Part of my plan is to become debt free within 3 years. I will be using these funds to consolidate credit card debts. As you can see, I have a good credit score, and have a great job. The risk of loosing my job is low. I am a highly regarded individual within my company and I either meet or exceed my job criteria.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	22
Revolving Credit Balance:	$38,157.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Monthly Payment $818.49" is what I am seeing in your listing. As Investors we see only a portion of the information for the Borrowers, so we sometimes have questions. What do you do at IBM? What is the purpose of this loan? Thank you in advance.	hi I work for IBM. and the purpose of the loan is to consolidate debt.
what do you do at IBM? What are the interest rates on your current debt?	My interest rate has gone from teaser rates to 29%.
this is the last time I will ask, what do you do at IBM?	I am part of the IBM Global Sales Team.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	As explained, I am doing well in my position. I have enough 401k and equity in my home to pay off this loan,

Member Payment Dependent Notes Series 499197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499197	$20,000	$20,000	13.85%	1.00%	April 8, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499197. Member loan 499197 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Gold Medal Wine Club	Debt-to-income ratio:	12.95%
Length of employment:	5 years	Location:	Santa Brarbara, CA

Home town:
Current & past employers:	Gold Medal Wine Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I want to personally thank each and everyone that has invested in my quest to say no more to the credit card companies. Enough is Enough! Every penny of this loan will go to paying off my Credit Card debt.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,557.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gold Medal Wine Club and what do you do there?	Gold Medal Wine Club is one of America's leading independent wine clubs. We have five different series to choose from starting at $34 per month for two bottles of Award-winning wines from California's finest boutique wineries. I'm the marketing director/ manager. Take a look at the www.GoldMedalWineClub.com. Basically, I am resoncible for how and what everyone sees and reads about the wine club. If you have anymore questions, please feel free to ask.
What are the balances and the interest rates on the debts that you want to consolidate?	First of all I want to apologize that this has taken me this long to answer your question. The balances range from $1700 to $8500, the interest rates are 20% to 29.9%. Chase is the highest - I have the two cards with Chase, two months ago I switched the payments by mistake, and under paid the higher account and over-paid the lower account, I made a double payment the following month to the higher amount. I called and explained my mistake. I was charged a late fee, and the following week I received a letter canceling my account plus the interest jumped another 3%. The lower account limit was lowered to what I owed less the payments. Everything I'm borrowing is going to the credit card debt. The fixed 36 month payment plan is a blessing. I just want out of the credit card abuse. If you reveiw my credit report, you will see that I have not missed a payment or been reported for being late or behind for years. It is amazing how Credit Card companies can lower your available credit and then use your debt ratio as a reason to lower credit line, raise your rates and even cancel a persons credit. And as I mentioned before, Chase bought the companies that originally held my debt. Between these two cards I had over 25m in credit limit with an interest rate in the low teens. The balance for Chase is just under $12m.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	The $658 monthly payment will be under half of what I have been paying off. I have one full time job and run media placement for a West Coast Radio Group. Combined last year was just under $100,000 gross. I have savings to cover loan payments in case of an emergency. In 2008 my credit card company was purchased by Chase. The interest rate at that time was around 11%, today I'm at just under 30%. I do not see a loss of income, my job is secure and my annual check-up sez I'm good to go. Three years instead of 30 is why I'm asking for this loan.
Are you having the payments for this loan automatically withdrawn from your bank account every month?	Yes, most difinitely. I want to have the money automatically withdrawn on the 15th.

Member Payment Dependent Notes Series 499224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499224	$10,000	$10,000	12.73%	1.00%	April 7, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499224. Member loan 499224 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	ABCD	Debt-to-income ratio:	14.13%
Length of employment:	< 1 year	Location:	Roxbury, MA

Home town:
Current & past employers:	ABCD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > Hi. The purpose of the loan is to pay for my wedding. I am a borrower because I am a hard worker, and my job is super-stable.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,136.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ABCD and what do you do there?	ABCD is a federally funded program that offer services to low income populations. I work for their early education program.
To understand how this loan will fit into you budget, please answer the following question: What is ABCD and what do you do there? Is ABCD an abbreviation, if so what is the full name of the company that you work for? What are your monthly expenses(i.e. rent, food, utilities, cable, credit cards, etc.)? Are you the sole income provider in the household? If not, please list the combine total income. What is your repayment plan if you should loss your job? Please explain the delinquency from 25 months ago. Thanks for answering the question in advance.	Hi. ABCD is a federal non-profit organization (and it's not an abbreviation). I work for the early HeadStart program as a preschool teacher. My monthly expenses are approximately $400 less than my monthly income. After the wedding, my husband will be providing as well. He is a web developer.

Member Payment Dependent Notes Series 499229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499229	$25,000	$25,000	17.93%	1.00%	April 12, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499229. Member loan 499229 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	EOG Resources	Debt-to-income ratio:	20.97%
Length of employment:	3 years	Location:	CORPUS CHRISTI, TX

Home town:
Current & past employers:	EOG Resources
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > Consolidate high interest credit cards and loan into one payment.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	61
Revolving Credit Balance:	$34,583.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EOG Resources and what do you do there?	EOG Resources is a petroleum exploration company with divisons in United States, Canada, United Kingdom. Trinidad and China. I am employed as an operations geologist and have worked for the company for approximately 3years.
Re: $25,000 DC loan: (1)- What is employer EOG Resoiurces? (2)- Position (Job/What you do) @/For EOG Resouirces? (3)-Tranunion Credit Report reflects $34,583 Revolving Credit Balance debt (73.00 pct utilization rate all credit lines). Monthly payments made on RCB debt are $? (Total $ actually PAID pe rmonth and not minimum $ paymenst DUE per month- There is a BIG difference between the two anounts. (4)- If your loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? Advance thanks for all FOUR answers. Member 505570 USMC-Retired-Investor 04.02.2010 @ 05:51 AM ET.	1. EOG Resources- Petroleum exploration company. Stock name is EOG. 2. Operations Geologist (3yrs) 3. $1400 per month 4. 24-36 months loan term with majority of loan paid back in 24-28 months. Thank you
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: The borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 9:15 AM ET.	Thanks for the advice on the credit review. I would like a 2-3year loan term and plan to have majority of the loan paid in 2years.
After Lending Club Home Office verifies borrower bank account (trial deposit < $1) the loan process next step Employment-Income Verification a/k/a "Credit Review". Verification each item is independent verification the other item. After Credit Review completed the on-screen borrower application viewed by lenders reflectd status updated to "Approved". The completed process benefits borrower because: (1)- Loan attracts lender "Fence Sitting" until required process completed before finally committing their $$. (2)-After process is completed, the funding pace quickens. (3)- After loan 100 pct funded, net $$ can be deposited quickly into your bank account. Be proactive Credit Review. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT THE END CREATES A DELAY. Information should benefit 1ST-time L C borrower. Lender Member 505570 US Marine Corps-Retired-Investor 04.05.2010 @ 2:39 AM ET.	Thank you.
What are your current interest rates that you will be paying off? Thanks.	The interest rates were increased dramatically in the last six months from 18-21% respectively to 25%-29%. It was such an increase that I what I was paying over ended up just now covering the minimum payment plus the new interest rate.
please explain the reason for the last delinquency	I'm not sure what delinquency you are refering to. I just checked my credit report with creditreport.com and saw no reported delinqunecies. I was however over 30 days late on a bill that is now paid off because it was never sent to my house for that month. I called them and paid the bill off in the full amount. However if there is a delinquency reported, please refer me to the credit bureau you saw it under so I can look into it right away. I am pretty strict with my bills.
what was the reason for the Last Delinquency	I'm not sure what delinquency you are refering to. I just checked my credit report with creditreport.com and saw no reported delinqunecies. I was however over 30 days late on a bill that is now paid off because it was never sent to my house for that month. I called them and paid the bill off in the full amount. However if there is a delinquency reported, please refer me to the credit bureau you saw it under so I can look into it right away. I am pretty strict with my bills.
What is the reason for your last delinquency? What will you do to ensure you are never late on a payment? Can you verify income?	I'm not sure what delinquency you are refering to. I just checked my credit report with creditreport.com and saw no reported delinqunecies. I was however over 30 days late on a bill that is now paid off because it was never sent to my house for that month. I called them and paid the bill off in the full amount. However if there is a delinquency reported, please refer me to the credit bureau you saw it under so I can look into it right away. I am pretty strict with my bills. I normally am never late with bills. I always pay before or on time. There have been times when life happens and I am late by a few days due to not checking my mailbox but 90% of my bills are automatically withdrawn out of my bank account. Paid bi-weekly in the gross amount of 3376 minus taxs, health benefits and 401K which rounds out to a take home pay of approximately 2400 per pay period.
What are your current monthly payments besides your credit cards? Thanks.	My current monthly payments minus credit cards is rent, car, insurance, and very little utilites. My phone is a company cell phone. Total amount $900 per month up to $1100 if I have to do maintence to my vehicle.
FYI, the delinquency is showing up on your Transunion credit report, 61 months ago. You can reach TransUnion at: TransUnion LLC Consumer Disclosures 2 Baldwin Place P.O. Box 1000 Chester, PA, 19022 800-888-4213 www.transunion.com You may also obtain free copies of the reports from all 3 major credit bureaus at annualcreditreport.com	Thank you. I will look into it for that was 5 years ago and I can only remember a medical bill insurance never covered and reported during that time.

Member Payment Dependent Notes Series 499301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499301	$20,000	$20,000	10.25%	1.00%	April 13, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499301. Member loan 499301 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Lexicon Pharmaceuticals	Debt-to-income ratio:	11.76%
Length of employment:	7 years	Location:	SPRING, TX

Home town:
Current & past employers:	Lexicon Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,738.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you answer the following? 1) What is your job/position? 2) What are the debts you are consolidating (source, balance, APR and current monthly payment made)? 3) Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	Type your answer here. 1) Reserach Associate for a Pharmaceutical Company 2) Chase Visa ($11,402), B of A Visa ($5684) and will be replacing some windows in my home for around $4000. 3) Mortgage = $943, no car, Utilities = $160, Recurring = ~$750
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Lexicon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. You are requesting $20,000 but your revolving credit above shows a balance of only $15,738. What will you do with the balance? What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	What are your responsibilities at Lexicon? Monitor clinical trials for a pharmaceutical company. Are you the sole wage earner in your household or is there another? Just me So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Answered this question in previous answer session. please let me know if you want more detail You are requesting $20,000 but your revolving credit above shows a balance of only $15,738. What will you do with the balance? Using extra toward replacing windows in my home. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Answer balances in previous quesiton. Interst rates are 13.24%. Combined minimum is $420, but always pay over the minimum. Do you have a second mortgage or HELOC? No If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Have money in 401k. I am also hoping to cut my debt payment, so I can start saving more each month. Are you having the payments for this loan automatically withdrawn from your bank account every month? yes

Member Payment Dependent Notes Series 499334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499334	$25,000	$25,000	10.99%	1.00%	April 12, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499334. Member loan 499334 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	EDAG	Debt-to-income ratio:	22.24%
Length of employment:	6 years	Location:	CLARKSTON, MI

Home town:
Current & past employers:	EDAG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > *I am using this loan to consolidate all my credit card balances. For the same monthly amount I can have the debt payed off in 3 years as opposed to just making minimum balances. Debt settlement is not an option I will consider. I do not want to tarnish my credit in any matter. All these balances accumulated over the past 2-3 years as a result of extra expenses of my parents medical and employment problems. *I've never defaulted on any payments. All my past loans were either payed off on time or earlier. I always set up a automatic withdraw every month for all my payments.This way I know everything is payed on time. All I want is to pay everything off and be done. *Ive been at my current job for the past 6 years and am secured (educational background, experience, dependable). If you have any questions, feel free to ask.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,541.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So we can get a better picture of your debt, what credit lines do you have outstanding and what is the rate?	Hello, The cards with balances are Discover (29.9%), National City Visa (15.9%) and HSBC (30.99%). With the Lending Club loan I can have the same monthly payment that equals all thre cards combined (minimum) and have the balances payed off in 3 years. sincerely Mariusz
Can you describe your employement? What you do, industry its in, etc.	Hello, I've been employed by my currnt employer for the pst 6 years plus. We are a engineering firm that provides engineering, design and IDS services across the automotive, military, nautical, aerospace, and prototype industries. We have offices worldwide with the headquaters in Germany. I mainly deal with automotive clients, local and abroad. I provide design and IDS services and maintain a 95% retention rate.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Hello, My expenses are as follows, Rent 650, car 350, car insurance 98, gym 40, cable/internet 80, phone 60, all utilities 100, food 150-200. Thank You
Your bills add up to ~$1600/month. What do you do with the remainder of your monthly salary? Can you also explain the nature of the $28,000 in cc debt?	Aside from the 1600 per month, I've been paying only minimum payments the last two years because both my parents lost their jobs so I've been pretty much supporting them. Last year, I also covered a $7000 medical bill for my mom's bypass.
Are you still supporting your parents? How much minimum payments are you currently making on the credit cards to be consolidated.	Hi, I'm still helping them out with utilities. The bulk of their bills are taken care of. My minimum payments add up to 700 per month. Discover 350, Visa 250, HSBC 100. With this loan I can pretty much have the same monthly payment and get all this over with in three years. Thank You

Member Payment Dependent Notes Series 499381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499381	$4,000	$4,000	13.48%	1.00%	April 13, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499381. Member loan 499381 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	utiliquest inc	Debt-to-income ratio:	7.33%
Length of employment:	9 years	Location:	fords, NJ

Home town:
Current & past employers:	utiliquest inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > i plan on using this loan to pay off current open credit cards,and to purchase a good used vehicle for personal use.I am a good borrower because im hard working and believe that everyone made mistakes as a younger person and deserves a little help to better themselves and there situation.My monthly budget includes very little,i do not pay rent,i live with a family member,i have the current cards which im paying down and a cell phone bill.Also one card which i am making payments on off $200 a month.I make roughly a good living but am looking for this loan to get me way above water with my debt and i will definatley stay above water.I have been at my job for 10 yrs and we just signed several new contracts for approx 6yrs.MY knowledge in this industry makes me a asset to my company and i dont plan i going anywhere.I am just looking for that second chance to help me get above the water.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,589.00	Public Records On File:	3
Revolving Line Utilization:	76.40%	Months Since Last Record:	34
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ultiquest and what do you do there? Please list debts with balance and current rates that you will pay off with this loan as well as any debts that will remain. What are the 3 public records on file?	Type your answer here.utiliquest is the leading underground utility locating company,we are based in 32 states nation wide.I am a assistant supervisor and lead field technician.I have 4 current credit cards that are active and im paying on,i am not sure of the rates i know they are high but i am paying them down,also this loan will be to help me to obtain a new personal vehicle due to my old car dying.I have been emplyed at this company for 10 years and have no plans on leaving or being fired.

Member Payment Dependent Notes Series 499394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499394	$10,000	$10,000	15.70%	1.00%	April 7, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499394. Member loan 499394 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,250 / month
Current employer:	Bridgewater Associates	Debt-to-income ratio:	8.80%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Bridgewater Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > This loan will be used to consolidate my debt and to help me and my 2 young children start anew, as I am recently (and happily) seperated.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	30
Revolving Credit Balance:	$6,017.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $17,000 DC loan: Position (Job/What you do) @/For Bridgewater Associates? (2)- Transunion Credit Report Revolving Credit Balance debt ~ $6,000; loan is for $17,000. Extra $11,000 is for speciifically what purpose? Advance thanks for ansers to BOTH questions. Member 505570 USMC-Retired Investor 03.30.2010 @ 06:11 AM ET	Good Morning, My position at Bridgewater is called a leverager. In that role I work with the Back Office Managemnt to help develop and institute processes, procedures, org designs, budgets, role specs for senior hires, recruiting design, and general management across the departments that make up the back office. The remaing $11K is for the moving expenses to basically start anew for me an my children. I have a 4 year old son and 2 year old daughter. I recenly seperated from my husband an the situation required me to leave my previous residence ASAP. I live in New York City and have moved into a new apartment, but have to start over from scratch....new furniture and lighting for the living room, and bedrooms; kitchen table and chairs; everything for the kitchen (pots, pans, dishes, silverware, etc.); tv's, 1 for the living room and 1 for my children's room; air conditioners, 1 for each bedroom, etc. I would also set aside money to have for emergency purposes. I would then only have a car note, the loan repayment, rent, utilities, and childcare expenses. Given my monthly net income this would not be a problem. Please feel free to ask any other questions you may have. Thanks in advance for your consideration, it is greatly appreciated!
Requested loan modified by L C Home Office from $17,000 to $10,000. Your $10,000 loan currently attracted 21 pct funding. If modified loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: (1)- Are you accepting modified $10,000 amount loan? (2)-Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I- and many other lenders-commit $ to help fund loan. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.31.2010 @ 07:23 AM ET.	Good Morning, I would like to know what is the reasoning behind asking me to reduce my requested loan amount? If I were to agree to a reduction, I would need the amount to clear at least $12K (loan amount minus fee), which is not helping me to accomplish exactly what I need to accomplish, but is still helpful and appreciated, nonetheless. Regarding repaymet terms, I would need to know the interest rate and monthly payments under the different scenarios to give you an answer. I look forward to your response. Many thanks!!

Member Payment Dependent Notes Series 499427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499427	$16,000	$16,000	13.48%	1.00%	April 8, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499427. Member loan 499427 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Event First Response	Debt-to-income ratio:	6.80%
Length of employment:	5 years	Location:	Conyers, GA

Home town:
Current & past employers:	Event First Response
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > Hello investors, Thank you for taking the time to consider my need. I'm a very responsible person who pays all of my bills on time and I have a stable income to support it. At this time I would like to consolidate my credit card and medical bill debt. Interest rates are rapidly increasing and I would like to be in a much better position and not be caught up in the paying higher rates. Thank you for you assistance...

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,039.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you answer the following? 1) What is your job/position? 2) Please list the debts you are consolidating (source, balance, APR and current monthly payment made). 3) Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	Thank you for your interest. Currently I have a very stable income as a Account Executive. I would like to consolidate the following debts which I now pay monthly payments on: Credit Card (3 cards) balances total: $10,000 (increasing interest rates) Medical Bill balance is: $5,950 My total household expenses total around $2900 per month.
what is event first response and what do you do there? what is the interest rates on your current debt?	Thanks for your interest..It is the company I work for in the medical field. I'm an account executive. My initial interest rate on one of my cards was 9.9% that has now increased to 17.9%. I also have another interest rate increase on my department store card to 24.5% now. This is the reason why I would like to consolidate my debt.
You mention a medical bill debt of ~6000. Is your medical care continuing or has the medical issue been resolved? I'm presuming most of your credit card debt is also related to your medical issue?	I appreciate your interest in my listing. In answering your question yes the medical issue has been resolved, it is not continuing. And yes some of my credit card debt has accured from medical expenses. Thanks.

Member Payment Dependent Notes Series 499448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499448	$8,000	$8,000	10.25%	1.00%	April 7, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499448. Member loan 499448 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	14.59%
Length of employment:	2 years	Location:	OAKLAND, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,162.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you describe what you plan on using this loan for?	I plan to do some remodeling to a home I just purchased. New floors, paint, and some appliances.
Hello, The home improvement amount is minor compared to the revolving credit balance. Can you provide any insight to your monthly budget? I would like to feel comfortable that an additional payment of $260 per month is comfortable for you. Thank you.	Hi, thanks for your question. My revolving credit balance reflects my mortgage and one credit card with a fixed 9.5% apr. I plan to use 6K of my own money in addition to the 8K I am asking for to make the improvements. The improvements are relatively minor, as I mentioned. New floors, painting and appliances. I don't have a car note and lead a pretty simple life so I don't anticipate complications paying the loan back.
You did not list your total monthly expenses, as per the request by the prior lender. People have different perspectives on what the term 'simple life' means, please clarify this by listing your monthly expenses. Thank you!	My apologies, I wasn't sure how specific I should be. Please see below: Mortgage: 759.00 Credit card: $271.00 Utilities (h2o, pg&e, cable/internet, garbage): $250.00 Thanks!
WHAT IS YOUR POSITION AT KAISER HOSPITAL	I provide administrative support for two high level executives in the corporate office.

Member Payment Dependent Notes Series 499449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499449	$10,000	$10,000	13.48%	1.00%	April 7, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499449. Member loan 499449 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Self	Debt-to-income ratio:	8.54%
Length of employment:	10+ years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I have been self employed for many years as Production COordinator for Coporate Meetings. I had to turn down some jobs a few years ago due to an illnees and eventual death in my family. I am now ready willing and bale to work - my clients are falling back into place and the future is bright - I just need a little help. Thanks

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,325.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 499466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499466	$6,000	$6,000	11.36%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499466. Member loan 499466 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	new york HRC	Debt-to-income ratio:	4.58%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	new york HRC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > looking to borrow money to help finance commercial property what makes me a good borrower? is the fact im conservative and i live within my means and i budget my finances my monthly budget is $5000-$7000 i have a great stable job in fitness field of 5yrs im a personal trainer

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$334.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is new york HRC?	New York Health and Racquet Health Club is my employer Ive been employed there for 3 years as a personal trainer

Member Payment Dependent Notes Series 499498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499498	$20,000	$20,000	10.99%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499498. Member loan 499498 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Dept. of Education	Debt-to-income ratio:	20.91%
Length of employment:	8 years	Location:	New York, NY

Home town:
Current & past employers:	Dept. of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > I have a very stable job and very good credit rating. I have no delinquent or late accounts, always make my payments promptly. I want to have a fresh start by paying off my credit cards which have a high interest rate in order to be able to save money for a down payment on a house.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,847.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	CitiBank ($8,000 @19.99%), Chase ($8,500 @ 23.99%) and Capital One ($4,000 @ 19.99%). Thanks.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at the Dept of Education? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am a Mathematics school Teacher. My husband lost his job due to a car accident, therefore I am the sole wage earner and that is one of the reasons why I have this debt. I listed my balances on the previous question. I am having the payments withdrawn from my account automatically. Thanks.

Member Payment Dependent Notes Series 499499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499499	$5,000	$5,000	7.14%	1.00%	April 9, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499499. Member loan 499499 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	The Don Chapin Co.	Debt-to-income ratio:	4.74%
Length of employment:	3 years	Location:	Aptos, CA

Home town:
Current & past employers:	The Don Chapin Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I'm a hard working father of two that need some quick help! Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,961.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Don Chapin Co and what do you do there?	Don Chapin Company is a general engineering construction company in Salinas, CA. My job varies, I'm a heavy equipment operator, and I also have a class A commercial license so I drive various types of trucks (water tankers, dumps, hydroseeders, street sweepers).
Are you the sole wage earner in your household? Sorry about your vehicle. Hope you get your loan.	My wife works part time at our daughter's elementary school as a yard duty. But I pay the bills.

Member Payment Dependent Notes Series 499549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499549	$14,725	$14,725	19.41%	1.00%	April 13, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499549. Member loan 499549 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$18,333 / month
Current employer:	Tier Technologies	Debt-to-income ratio:	2.14%
Length of employment:	1 year	Location:	fairfax, VA

Home town:
Current & past employers:	Tier Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > This loan is for a partnership investment in a seafood business in Fairfax, VA. My husband will be a full-time Manager and I will simply invest. This business is in a prime location with ZERO competition for up to 8 miles. The other partner is heavily connected in the seafood industry thereby granting us rock-bottom wholesale prices. For anyone who is unfamiliar with the Fairfax County area...it is one of the richest counties in the country and it borders both Washington, D.C. as well as Maryland (known for seafood!) Thanks in advance for your investment!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	16
Revolving Credit Balance:	$82,265.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tier Technologies and what do you do there?	Tier Technologies is a publicly traded company and we provide electronic payment solutions to the higher education and state and local markets.
Re: $25,000 "Major Purchase" loan: (1)- What is employer Tier Technologies? (2)- Your position (Job/What you do) @/For employer? (3)- "Major Purchase" entirely too non-descrpitive (vague). Provide accurate descrpition what $25,000 loan is intended to do what? And how it will be spent is? (4)- Tranunion Credit Report shows $82,265 Revolving Credit Balance debt. Is any a HELOC? If yes, $ amount and APR are what? (5)- Monthly $ payments on Revolving Credit Balance debt is? (Total $ PAID per month and not minimum CC payments DUE per month- There is usually a BIG difference between the two.) (6)- If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Term length you intend to retain active loan before final payoff occurs is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answers to ALL SIX questions. Member 505570 USMC-Retired-Investor 04.03.2010 @ 0:59 AM ET.	Tier Technologies is a publicly traded company and we provide electronic payment solutions to the higher education and state and local markets. I am the VP of Product Development. Sorry for being vague on my desctiption...this is my first time with the Lending Club. I intend to use the money to invest in a seafood business. My husband will be a joint partner and we feel it is a golden opportunity. We plan to pay this loan back within the first year of opening the businness.
You are requesting the biggest loan you can get from Lending Club and yet you don't even provide a description of what "major purchase" you are making? I am interested in funding it, but I need more information and I suspect others will as well.	Sorry for being vague on my desctiption...this is my first time with the Lending Club. I intend to use the money to invest in a seafood business. My husband will be a joint partner and we feel it is a golden opportunity. We plan to pay this loan back within the first year or two of opening the businness because the business plan shows almost instant profit.
Please contact LC so they can 'Approve' your status. You will receive many more loans if you do. Thanks!	Thanks for the advice however I am new to the Lending Club and as such am not familiar with how to ensure my account is in the "approved" status. I do however know that I am in the approved status as I have spoken directly with them. Any advice would be greatly appreciated.
Please explain your delinquency. Thanks!	The only delinquency that I have ever had was with Kohls department store. I had set up my account to be paid via my online bill payer service. In error, I transposed two numbers making my payment go to Kohls under an unknown account. Assuming that all was set up correctly, I was unaware unitl Kohl's sent me a refund check for the misapplied payments. When I contacted Kohl's they informed me that my actual account had not been receiving payments. I immediately rectified the situation and as you can see I have have not missed a payment since.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I am not comfortable listing my monthly expenses online here. I would welcome the opportunity to discuss them with you. If interested, I will share my cell phone with you. I do own my home and I do hold the deed.
Thanks for reply. I asked FIVE questions; you answered THREE questions. The TWO questions that you did not answer were these: 4)- Tranunion Credit Report shows $82,265 Revolving Credit Balance debt. Is any a HELOC? If yes, HELOC $ amount and APR are what? (5)- $ payments paid per month on Revolving Credit Balance debt is? (Total $ actually PAID per month and not minimum CC payments DUE per month- There is usually a BIG difference between two amounts.) Advance thanks for answering TWO remaining questions. Member 505570 USMC-Retired-Investor 04.03.2010 @ 2:00 PM ET.	Yes, it is a HELOC. The HELOC amount is 85,000 and the APR is 7.25%. I pay approx. $400.00 per month but the min due is $275.00 per month. Sorry for missing these two questions. Feel free to send more if needed :)
Is the 18333 per month the combined pay of you and your husband or just yourself. What about the Delinquencies on your credit report.	This is mine alone. The one delinquency on my credit report is for Kohl's department store. You will see full detail in the answers to another investors questions. Best Regards, Terry
Another Investor (USMC-RETIRED-INVESTOR) asked you 6 questions... I only see the answers to 4 of them. Although not all Investors ask questions, many of us read the questions and answers before deciding whether or not to invest. Please provide the answers to his questions numbered 4 and 5? Thank you in advance for your answers.	I am sorry but I have responded to many questions and I don't have access to all of them. If you can specify questions 5 and 6 again, I will answer them directly.
When you invest this loan, does your investment project a growth rate and ROI exceeding the expense of this loan? This would help us realize that your investment will supply enough of a return to continually provide the payment to this loan and you won't be upside down making larger loan payments than your investment is returning.	Yes, the ROI far exceeds the expense of this loan. We expect the business to net 150,000 within the first year of business.
Do you have any prior experience in the seafood business? Thanks.	There are 2 partners involved in this venture. My husband who has over 20 years of Business Management experience and his parnter how has 20+ years in the restaurant business with 10 of those years in seafood.
Q-A Member 584013 borrower loan "Approval"- FYI: L C Loan "Approval" process works thusly: After L C Home Office verifies borrower's bank account (small trial deposit less than $1) loan next step is borrower Employment-Income Verification a/k/a "Credit Review". L C Home Office Credit Review Team (CRT) will contact you and specify the income documents required to be submitted, recent pay stubs, 1040 Tax Return, etc. Verification of employment is independent of verification income and vice verse. After Credit Review process completed on-screen borrower application viewed by lenders will reflect status updated. Completed process will benefit borrower because: (1)- Loan attracts lenders "Fence Sitting" until required process is completed before committing their $$. (2)- After process completed, funding quickens. (3)- After loan 100 pct funded net $$ can be deposited quickly into your bank account. Be proactive with Credit Review. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. Refer "CONTACT US" bottom Home Page Member Services Dep't email address and T F telephone number. Credit Review information should benefit 1ST-time L C borrower. Lender Member 505570 US Marine Corps-Retired-Investor 04.03.2010 @ 7:45 PM ET.	Great info. I will be sure to contact them first thing tomorrow morning to get this process going.
If you want to see more $$ for your loan call LC and get the Review Status: approved and your income verifyed	I called LC and they informed me that they are in the process. Thank You
Please contact LC to submit your income verification so your review status will be 'approved' instead of 'under review'. Thanks!	LC contacted me yesterday and informed me that it is approved. Thank You
Please contact LC to submit your income verification so your review status will be 'approved' instead of 'under review'. Thanks!	I have already done that, LC should have updated.

Member Payment Dependent Notes Series 499557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499557	$24,000	$24,000	14.59%	1.00%	April 12, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499557. Member loan 499557 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$22,917 / month
Current employer:		Debt-to-income ratio:	7.57%
Length of employment:	2 years	Location:	Ballwin, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I am a self-employed businessman who is sick of the credit card company's raising their interest rates at will even to people like me who have NEVER missed a payment in the last 10 + years of my adult life. I just want to reward investors like you that will give a businessman like me a break on the high credit card interest rates....my business relies on using credit to create cash flow and I now have three credit cards over 26% interest rate----ouch! Thanks for investing in me and I assure you that you won't be sorry that you did.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$135,182.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	Card 1--Capital One--$6300 Card 2--Capital One--$4800 Card 3--US Bank--$6300 Card 4--Chase--$3900 Card 5--Paypal--$1300 ======================= Total to payoff all is $22,600 This is what will be paid off I will still have a Home Equity Line of Credit for $111,000 at 3% (yeah). Also, have a closed personal line of credit that is with Citibank for $31,000 at 14%---this line is was actually being used for buisiness and is paid for by my business.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	monthly cost= rent/utilities* $340 car $210 insurance car/life $110 cabletv/internet $130 food $200 child support $500 *my wife and I have a home which she already owned prior to our marriage. I pay her monthly rent/utilities---we keep our money seperate except for a home equity loan that is in both our names. Phone bill is paid by my business. Hope this answers your question.
Seems like some ppl might be turned off considering the high amount of debt that comes with running your own business. Should look at the amount your allowed and see that its not much lol	not sure what you are asking? what is ppl---I really don't have that much debt in relationship to expenses. I am just wanting to stop paying high rates to the banks. Hope this helps answer your question.
Your loan may fund faster if you verify your income with Lending Club, as some potential borrowers may not believe your stated monthly income, since it is higher than we are used to seeing from potential borrowers on this site. Contact them to find how to provide the necessary paperwork. By the way, ppl stands for people.	I have sent in all my tax forms several days ago and they needed that information before they could approve the loan---I am assuming that has been done during the approval process. My stated income is correct and was reviewed and approved by Lending Club.
I would recommend calling LC and getting your income verifyed. Need to have more info to assure lenders your going to pay etc... so far it looks like your not going to make your quote.	I called them today and got that taken care of ---they had my information for over a week but never listed it as verified. It is now listed as being verified.
your income was never verifyed, pobably why you wont have all the $.	my income is verified?? there is a checkmark on it and has been since the first day that you brought this to my attention.....I notified Lending Club the first moment you first inquired.
You say that you own a home, but why does it say Rent in your profile?	My wife owned the home when we were married 6 years ago and she is the technical owner---I pay her monthly rent and utilities......we keep all our finances separate for the most part with a few exceptions. Thanks for your question.

Member Payment Dependent Notes Series 499593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499593	$9,600	$9,600	12.73%	1.00%	April 8, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499593. Member loan 499593 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Starbucks Coffee Company	Debt-to-income ratio:	14.22%
Length of employment:	< 1 year	Location:	NY, NY

Home town:
Current & past employers:	Starbucks Coffee Company
Education:

This borrower member posted the following loan description, which has not been verified:

I am an employed professional, looking for a loan for debt consoldiation. I think I'm doing pretty well considering my age (25) and the current economy, having only around $10,000 in debt. My student loans have all been paid off, that just leaves my credit card, my dell computer account, and a newly acquired medical bill. Borrower added on 04/05/10 > A bunch of people have asked this question, so I figured I would answer it here as opposed to responding to 15 of the same question. My earliest line of credit is from 1983, however, I wasn't born until 1984. The reason for this is that my father opened a line of in my name when he found out my mother was pregnant with me.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,572.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance	Capital One-Credit Card-29 % APR, $2500 Dell Computer-Line of Credit-25% APR, $1300 Medical Bill-$5000
what do you do at your job?	I am a store manager for Starbucks Coffee Company.
Your credit report shows that your earliest credit line is from 1983, but your loan description states that you are 25. One of those facts is misstated, which one?	Neither of these facts is misstated. My father opened a line of credit in my name in 1983. I was born 5/16/84, making me 25 years old.
Yawn. As someone who has recently had loans in this range go bad, I am less than enthusiastic about helping person's in your position. That said, I am always looking for an honest person in need.. What can you tell us to distinguish yourself from the rest of the crowd? What are your total billed payements every month, etc...Thanks.	My total billed payments per month are around $750. This is split between a credit card, a line of credit, and a medical bill. It is significant, I believe, to point out that all of my debts are current, and I haven't been late on a payment in over three years.
Since you have been employed at Starbucks for less than a year, please provide your previous employment history. Thank you in advance.	STARBUCKS COFEEE COMPANY: Store Manager (10/09-Present) Town Sports International: Fitness Services Manager (10/08-10/09) Town Sports International: Assistant Fitness Services Manager (6/08-9/08 Promoted) Boom Fitness Personal Trainer (3/07-5/08) Chubby's Nightclub Security Manager (9/05-12/06, graduation)
If you are only 25 years old, why does your earliest credit line date back to 1983? Please clarify.	Good question. My father opened a line of credit in my name in 1983. I was born 5/16/84, making me 25 years old. Thank you.
How is it possible for you to have been given a line of credit prior to you having a name or social security number, and prior to your birth?	I have no idea, but that is the only explanation, as I have never used either of my parent's credit cards, nor was I alive in 1983 to begin a line of credit.

Member Payment Dependent Notes Series 499650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499650	$2,200	$2,200	13.48%	1.00%	April 8, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499650. Member loan 499650 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:		Debt-to-income ratio:	5.04%
Length of employment:	n/a	Location:	Bellflower, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I wanted a new computer from apple and a new tv

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,939.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here.i get ssdi
Hello! Please explain the difference between the amount you are borrowing and, assuming that you intend to pay it off, your Revolving Credit Balance. Thank you.	Type your answer here.I use my credit cards to buy things i want like everyone else.I went a little ahead of my self buy i can and will pay my dedt.I hope that answers your question. thank you
What is the source of your income?	Type your answer here.SSDI
Why are you borrowing $6K when, according to your Credit History, your Revolving Credit Balance is only $2K?	Type your answer here.I owe my Dad 3500.00 for an apple computer through Barclay Card and a little over 500.00 for a pay me latter through overstock.com and 800.00 to my mom for a new tv and blue ray dvd player.Plus my credit cards.I was trying to pay for all dedt into one

Member Payment Dependent Notes Series 499672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499672	$10,000	$10,000	10.99%	1.00%	April 12, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499672. Member loan 499672 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,150 / month
Current employer:	U.S. Dept. of Housing and Urban Develop.	Debt-to-income ratio:	19.23%
Length of employment:	10+ years	Location:	Manassas, VA

Home town:
Current & past employers:	U.S. Dept. of Housing and Urban Develop.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > I am very conscientious about repaying my debts and am thankful to have a very stable job that enables me to repay what I owe others.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	62	Months Since Last Delinquency:	23
Revolving Credit Balance:	$43,256.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why didn't you enter a loan description? It saves a lot of questions/answers and time. Most lenders will not commit until the loan and personal information is fully disclosed.	Dental treatments for me and son and home improvement
What is your occupation? Please explain your last delinquency, as well as the details of your $43K revolving credit balance.	Occupation is Housing Project Manager. Two years ago... I cannot recall the delinquency - maybe a day or two late on a bill that was overlooked accidently. The revolving credit balance is higher than actual as a retail store owes me a large refund due to defective item they sold. The revolving credit balance consists of approx. $19,000 with extremely low interest (for items for family members, ie. vehicles), dental treatments and medical coverage for my son, appliances, home repairs, and helping family members. I plan on having the revolving credit balance repaid by end of next year 2011/early 2012... I had a few setbacks to making a big payment on the cards in order to help family members. thank you
Credit Review Team modified requested loan original $19K to present $10K. FYI: Ref: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...End Quite Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 Quote..."You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and payments are current for 6 months, subject to Lending Clubs' credit review requirements, the member borrower can list another personal loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in the future. Member 505570 USMC-Retired-Investor04.05.2010 @ 10:21 AM ET	Yes I appreciate the recommendations from USMC Retired Lender. I am new to Lending Club as a borrower and fully appreciate the lenders. They must already know how much their financial help has widespread benefits. When I get all my debt repaid, one day I would like to be a lender because I will remember how much others did for me when I needed them. Practically all my debt was related to assisting family and that assistance paid-off for them in terms of job opportunities and a better life for them and their kids. Now I have debt to repay and I intend to repay it. I live a simple life and have always been that way as a teenager and thru adulthood, no diamonds, no jewelry, no fancy cars, no fancy clothes or furniture; I am just happy and content to care for my pets and be there for family when truly in need. I worked hard on my job for quite a number of years and have enjoyed the work I do. I am thankful to have a good paying job which will enable me to repay all these credit cards and loan. thank you

Member Payment Dependent Notes Series 499702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499702	$10,000	$10,000	15.33%	1.00%	April 9, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499702. Member loan 499702 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	armc	Debt-to-income ratio:	4.23%
Length of employment:	10+ years	Location:	maple valley, WA

Home town:
Current & past employers:	armc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > daughter education--RN

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	72
Revolving Credit Balance:	$2,296.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 499773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499773	$15,000	$15,000	12.73%	1.00%	April 12, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499773. Member loan 499773 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Stanislaus County Sheriff	Debt-to-income ratio:	14.71%
Length of employment:	9 years	Location:	Hughson, CA

Home town:
Current & past employers:	Stanislaus County Sheriff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I have been employed at the same company for 12 years and was just promoted to supervisor. I am using the funds to consolidated 3 cards, 2 of which have jumped to almost 30% interest. With this loan the amount I am currently paying for minimum payments virtually equals the payment for this loan. Please help me dig out of this hole.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,690.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile says 9 years at current employer, and your description says 12. Please clarify? Thank you in advance.	It is 12. 9 at the current position. Sorry for the confusion.
Your employer shows as Stanislaus County Sheriff, agovernmental agency. In loan description your refer to the "same company." You are a supervisor of what kind of employees?	Information Technology
Are you civil service or a contractor to Stanislaus County?	I am not a contractor. I am an employee.

Member Payment Dependent Notes Series 499792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499792	$15,000	$15,000	12.73%	1.00%	April 9, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499792. Member loan 499792 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,692 / month
Current employer:	Bentley Systems	Debt-to-income ratio:	16.89%
Length of employment:	3 years	Location:	COATESVILLE, PA

Home town:
Current & past employers:	Bentley Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > The funds will be used to pay for my wedding. I have $700/month budgeted to pay this loan. My fiance and I both have good credit. Unfortunately, the family member who had committed to help pay for the wedding can no longer fulfull the commitment. Our wedding is May 1 and the vendor invoices are starting to arrive.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,488.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations. I would like to help fund your loan but have a few questions. 1) After your wedding what will be your combined household income? 2) This loan will double your revolving debt to about $30k. How will you be able to handle this debt load? Thank you.	Thank you for the question. 1) After we get married, our combined total income will be $166,360 USD. 2) With #1 in mind, and my fiance's low debts, our first priority will be handling this total debt. Our plan is to focus on balancing savings vs. paying off high-interest debts. We've worked out a budget that will allow this to happen in 3 years time. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 499812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499812	$6,400	$6,400	7.88%	1.00%	April 9, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499812. Member loan 499812 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Digitas Inc	Debt-to-income ratio:	6.97%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Digitas Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > Greetings! I took a planned sabbatical last year and ended up spending a little more money than I budgeted. I am consolidating two card balances into one loan here at LendingClub for one easy payment and to get a slight reduced interest rate. I am gainfully employed and have excellent credit. If you are looking for a guaranteed return on investment then this is the loan to fund. Cheers! null

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	52
Revolving Credit Balance:	$10,881.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499886	$24,000	$24,000	11.36%	1.00%	April 12, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499886. Member loan 499886 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	AT&T Government Solutions	Debt-to-income ratio:	20.16%
Length of employment:	2 years	Location:	Gainesville, VA

Home town:
Current & past employers:	AT&T Government Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > To potential lenders viewing this loan request: I have come to Lending Club as a means of paying off my credit card debt, all of which I incurred over a 6 year span, and am fully responsible and take ownership for. The overall payments leave me nothing to add to my savings, and having been laid off from a job 3 years ago, I feel my lack of financial footing has left me in a very irresponsible position. The possibility of assistance through this site has given me some hope that I might be able to get out of credit card debt quickly and with increased savings, rather than paying the minimum at 29.99% APR and having nothing left over. Thank you in advance for your time and attention to my application. Regards, Jenn Borrower added on 03/30/10 > To any prospective lenders - I have arrived at Lending Club as a means to consolidate my credit card debt, and more quickly pay it off, while increasing the amount I dedicate to my savings account monthly. After being laid off from my previous employer 3 years ago, I began to try saving more money, but was unable to really make a dent in my debt enough to add to my savings. I appreciate the time and interest you've taken to look over my loan request. Thank you! Jennifer Borrower added on 04/08/10 > To current investors as well as prospective ones, I would like to take this opportunity to thank you for the investment you've made to my loan request. Your willingness to pledge funding to my request is greatly appreciated, and should this process through at 100%, you will have granted me the ability to strengthen and build my savings account and financial future. With thanks and warm regards, Jennifer

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,573.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Good Morning, Please find the information you've requested listed below: American Express: $12,154.51 @ 15.24% APR Bank of America Visa: $6,596.27 @ 26.99% APR Chase Visa: $11,401.21 @ 20.24% APR Discover Card: $5,792.66 @ 19.24% APR These are the only cards I have that have outstanding balances on them. I will be paying off the Bank of America Visa, the Chase Visa and the Discover Card with the proceeds from this loan, and paying the remainder of $690.14 from my savings account. Please don't hesitate to contact me if you have any further questions. Regards, Jennifer
What is your position at AT&T? How many active credit cards do you currently have?	Good Morning HHIslander, I am currently a Government Specialist Senior Technical Project Manager in the AT&T Government Solutions silo @ AT&T. I have 5 active credit cards, 4 with balances, and 1 store card that is open but not used and has no balance. Please let me know if you need further information and thank you for your time! Regards, Jennifer
Thanks for your response, Jennifer. What are your plans for continued use of these cards?	Good Morning HHIslander, I have no planned continued regular use for these cards, other than to remove them from my wallet and shred all but one card for use in the event of a true emergency. Thank you for your time and please let me know if you have any other questions. Regards, Jenn
How much are you currently paying each month toward these debts?	Good Afternoon HHIslander, I am currently averaging $300 per month per card, some months I have been able to afford $500.00, others it has been $200-$250. Thank you! Jennifer
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hi Roadtrip, The asnwers to the questions above are as follows: 1) I am the sole wage earner in my household, there is no other 2) My monthly bills are approx. $4200 per month, which is $300 less than my net income. This includes the approx $1500.00 (some months less/others more)I pay on my credit card debt currently. The loan payment through Lending Club will reduce my overall out of pocket expense by approx 45%, allowing me to save more, and further add funding against the outstanding credit card this loan will not be paying off. 3) I do not have a second mortgage. I have an FHA loan through Bank of America, which incorporates my home owners insurance, my property taxes, and the PMI into my monthly payment. 4) In case of loss of income, my plan is to use as much of my savings as I can to repay the loan until a new job is found. I do not anticipate (although anything can happen) having that issue, but I will do everything necessary to ensure the investors in my loan are repaid on time. 5) I am having the payments withdrawn directly from my bank account, 100%. Please let me know if you have any further questions, I'm happy to answer them. Thank you! Jennifer
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance for your answers.	Good Afternoon Criticalmiss, The 2 recent inquiries were for a car loan in January (which was approved), and a car refinance interest rate approval, which I opted not to partake in. The car loan was for a new vehicle to replace one I had traded in, and the net increase on my car loan payment (the previous car had an outstanding loan) was $62.84 increase monthly. Please let me know if there is more information you need. Thank you! Jennifer
I am impressed with the thoroughness and thoughtfulness of your loan request and answers to questions. You use excellent grammar and spelling. Things that are absent in most requests. I think you've got your loan.	Good Evening Member_630984! Thank you very much for the compliment. If you don't mind, I would like to pass that along to my parents. They weren't a bit iffy on my choice of university major and degree (B.A. English Literature) Have a wonderful evening! Regards, Jennifer

Member Payment Dependent Notes Series 499896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499896	$4,000	$4,000	7.88%	1.00%	April 9, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499896. Member loan 499896 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,229 / month
Current employer:	Gila Regional Medical Center	Debt-to-income ratio:	7.54%
Length of employment:	8 years	Location:	Silver City, NM

Home town:
Current & past employers:	Gila Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,134.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Does "Hot Loan" mean stolen loan?	No it means that I was able to get it that fast. I plan to use the loan for a divorce lawyer.
What is your position at Gila Regional Medical Center?	Human Resource Assistant

Member Payment Dependent Notes Series 499980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499980	$12,250	$12,250	14.59%	1.00%	April 9, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499980. Member loan 499980 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UMASS Medical School	Debt-to-income ratio:	17.88%
Length of employment:	2 years	Location:	Worcester, MA

Home town:
Current & past employers:	UMASS Medical School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,554.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at UMASS Medical School?	I'm a research tech.

Member Payment Dependent Notes Series 499993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499993	$8,000	$8,000	11.36%	1.00%	April 8, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499993. Member loan 499993 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	eMusic	Debt-to-income ratio:	2.64%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	eMusic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > My credit cards are kickin' my arse. I know I've paid at least one of them off by now if I were to count the interest and finance. I'm tired of being bound by my credit card debts. Monthly payments are just not cutting it. I need to rid of these debts pronto. Thanks so much for all of your contributions. You are doing a great deed indeed!

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,961.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is eMusic and what do you do there?	eMusic is the second best in digital music distrubution. All of their sales are done via website. As QA Tester, it is my job to assure the quality of the website. Meaning, I test all of the site's functionality on a daily basis.
Would you please list the debts you plan to consolidate with this loan?	Sure. American Express - 1500.00 Macy's Visa - 2900.00 Target Visa - 3000.00

Member Payment Dependent Notes Series 500008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500008	$13,500	$13,500	10.62%	1.00%	April 9, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500008. Member loan 500008 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	State Compensation Insurance Fund	Debt-to-income ratio:	15.55%
Length of employment:	8 years	Location:	Granada Hills, CA

Home town:
Current & past employers:	State Compensation Insurance Fund
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,997.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is State Compensation Insurance Fund and what do you do there?	State Fund is a workers' compensation insurance carrier in California. It is actually a quasi-public corporation. Although we act largely as a private workers' comp insurance provider, we are backed by the state of California. My pay check is actually issued by the State of California Controllers Office, but we are not part of the State's general fund (ie. taxes do not pay my salary, it comes from the premium we collect). My position at State Fund is that of a Senior Workers' Comp Insurance Adjuster. I am the lead adjuster in my unit (a group of 7 adjusters, including myself). Much like insurance adjusters in other industries, it is my job to monitor claims (in my case, injured workers) and provide due benefits (ie. medical and indemnity), while seeking to protect the insured (California employer) from fraudulent activity. In addition, as a Senior Adjuster, I provide assistance to the other adjusters in my unit when needed and serve as overall unit supervisor when my manager is out or busy. Please let me know if you'd like me to clarify anything.
What is your position and what do you do for SCIF? Please list your debts, balances and interest rates that will be paid off from loan as well as the same info on those debts that will remain.	I believe your first question was answered in a prior inquiry. If you can't see it then please let me know and I'll describe my position again. As for the loan I will receive through Lending Club, it'll go to entirely pay off my Bank of America Credit Card debt in the amount of approx. $12,500.00 (currently at 27.24% interest). The remaining amount of the loan wil pay off some of my debt on an American Express Blue Card, currently at approx. $2,900.00 (17.24% interest). I also have a loan fron Honda Financial of America for a car I recenly purchased in December. It is a 60 month term and the minimum due per month is approx. $398. The car was financed at 2.9%. The loan from Lending Club will not go to pay down the loan from Honda of America. I do not have a mortgage and pay only minimal "rent" ($200 per month) as I am currently living in my parents house. I do not have any other debt at this time. If you'd like me to clarify anything please let me know.

Member Payment Dependent Notes Series 500019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500019	$9,000	$9,000	7.51%	1.00%	April 7, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500019. Member loan 500019 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Vermont Pure/Crystal Rock	Debt-to-income ratio:	6.76%
Length of employment:	10+ years	Location:	Watertown, CT

Home town:
Current & past employers:	Vermont Pure/Crystal Rock
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$101,518.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is Vermont Pure/Crystal Rock one company or two? What do you do there?	I'm an Officer for Vermont Pure Holdings, Ltd (a public entity). Our operations are handled by a sole member LLC - Crystal Rock LLC. My checks, etc are from Crystal Rock. I am the Controller/Director of Finance and Asst. Secretary. Thanks, Dave
What are you purchasing? And, why is your revolving credit balance so high?	My daughter is graduating this year from college and I'm buying her a used car as a gift because she made dean's list. Divorced plus college plus a trade school for one son plus poor insirance for another son who had a cornea transplant this year = high revolving credit (BTW 21 year old triplets). After this year no more alimony or college payments - more disposable income back. If you have had a chance to look- I have never missed a payment on anything in my life and I never will.
Verify your income and I am in.	$165,000/yr
You saying you make $165K doesn't necessarily impress me. Go through Lending Club's income verification process and you have a believer.	Help me out here - how do I do that?
Just give em a call and im sure they can start the process but they dive more into your entry and info for fully verifying your income and getting that pretty little stamp	Thanks

Member Payment Dependent Notes Series 500034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500034	$5,000	$5,000	9.88%	1.00%	April 9, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500034. Member loan 500034 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	self employed	Debt-to-income ratio:	3.11%
Length of employment:	2 years	Location:	amenia, NY

Home town:
Current & past employers:	self employed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > to be used to consolidate some cc and truck repairs Borrower added on 04/01/10 > there is more then enough room in my monthly budget, i split the cost of living with a live in girlfriend, i recently had an accident with my truck and need to get it repaired, i am currently working for my self but have an offer to work on a government funded contract under another contractor with whom i hae worked in the past getting this loan will fix my truck and pay down some low limit credit cards, i am more then willing to answer any questions and have a good payment history with all accounts i hold

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,161.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of self-employment?	restoration and building

Member Payment Dependent Notes Series 500038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500038	$9,800	$9,800	10.25%	1.00%	April 12, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500038. Member loan 500038 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	FacilitaIT	Debt-to-income ratio:	13.79%
Length of employment:	7 years	Location:	cotati, CA

Home town:
Current & past employers:	FacilitaIT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > This is a short term loan, will be paid off in full in less than 6 months. I just need some additional equipment for my new business that will profit at least $30K per month in 3 months. Borrower added on 04/01/10 > By the way, I have never missed a loan payment in my life (this will be my ~7th loan) and every single one was paid off in less than 1 year.) I am an upstanding guy and a strong believer in karma. I thank you for your support and investments! Borrower added on 04/05/10 > Oh, and the delinquencies that show on my creidt report are because our new payroll person at our company forgot to mail my child support payments, too bad it didn't affect her credit instead!

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$15,734.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your title implies this loan is to consolidate your bills but the description makes it look like a business loan. The loan purpose is listed as "other". Could you please clarify what you are planning on using the loan for?	Its actually a bit of both, I have a few small credit cards I want to pay off, but I've started a new small business that needs some additional capital for equipment. Its a small manufacturing company for the agriculture industry. 5K in capital will allow me to double production however.
What is FacilitaIT and what do you do there?	FacilitaIT is an IT/network integration company, I have been in sales there for over 7 years. It is my current day job as I finish setting up my own company.
Me again. Do you plan on quitting your day job and so you can focus on your company?	Not for at least 6 months, I'll only do so once I have at least one year's salary in savings.

Member Payment Dependent Notes Series 500051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500051	$16,000	$16,000	9.88%	1.00%	April 13, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500051. Member loan 500051 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,900 / month
Current employer:	FirstBank	Debt-to-income ratio:	22.86%
Length of employment:	10+ years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	FirstBank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > Funds will be used to payoff/consolidate debt. The main reason for the loan is to remove ex from some joint marital debt that I am assuming. This will reduce my monthly payment and consolidate all debt into one payment for ease of payment. Borrower added on 04/05/10 > I am the sole wage earner, however, should I lose employment, I have approximately $45K in retirement funds that I could access upon leaving the company. I also have about $30K in equity in my home.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,040.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at FirstBank?	I am what they call a Designated Supervisor. I oversee the staff and fill in wherever necessary, and I can manage the bank in the absence of a manager. I have been in my current role since 2007 when they introduced that position. I have been in a supervisory position with lesser responsibilities since 2001.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capital One: installment loan, balance approx $9000, monthly payment $370, interest rate 9.99%. Will be paid off with this loan. Chase: credit card, balance approx $2100, min payment $50, interest rate 11.24%. Will be paid off with this loan. FirstBank: credit card, balance approx $6600, min payment $200, interest rate 15.15%. Most will be paid off with this loan. I put college tuition on here in the amount of about $1500, which I will be reimbursed from work in May when the semester is over. The reimbursement plus these proceeds will be paid off with this loan. I also have an auto loan, balance approx. $3900, payment $130 (about 30 months through a 60 month loan), interest rate about 6.5%. Will not be paid off with this loan. I also have a mortgage, balance approx $106,000, payment $650, interest rate 5.25%. Will not be paid off with this loan. I do not have any home equity loans/second mortgages. I also have a Kohl's, Victoria's Secret, and Costco card that are used for the discounts/rebates and if there is a balance on these in any given month it is paid in full.

Member Payment Dependent Notes Series 500061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500061	$18,000	$18,000	13.85%	1.00%	April 12, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500061. Member loan 500061 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,276 / month
Current employer:	Freedom Financial	Debt-to-income ratio:	17.26%
Length of employment:	< 1 year	Location:	Scottsdale , AZ

Home town:
Current & past employers:	Freedom Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > My loan has been fully approved by the underwriting team. It is ready to fund once the full 18k has been invested.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,140.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly is Freedom Financial and what do you do there? Since you have been there less than a year, please provide a bit of your previous employment history? Thank you in advance.	Freedom Financial is the parent company for Freedom Debt Relief. We are the largest debt settlement company in the United States and one of the fastest growing companies as well. I previously worked at Quicken Loans doing mortgages but due to the mortgage market declining and the debt industry booming, I made the transition to Freedom. I am a Certified Debt Specialist (CDS). The base salary is enough to cover all my expenses including this loan (which increases my cash flow by 300 dollars a month) with plenty left over in disposable income. I have been chipping away at my debt for quite some time but the revolving interest rates are too high.
Do you plan on making accelerated payments?	My loan is to consolidate my CC's. In doing so I will have more disposable income available to prepay the loan but I will first be building my savings account as much as possible. I could see myself adding a little extra to the loan here and there but I feel that it is more important to build an emergency fund just in case an unexpected expense comes along. To answer your question clearly, if I prepay a considerable amount it will take place towards the later stages of the loan.

Member Payment Dependent Notes Series 500115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500115	$10,000	$10,000	7.51%	1.00%	April 12, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500115. Member loan 500115 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Shaw Science Partners	Debt-to-income ratio:	5.92%
Length of employment:	< 1 year	Location:	Atlatna, GA

Home town:
Current & past employers:	Shaw Science Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	9
Revolving Credit Balance:	$837.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Shaw Science Partners and what do you do there?	We are a healthcare advertising agency. My job is combination account director and medical director. So, I conceive projects and then help write and produce them. Thanks.
Will you be moving locally or long distance?	About 500 miles.

Member Payment Dependent Notes Series 500122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500122	$7,000	$7,000	7.88%	1.00%	April 8, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500122. Member loan 500122 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Bank of America	Debt-to-income ratio:	19.02%
Length of employment:	2 years	Location:	BELLEVILLE, NJ

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > purchasing a special gift for a specail someone Borrower added on 04/01/10 > Use the money to help expenses for the wedding . Borrower added on 04/02/10 > using this special way of financing to alleviate costs while keeping cash on hand to serve as a back for costs of a wedding.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	77
Revolving Credit Balance:	$10,429.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with BOA?	I am a mortgage proceessor and underwriter for BOA
please detail your expenses. what other debts you have?	the only debts i have is student loans, i live at home with my parents a few small credit cards.

Member Payment Dependent Notes Series 500124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500124	$8,000	$8,000	7.14%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500124. Member loan 500124 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	ST Microelectronics	Debt-to-income ratio:	3.29%
Length of employment:	5 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	ST Microelectronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > Because the vehicle is older than 7 years old, I'm trying Lending Club because it has the lowest rate I could find. I'm also trying out the concept of P2P lending because I like the business model. I may also try investing once I'm more familiar with the process.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,146.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ST Microelectronics and what do you do there?	ST is a semiconductor company that designs, develops, and manufactures integrated circuits (chips). It trades on the NYSE as STM. I'm a Process Engineer at a manufacturing plant.
What kind of car is it?	1999 Toyota 4Runner Limited 4x4. It has 80k miles. I'm only using lending club to cover part of the purchase price. The rest is from my savings.
What interest rate(s) are you paying on your $47k of revolving debt and what is your monthly budget that allows you to afford to keep that large amount current and still pay for the car you want by borrowing from us?	I think it's accounting for a HELOC, which I used to purchase my house. I used an 80/15 loan and put 5% down. The 15 portion is the HELOC at a rate of prime +0.25% variable. Additionally, it's accounting for 2 credit cards which are paid off each month; however after seeing the 47k number, I realized it's time to lower the limits. In any case, It states that I'm only utilizing 7.80% of revolving debt and I use much less than 1/3 of my monthly income to pay my mortgage (HELOC included) while I carry no other debts. I will have no problem making these payments--I'm very conservative with money and could have bought a newer vehicle at a higher price and a higher payment, but instead chose a vehicle that is depreciated, has low mileage, and proven reliability.

Member Payment Dependent Notes Series 500130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500130	$9,500	$9,500	15.33%	1.00%	April 8, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500130. Member loan 500130 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Fishkill-Beacon Correctional Facility	Debt-to-income ratio:	12.00%
Length of employment:	< 1 year	Location:	FISHKILL, NY

Home town:
Current & past employers:	Fishkill-Beacon Correctional Facility
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I plan to use this money to pay off my debt into one payment. I have a state job in a medical field so my job is very stable.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,488.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Employer Fishkill-Beacaon NY Correctional Facility $9,500 Debt Consolidation loan: Transunion Credit Report reflects credit payment delinquency 10 moths ago. Explabation is? Member 505570 USMC-Retired-Investor 04.01.2010 @ 05:31 AM ET	It was for a student loan. I pay my student loan online and they are suppose to send me notifications to remind me to pay. I have been having problems with them sending me those notifications so I forgot to pay the bill one month. I have learned since then to remind myself to pay the bill instead of relying on them to remind me.
What is your position at Fishkill-Beacon Correctional Facility and what do you do in your role there?	I am a nursing assistant at the facility. I help Cognitive Impaired inmates. Part of my duties is to help feed them, change adult diapers, get them dressed in the morning, take their vital signs, and am also trained in CPR and first aid in case of emergencies. I also have to keep an eye on certain inmates throughout the night to make sure they do not get up out of bed themselves because they will fall.
Your loan currently attracted 23 pct funding. If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: Borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 09:23 AM ET.	2 to 3 years
I am going to fund your loan because my brother works at a correctional facility and I know how hard that work is, and my husband is disabled and we have a CNA come in to help him, I know how hard that is: to combine both of these difficult positions into one. Good luck to you.	Thank You!
Current interest rate on debt?	My current interest rate on my debt is around 23%

Member Payment Dependent Notes Series 500142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500142	$10,000	$10,000	10.99%	1.00%	April 8, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500142. Member loan 500142 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Planet Multimedia	Debt-to-income ratio:	0.99%
Length of employment:	7 years	Location:	Torrance, CA

Home town:
Current & past employers:	Planet Multimedia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > I have a son who broke his arm two years ago riding a skateboard. I have always disliked skateboards and even more so now. He is fine. However, over the past two years he has gone through some physical therapy and other treatments. He broke it through his growth plate by his wrist and had to have surgery. His treatment is complete. However, during this time period we incurred a bunch of medical expenses that were not covered by my insurance. I did not know this t the time. The health providers have been very patient. However they need to be paid. It works out to be a little under 10,000.00. That is why we need the loan. I have good credit as you can see and pay my bills on time. I have been able to budget payments to the medical companies directly of around $400.00 per month. However with this debt consolidation loan I can get them paid off and can reduce my monthly payments to around $325.00. I have been at the same job for over 7 years and have a pretty good income. Our company is growing and we have been fortunate to not see a downturn in this economy. While we may have had to work harder we still have been able to grow the company.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$550.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the debt you are wanting to consolidate?	I have some medical bills I need to consolidate.
What is Planet Multimedia and what do you do there?	We do marketing and advertising. We offer electronic rewards point programs. I am the VP and I am responsible for the day to day operations, much like a General Manager. I have been with them for over 7 years.
Could you please explain the 3 inquiries on your credit history? Did any of them result in new credit lines being opened?	One Inquiry was for T-Mobile as I switched over my cellular service. The other two did not result in any additional credit lines.

Member Payment Dependent Notes Series 500156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500156	$8,000	$8,000	7.51%	1.00%	April 12, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500156. Member loan 500156 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	HARLINGEN FIRE DEPT.	Debt-to-income ratio:	6.11%
Length of employment:	10+ years	Location:	HARLINGEN, TX

Home town:
Current & past employers:	HARLINGEN FIRE DEPT.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > this loan is for home repairs. I own my home. I am a twenty year veteran captain in the harlingen fire dept. Borrower added on 04/08/10 > This loan is for home improvements. I own my home. I am a captain in the city fire dept, where i have worked for 20 years.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does this mean that you have no mortgage or home equity loan? Do you have any major debts such as education loans, rental properties or vacation homes? Your answers are appreciated. Wishing you the best.	I own my home , it is paid for, I have no debt.

Member Payment Dependent Notes Series 500195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500195	$15,000	$15,000	10.25%	1.00%	April 9, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500195. Member loan 500195 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	Shinwa USA	Debt-to-income ratio:	11.19%
Length of employment:	5 years	Location:	Villa Hills, KY

Home town:
Current & past employers:	Shinwa USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I will use this loan to refinance a personal loan and a credit card. It will not significantly increase my debt. Here is my balance sheet: Income: $4,400 per month (Shinwa USA, Engineering, Team Leader, 5 years) $200 - $400 per month (other income - side jobs, computer help, Ebay) Expenses: $1,500 per month (Mortgage, including taxes, insurance, etc.) $350 per month (Personal loan, current balance $10,000, higher interest rate) $75 per month (Credit Card, my only card, balance $3,700, 0% for now) $119 per month (Student loan, 2% interest, not interested in refinancing) $0 per month (Car is paid off, runs well) $200 per month (Utilities) This loan will replace $300 + $75 monthly payments with $450 - $475 Will allow me to pay off th e total balance 1 year quicker than current arrangment Borrower added on 04/03/10 > Savings and Investment: $1,000 (Savings, emergency money) $25,000 (approximate 401k balance, first started in 2007)

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,700.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you intend on using the requested funds for?	Refinance a personal loan and one credit card.
You're asking to borrow $10k to refinance credit cards, but your credit report shows only $3700 in revolving balances. Can you explain the discrepancy?	I consider Personal Loan in the same category as Credit Card. The balance of that loan is close to $10k, plus $3,700 on CC. I hope this makes it clear.

Member Payment Dependent Notes Series 500205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500205	$16,250	$16,250	10.99%	1.00%	April 13, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500205. Member loan 500205 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,495 / month
Current employer:	emory university	Debt-to-income ratio:	11.45%
Length of employment:	3 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	emory university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > My fiance and I are both resident physicians at the hospital. We make a decent amout of money but have recently decided to get married sooner than later, which is why we need this loan to have our dream wedding. We have very stable incomes and will be able to pay this loan off with no problems at all as we have recently moved in together and our monthly budget has doubled. thank you

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	68
Revolving Credit Balance:	$5,822.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The hospital is part of a university?	Emory healthcare is a part of Emory university. The physicians that train there rotate through several hospitals in th atlanta ara( Emory university hosp, Emory university hospital midtown, Egleston childens hosp @ Emory and Grady hosp). Emory is one of the largest healthcare organizations in atlanta.
What is your combined income?	last year our W-2's show a combined income of 117,000,
If you would be able to provide Lending Club with documentation to verify your income it would likely make your loan more attractive to potential investors, myself included.	i dont have a problem doing that at all, but im new to this and i assumed they would ask for all that stuff, and they havent. So if can tell me how to add it ill do it immediately. Thank you
I believe you e-mail borrower services at support@lendingclub.com with your loan number and ask them what they need to verify income. They will then give you information on how/where to send the information and whether they need a W2, or a paystub, or something.	spoke with someone this a.m. and i should be verified by now. thanks
1) I would hope a fellow Emroid Worker (it's only a matter of time before you heard that one) would be able to submit a full application. Take you information from Peoplesoft and submit it as payment information along with a bank statement. Can you please give a breakdown of your total monthly expenses (Rent, Minimum Credit Card Payment, Actual Credit Card Payment, Utilities/other housing expenses, Student Loans, Car/Property Loans)? As you state your combined income as $117k, what is your combined dept (LC will only have reported one). LC does not have a pre-payment penalty. What is the course you expect to repay the loan? Finally, why are you coming to LC to get the loan when by appearances you qualify for a personal loan from the Emory Credit Union?	never looked into the credit union( but now i will), heard about LC through a friend, i just got off phone with LC guy and he says all the verification is done through a 3rd party service and i shouldnt send anything in to them, only the 3rd party if they need it. i expect to pay this loan off in 10 - 12 months, as my fiance has already accepted a job offer that begins in october since she is finishing this year. Combined dept? what do you mean. and no thanks for the personal offer
what are your monthly expenses?	mine are 400-car, 200-CreditCard, 200-car ins, 100-cable, 150-gas, 400-savings, 250-ira, 450-to fiance for help with bills. the rest is to fam or more saving or for trips, recreation.
Do you have any student loans or other items that will impact your budget?	i was lucky to go to medical school for free but i do have a small amount from college but they will be in deferment for another 2 years.

Member Payment Dependent Notes Series 500265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500265	$10,000	$10,000	10.99%	1.00%	April 9, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500265. Member loan 500265 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Lake Sun Leader	Debt-to-income ratio:	5.49%
Length of employment:	6 years	Location:	CAMDENTON, MO

Home town:
Current & past employers:	Lake Sun Leader
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > I need this loan so I can pay off my credit card and get another car. The car I have now is approaching the end of it's life, but before I get another one I would like to have my credit card paid off. That way I will have only one creditor to be paying instead of two. If I get this loan I will have no problem paying it off, as the payments are about half of what I have already been paying to the credit card companies each month.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,744.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lake Sun Leader and what do you do there?	The Lake Sun is a newspaper. I am the mail room manager. I run the machine that puts addresses on the papers and oversee the people who put the inserts in them.
Can you list out your monthly expenses so potential investors can see how this loan will fit your budget? Also, what car are you replacing and how old is it? What are you planning to purchase? Thanks.	My monthly Bills: Rent 350.00 Electric ~75.00 Water 20 - 30.00 Phone 35.00 Internet 46.00 Car Insurance 46.00 Trash 13.00 I currently owe Discover 3200.00 and American Express about 600, and I've been paying between five and six hundred dollars per month toward those debts. The car I'm replacing is a 1990 Ford Crown Victoria. I've not yet decided on which car to get, but the two I've looked at are a 2004 Oldsmobile Alero and a 2005 Ford Focus.

Member Payment Dependent Notes Series 500323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500323	$8,000	$8,000	16.82%	1.00%	April 7, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500323. Member loan 500323 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	jc penney and tripoint medical	Debt-to-income ratio:	22.23%
Length of employment:	9 years	Location:	ASHTABULA, OH

Home town:
Current & past employers:	jc penney and tripoint medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > I recently had 3 of my credit card over double in interest rates and am stuck making payments that will never pay off. Borrower added on 04/01/10 > I always pay my bills on time. I will be graduating from college in 1 month and already have a job lined up that will increase my income by almost double.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,513.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your jobs at jc penney and tripoint medical?	I am a cosmetologist at JC Penney. At TriPoint Medical I am a patient care associate until I graduate then they have a job waiting for me as an Registered Nurse(RN)
RE: $8,000 DC loan: (1)- Current position (Job/What you do) @/For J C Penny? (2)- Position (Job/What you do) @For Tripoint Medical is? (3)-Tranunion Credit Reoort reflects $7,513 Revolvong Credit Balance debt. Monthly payments made on RCB debt is $? (Total $ actually PAID per month and not minimum $ payments DUE per month- There is a BIG difference between the two amounts. Thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 05:38 AM ET 04.02.2010	1) at JC Penney I am a cosmetologist 2) at Tripoint Medical I am a Patient Care Associate until I graduate then they have a job lined up for me as a Registered Nurse (RN) 3) Not sure exactly what your asking but I pay $1200 a month in bills but I also own 2 houses. One is my primary the other I am renting out
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: The borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 09:13 AM ET. 1	36 monthts
A few questions: What were the reasons for the 6 inquiries on your credit report? When do you plan on paying off the loan by? (some people plan on paying it off early) What will you do to ensure that you are never late on a payment?	2012-2013. I have never been late on any payments before because I always make sure my bills are paid before I do anything extra.
when do you graduate and become an RN?	May 2010
Hello, Since you are renting out your 2nd house is it fair to assume that your $3K monthly gross income is much higher than that? (until you start your RN job of course)	Yes!

Member Payment Dependent Notes Series 500363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500363	$10,000	$10,000	13.48%	1.00%	April 8, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500363. Member loan 500363 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Carousel Developement & Restoration, Inc	Debt-to-income ratio:	11.17%
Length of employment:	4 years	Location:	Delray Beach, FL

Home town:
Current & past employers:	Carousel Developement & Restoration, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > medic school also

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,552.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Carousel Developement & Restoration, Inc and what do you do there?	They are general contractors in the state of florida that primarily do concrete restoration, recreational pool deck restores, and waterproofing. I am a project supervisor/forman.
Do you plan quite your job abd go back to school? What will you study? Thank you.	Im putting myself through the fire academy which consists of emt- b and firefighter training. The total course is about 3 1/2 months to get the emt certification and another 3 1/2 months to get the firefighter certification. Then after that i will enroll into the paramedic course which will run about a year... The only time i plan on taking off time will be during the fire portion of the fire academy because it is a full time monday thru friday, 9-5 and its kind of a mild bootcamp... hope this helps. Thanks

Member Payment Dependent Notes Series 500392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500392	$4,000	$4,000	10.99%	1.00%	April 8, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500392. Member loan 500392 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,958 / month
Current employer:	Dryad Bows Inc.	Debt-to-income ratio:	0.88%
Length of employment:	5 years	Location:	WEATHERFORD, TX

Home town:
Current & past employers:	Dryad Bows Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > My wife is expecting our first child at the end of the month. We do not have maternity coverage, although we do have health insurance. The hospital is allowing us to receive a package rate if we pay the bill before my wife and son are discharged. This will allow us to save around $1500 up front by doing so. We are trustworthy bill payers as we strive to pay every bill we have on time every month. Our credit reports can attest for that. We would not be in the situation to need any money at all if we were not on an individual health insurance policy. We switched to the current policy we are on 7 days prior to finding out my wife was pregnant. We would have needed to have been paying maternity coverage for 6 months before conception in order to qualify for this pregnancy. Because of this, the entire pregnancy has been out of pocket to this point. Every bill we have, doctor bill, anesthesiologist, etc., have been paid for at this point. The only thing we need help with is the hospital bill.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$760.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dryad Bows Inc. and what do you do there?	Dryad Bows Inc. is a company that manufactures and sells archery equipment. I am a bowyer "bow builder".
What is the purpose of this loan? Please be as specific as possible.	We are expecting our first child at the end of this month. Unfortunately, while we have health insurance, we do not have maternity coverage as I work for my own company and have an individual plan (versus a group plan). We will have to pay the hospital bill out of our own pocket. The hospital is willing to give us a package deal of $4200 for mother and baby if we pay before my wife and son are discharged from the hospital. If we do not pay upfront, the hospital will charge mom and baby separately and it will end up costing us $1500+ more. Even with a three year loan at this interest rate, we would still be saving around $1000 by taking out a loan (which we hope to pay back in 18 months instead of 3 years) and right now, with a little one on the way, we need to save as much money as we can.

Member Payment Dependent Notes Series 500440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500440	$12,000	$12,000	7.88%	1.00%	April 12, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500440. Member loan 500440 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Alternate Defense Office	Debt-to-income ratio:	11.13%
Length of employment:	10+ years	Location:	Fresno, CA

Home town:
Current & past employers:	Alternate Defense Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > want to pay off high interest credit cards

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,950.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alternate Defense Office and what do you do there?	Type your answer here. Alternate Defense Office is a law firm practicing criminal defense. I am one of two senior criminal defense attorney's in the office.

Member Payment Dependent Notes Series 500451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500451	$7,000	$7,000	7.88%	1.00%	April 13, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500451. Member loan 500451 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	Android-ind	Debt-to-income ratio:	11.27%
Length of employment:	4 years	Location:	loves Park, IL

Home town:
Current & past employers:	Android-ind
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > This loan is for me for a motorcycle.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,761.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Android-ind and what do you do there?	Android-ind is an automotive company that builds parts of a car or truck or the hole thing. Mostly parts for major company's such as Chrysler Chevy and Ford.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	The most recent inquires to my credit was one for the motorcycle through my bank and the other was for a 2010 Dodge Caravan. the Dodge Caravan did result in a loan.

Member Payment Dependent Notes Series 500468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500468	$5,000	$5,000	7.14%	1.00%	April 7, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500468. Member loan 500468 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Keystone rv	Debt-to-income ratio:	23.32%
Length of employment:	10+ years	Location:	Pendelton, OR

Home town:
Current & past employers:	Keystone rv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > i want to pay off all my creidet cards.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,387.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Keystone rv and what do you do there?	IT IS A RV MANUFACTUER, WE MAKE TRAILERS TO PULL WITH A TRUCK.

Member Payment Dependent Notes Series 500495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500495	$6,500	$6,500	7.14%	1.00%	April 9, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500495. Member loan 500495 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	City of Ontario	Debt-to-income ratio:	6.72%
Length of employment:	9 years	Location:	San Bernardino, CA

Home town:
Current & past employers:	City of Ontario
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > how long will it take before disbursement? Borrower added on 04/05/10 > I am good borrower because I always make my payments on time; I have a stable work history with 20+ years of public service my municipality has been one of the few that actually planned for the economic downturn and during the crisis time we had no layoffs what so ever; my monthly budget is 3700.00 with 6119.00 of income.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,191.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the City of Ontario and what do you do in your role there?	I am a Sr. Systems Analyst to support,program and troubleshoot The City's financial system.
What is your delinquency ?? How long have you worked for the city of Ontario ??	What is my delinquency? I'm not sure I understand that question. I think there may have been one delinquency where Sears had errorneously charged me a late fee on something that should not have been charged to begin with and then they backed everything out and never bothered to clear the delinquecy hit on my account. I have been with the City of Ontario for 9+ years.

Member Payment Dependent Notes Series 500564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500564	$7,750	$7,750	13.85%	1.00%	April 12, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500564. Member loan 500564 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	15.80%
Length of employment:	n/a	Location:	Tacoma, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > tis better got you to look. The truth of the matter is, to get rid of the loan sharks called banks.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,202.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Retired
Loan description? Current source of income?	Loan description caught me off guard, loan is to pay off high interest accounts. Income source: Retired

Member Payment Dependent Notes Series 500566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500566	$14,000	$14,000	10.62%	1.00%	April 12, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500566. Member loan 500566 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Excentium Inc.	Debt-to-income ratio:	9.78%
Length of employment:	2 years	Location:	OLNEY, MD

Home town:
Current & past employers:	Excentium Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > This loan is $14,000. I will be consolidating 3 high interest rate 22%-27% credit cards. Borrower added on 04/04/10 > The monthly payment will be reduced by approx $100.00 per month over the term of the loan.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,842.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Excentium Inc. and what do you do there?	Excentium, Inc. is a information security consulting firm based in Northern Virginia. We provide information assurance and technical security engineering services primarily to Federal and DoD agencies. I am the corporate VP and COO.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The Following will be consolidated: CC/9000/27% CC/3000/25% CC/1500/19% Thank you.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Mortgage is approx $2,600/month on SFH; two cars owned free and clear; remaining recurring monthly expenses is approx $3,600, includes childcare, groceries, insurances, auto expenses, utilities, etc.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My responses are below. My wife and I are the wage earners for our household. She is an Elementary School Teacher; I am VP/COO of an IT consulting firm. No second mortgage. If necessary, we would repay this loan through savings. Yes, the payments will be withdrawal from our bank account on a monthly basis. Thank you.

Member Payment Dependent Notes Series 500615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500615	$10,000	$10,000	13.48%	1.00%	April 13, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500615. Member loan 500615 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,393 / month
Current employer:	Harris N.A	Debt-to-income ratio:	3.60%
Length of employment:	4 years	Location:	Hazel Crest, IL

Home town:
Current & past employers:	Harris N.A
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > The purpose for my loan request is to improve my prove on my property. I have a garage that is beyond repair and in order for me to be in compliance with the village I need a new garage.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,391.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Harris N.A and what do you do there?	Harris N.A. is a bank and I'm a Sr. Administrative Assistant I.
Could you please describe what type property improvement you are thinking of?	Rebuilding a garage to meet village code.
What is the purpose of the loan? Please provide a complete detailed list of your current month;y expenses. Thank you.	My expense are relatively under control, The primary need for the fund request is to have a new garage structured so I may meet village code.
Please contact LC so they can 'Approve' your status. You will receive many more loans if you do. Thanks!	This is my first time applying for a loan in this format for I'm accustom to doing it the old fashion way. The purpose for my request is to have a new garage built in order that I may be in compliance with village code.
Convenient "OTHER" loan category provided lenders absolutey NOTHING to influence their decision to maybe help fund your loan. You provided optional NO narrative, NO loan DETAILS, NO loan PURPOSES intended $$ to be spent doing specifically what for your benefit? These are all contributing reason why loan currently attracted such little funding. You obviously never researched active loans currently listed for lender consideration to determine what type questions lenders ask borrowers and expected answers to be provided in return. Lender Member 505570 USMC-Retired-Investor.	As I indicated to another requestor, this is my first time applying for a loan in this format. I was not aware of how detail to be. In order to be in compliance with the village, I need to have a new garage build.
You will have more probability of success with the loan request if you enter a complete loan description with personal job and credit information. Otherwise be prepared for lots of questions and time. No one has any idea what your loan title means.	This is my first time applying for a loan this way, therefore, I wasn't aware of how detail to be. The primary purpose for my request is to have a new garage built inorder that I may be in compliance with the village I reside in.
What is your job at Harris N.A. Precisely, what do you plan to do with the loan proceeds.	I am a Sr. Administratcive Assistant I and I provide administratcive support the SVP in Retail Banking and other managers, SVP, vendors outside of the financial institution. My primary need for the loan is to replace a garage and pay additional debts.
What portion of the loan is for the garage, and what portion is to pay additional debts?	Good morning: I had two small debts (at the time of the request) which I have paid in full for the amount $258.00. The funds being requested is primarily for the garage which I need to have built to become in compliance with the village I reside in. Any other inquiries I have no problem in answering.
Do you own the title to you home? Is it free and clear without any mortgage or HELOC?	I do not have a HELOC

Member Payment Dependent Notes Series 500637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500637	$9,600	$9,600	12.73%	1.00%	April 9, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500637. Member loan 500637 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Harleysville Insurance	Debt-to-income ratio:	13.76%
Length of employment:	2 years	Location:	Harleysville, PA

Home town:
Current & past employers:	Harleysville Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I would like to use this loan to pay off store credit cards that I will rip up and never use again. My job is stable and I take on a lot of responsibility. All my income is going to pay these cards off,once they are paid off I can pay off my loan and have money to save. Borrower added on 04/03/10 > I am never late on a payment. Borrower added on 04/09/10 > If You have funded my loan I would like to thank You in advance. I am very focused on getting rid of my bills and being very conservative with my money.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,624.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Harleysville Insurance and what do you do there?	It is a Commercial / personal line Insurance Company. I work in the computer operations department monitoring the data center,the servers that hold all of the information and processing. The web site is www.harleysvillegroup.com
Can you describe what you are going to pay off?	Store credit cards. Wedding rings. Auto Loans. etc..
What is the purpose of the loan?	Type your answer here.Pay off store credit cards,wedding rings, auto loans etc.
I would like more specific information on what you plan to do with the money. Please identify specifically the name of the creditor on each debt you plan to pay off, the total amount owed to each, and your current monthly payment on each. Thank you.	Best buy/$1690@$75 The Gap/$300@$50 Zales/$3500@$125 Target/$1900@$75 Macy`s/$550@$50 $435 a month
Hi, could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	Best buy/$1690@$75 The Gap/$300@$50 Zales/$3500@$125 Target/$1900@$75 Macy`s/$550@$50 $435 a month

Member Payment Dependent Notes Series 500656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500656	$6,400	$6,400	7.14%	1.00%	April 7, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500656. Member loan 500656 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,651 / month
Current employer:	Fort Bend ISD	Debt-to-income ratio:	9.43%
Length of employment:	6 years	Location:	Stafford, TX

Home town:
Current & past employers:	Fort Bend ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,113.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fort Bend ISD and what do you do there?	I am a school administrator for Fort Bend Independent School District.
Hello. Besides your mortgage do you have other major debts such as education loans, home equity loan or mortgages on rentals or vacation homes? Your answer to this question is appreciated. Wishing the best for you and your family.	I have a school loan from getting my master's degree.
Hello. Please detail what this loan will be used for. Thank you.	This loan will be used to make our driveway and entryway wheelchair accessible for our son.

Member Payment Dependent Notes Series 500663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500663	$3,200	$3,200	7.88%	1.00%	April 8, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500663. Member loan 500663 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Pacific Hospitality Design	Debt-to-income ratio:	24.97%
Length of employment:	2 years	Location:	SANTA MONICA, CA

Home town:
Current & past employers:	Pacific Hospitality Design
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > I am fund raising my trip to Haiti for 30 days begining June 1st. I am going with a Chrisitan mission organization and with each contact that I make to seek assistance a call to serve others has been asked of you. I am purchasing t-shirts that I designed to sell for donation. Please approve the funding as 100% of the proceeds goes towards Haiti and its people!! Thank you sooo much

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,428.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pacific Hospitality Design and what do you do there?	Pacific Hospitality Design is a custom furniture manufacture in Los Angeles servicing Interior designers, Architects, and purchasing agents to furnish hospitality venues. It is an amazing family owned and operated business, and this is their 30th year in working operation. I am a furniture designer, developing shop drawings; I conduct research and development for marketing and Eco-conscious materials. I am also working on developing our state of the art library and overall practice for environmentally efficiency. I will be on a hiatus from PHD for 30dayz as they are proud to have me go and return. www.phdesign.com
You have the greatest of intentions! May God bless your endeavors...however, this is business...what are your plans to repay this loan if the shirts don't sell? Thanks.	My monthly payment to repay the loan is roughly $100 for the next 36 months with a reasonable interest rate. If my plan doesn't generate as planned, I plan to pay back the figure as I will be able to personally mange the amount individually. Thank you for you regards, I respect and appreciate you efforts.

Member Payment Dependent Notes Series 500743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500743	$10,000	$10,000	10.99%	1.00%	April 12, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500743. Member loan 500743 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Torrance Memorial Medical Center	Debt-to-income ratio:	21.28%
Length of employment:	10+ years	Location:	REDONDO BEACH, CA

Home town:
Current & past employers:	Torrance Memorial Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,509.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Torrance Memorial Medical Center and what do you do in that role?	I am a clinical systems technical specialist and a licensed pharmacist. I work in the capacity of a database administrator, a system engineer, an application specialist and a clinical liaison.

Member Payment Dependent Notes Series 500781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500781	$2,500	$2,500	13.11%	1.00%	April 9, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500781. Member loan 500781 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$600 / month
Current employer:		Debt-to-income ratio:	2.50%
Length of employment:	< 1 year	Location:	Goleta, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > Will pay off completely sooner than 3 years Borrower added on 04/02/10 > I am self-employed, making $600-$700 monthly, none of which is directed towards rent. Borrower added on 04/04/10 > I do dog walking services for multiple clients. Rent is covered by parents.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$477.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I do dog walking services for multiple clients. Rent is covered by parents.
what do you do?	I do dog walking services for multiple clients. Rent is covered by parents.
How is your rent paid? Can you provide the details of your monthly expenses? Thanks.	I do dog walking services for multiple clients. Rent is covered by parents.

Member Payment Dependent Notes Series 500784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500784	$15,000	$15,000	15.70%	1.00%	April 13, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500784. Member loan 500784 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,850 / month
Current employer:		Debt-to-income ratio:	19.21%
Length of employment:	6 years	Location:	OZONE PARK, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > WORKING HAS HVAC MECHANIC FOR 7 YEARS WANT TO PAY OFF MAY HIGH INTEREST CREDIT CARDS TOTAL OF $13,000 NEVER BEEN LATE ON MY PAYMENTS

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,776.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	HVAC MECHANIC/FIVE BOROUGH A/C INC
What is your employment situation?	FULL TIME/HVAC MECHANIC
Please identify each card you plan to pay off, the name of the issuer, the amount owed on each, and your current monthly on each. Thank you.	chase balance $5000 as of last statement citi balance $almost $8000 as of last statement
Once again, how much are you currently paying each month on these cards?	last payment on chase was about $500 last payment on citi was $650
If loan 100 pct fully-funds L C issues standard 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 to 2 years? 2 to 3 years? Advance thanks for your answer to loan term length question. Member 505570 USMC-Retired-Investor 04.05.2010 @ 02:57 AM ET.	plan to repay in less than 24 months
Hi, could you PLEASE detail Balances, monthly payments & APR of debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	already gave that answer before and my monthly expenses until October about $4000 and after that will go down to around $3500 (lease of my car ends)

Member Payment Dependent Notes Series 500788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500788	$7,000	$7,000	7.14%	1.00%	April 8, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500788. Member loan 500788 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	15.74%
Length of employment:	7 years	Location:	Struthers, OH

Home town:
Current & past employers:	Progressive Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > I plan on using the money to complete a backyard project. I have great credit and I have never missed a payment in my life. My wife and I both have steady, secure jobs.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,959.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Progressive Insurance?	I investigate and resolve fire and theft losses.

Member Payment Dependent Notes Series 500805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500805	$8,200	$8,200	11.36%	1.00%	April 12, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500805. Member loan 500805 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,412 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	20.55%
Length of employment:	< 1 year	Location:	Tyler, TX

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > Lowering my credit card rates and getting out from under that debt! My credit score is great and I am never delinquent on anything! Check my profile! Yes, I have a new job but I'm making more now than I ever have... and my reported income for the purposes of the loan do not include my monthly commissions.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	34
Revolving Credit Balance:	$8,143.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Two Credit Cards, neither of which is maxed. One in particular has jacked their APR oppressively. Both debts will be paid off. Debt 1 - $6898.5/ 29.99% APR Debt 2 - $1300/ 13% APR
What is the delinquency 34 months ago about?	I really have no idea. That was three years ago. All I can possibly think it might have been was a payment of some sort when I moved that was late because it took time to get everything switched to a new address or something. I always pay everything. :o)

Member Payment Dependent Notes Series 500812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500812	$10,000	$10,000	7.51%	1.00%	April 8, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500812. Member loan 500812 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Nintendo of America	Debt-to-income ratio:	4.86%
Length of employment:	8 years	Location:	Bellevue, WA

Home town:
Current & past employers:	Nintendo of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > I was credit card debt free, but we moved back into my house and incurred bunch of unexpected expenses. My budget is balanced and I am making good progress in paying down the card with a balance, but would prefer to do it through a fixed loan here. Plus I would prefer the interest to go to individuals instead of a big bank.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,566.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	USBank - Approximately $10,000 at 12% to be paid off with this loan. Student Loan - $25,000 at 4%. Will not be paid off with this loan. Monthly payment of $128. Mortgage - $349,000 at 6.325%. Will not be paid off with this loan. Monthly payment of $2150. 2nd USBank Card - Approximately $2000 at 12%. Used for business travel and paid off each month after reimbursement from the company. Will not be paid off with this loan.
What is your position at Nintendo?	I work in Engineering.
Hello. Besides your mortgage and your $10,000 of credit card debt do you have other major debts such as education loans, home equity loan or mortgages on the rentals and vacation homes? Your answer is appreciated. Wishing you the best.	I have a mortgage for $349,000 and a student loan for $25,000.

Member Payment Dependent Notes Series 500856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500856	$4,500	$4,500	10.62%	1.00%	April 7, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500856. Member loan 500856 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Walmart Distribution Center	Debt-to-income ratio:	12.08%
Length of employment:	3 years	Location:	Washington courthouse, OH

Home town:
Current & past employers:	Walmart Distribution Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I pay my bills on time. I am just trying to terminate the high interest rate credit cards. They are already cut up, so I will not be using them again. I work for a grocery distribution center that has remained stable through the hard economic times. I am currently working towards a supervisor position.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,136.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see you have a revolving debt load of ~$17K. Can you explain the origin of this debt and the reason you are seeking only $4,500 in the loan? If this is what Lending Club limited you to, how do you plan to pay the remainder of your debt off? Thanks in advance and good luck.	Thanks for your question. At this point in time, i am only trying to get rid of high interest creditors. lending club has not limited me to this. Again, thanks.
Hello. Will you provide more details regarding the debt you will be paying off and your remaining debt? e.g.; Number of Cards, Current interest rate(s), Minimum Required Payment and your "usual" monthly payments. Finally will you explain the recent credit inquiry on your report? Thank you.	Two credit cards. One being 29.9%, and the second being 23.99%. The recent inquiry on my report is from my bank wich i was trying to raise the amount on my home equity line of credit and was denied due to the real estate market right now.

Member Payment Dependent Notes Series 500864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500864	$7,000	$7,000	13.85%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500864. Member loan 500864 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Pride Pharmacy	Debt-to-income ratio:	10.22%
Length of employment:	2 years	Location:	Cooper City, FL

Home town:
Current & past employers:	Pride Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I am expecting my first child in one month and I am wanting to consolidate all my loans into one easy to manage payment.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,767.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there another source of income in your household?	Yes.
You'd like to borrow $7k but your revolving credit balance is less than $3.8k. What debts will you consolidate? Interest rates?	I have 6 credit cards I am paying. 5 are in my name and 1 isn't. All my cards have interest rates around 21%. The total balance owed for those in my name are about 3,750. The card that was lended to me for a medical emergency, that is not in my name, has a balance of 3,125.

Member Payment Dependent Notes Series 500885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500885	$2,000	$2,000	14.59%	1.00%	April 7, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500885. Member loan 500885 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,476 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	8.86%
Length of employment:	1 year	Location:	NORTH LAS VEGAS, NV

Home town:
Current & past employers:	Computer Sciences Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,129.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide a loan description please?	This personal loan will offset expenses my new home has demanded until I receive my Homebuyer Tax Credit from the IRS on April 27.
Do you plan to pay back this loan earlier than 3 years?	Yes, I was offered the 3 year term, but I will likely pay it off earlier than that.

Member Payment Dependent Notes Series 500892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500892	$5,000	$5,000	10.99%	1.00%	April 9, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500892. Member loan 500892 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	Avjet Corporation	Debt-to-income ratio:	12.15%
Length of employment:	4 years	Location:	Chino, CA

Home town:
Current & past employers:	Avjet Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Sorry, I did not know how this worked. The Dental work is for my Fiance' which had a Dentist do poor work on her teeth. Her front teeth have a bridge which is loose and broke the post. She needs an inplant to fix it. She also had a seizure recently in which she fell and broke another tooth in the bottom which attached to bridge. She has had a tough 3 years medicaly and getting better, but her teeth mean alot to her self esteem. I have and will always pay my loans back. My job is very stable and I am in a field and position in which there is a high demand. Thank you for your help.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	63
Revolving Credit Balance:	$21,631.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Convenient "OTHER" loan category provided lenders absolutey NOTHING to influence their decision to maybe help fund your loan. You provided optional NO narrative, NO loan DETAILS, NO loan PURPOSES intended $$ to be spent doing specifically what for your benefit? These are all contributing reason why loan currently attracted such little funding. You obviously never researched active loans currently listed for lender consideration to determine what type questions lenders ask borrowers and expected answers to be provided in return. Lender Member 505570 USMC-Retired-Investor.	The loan is for Dental work. To correct old Dental work which was incorrectly done.

Member Payment Dependent Notes Series 500906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500906	$8,000	$8,000	7.51%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500906. Member loan 500906 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,398 / month
Current employer:	Reitter Wall Systems	Debt-to-income ratio:	12.75%
Length of employment:	2 years	Location:	Pickerington, OH

Home town:
Current & past employers:	Reitter Wall Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > Hello Lending club community. I am a hardworking husband and father of one and expecting another this April. I just filed my taxes and found out I owe a couple grand to uncle sam due to having earned a nice second income being self employed and having not witheld or payed any taxes on that income (lesson learned). I figured if I was going to borrow some money to pay that off I might as well eliminate some miscellaneous credit card debts as well. I just stumbled upon this p2p lending today and think its is a wonderful way for you and I to make money work for us instead of some big bank. Thanks again.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,258.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good morning and welcome to Lending Club...as you continue with this loan, recognize that with a young family there will be many debts ahead of you so maintain that excellent credit ratng by controlling debt and eliminating the high credit card interest rates. Once you get your debts back under control, think about becoming a "lender" with Lending Club and actually being a bank for someone else (be sure and check the suitablity requirements with Lending Club)...if you qualify and are prudent you can earn while you learn how and when to lend. In the meantime, please answer the following questions: What are the credit cards, amounts due, and APR's of each debt that you will be paying off?	Thanks for your advice. It is definetely in my future plans to begin lending through the Lending Club once I have the funds available, hopefully by the end of this year. This concept of people helping people and being rewarded for it is great. As far as my debts are concerned. I owe $3500 for my 2009 taxes due to not having witheld any taxes on some contract work I did this past year. My main credit card is a citi mastercard with a balance of $3500 and an APR of 8.24%. Its a cash back card that I typically use and payoff monthly but have fallen a little behind recently as we have just finished our basement and I didnt want to refinance or take out a loan to do the work. The other card being paid off is a GE Money/Diamond Cellar credit card with a 0% APR on the initial purchase of a new wedding ring and band for my wife this past Christmas. The offer expires 1/1/2011 and I wanted to make sure its paid off because I would be hit with the 23% APR on the original purchase amount if was not paid off completely. There is $1700 balance on that card. Thank you for your interest and assistance.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Reitter Wall Systems? Does your wife also work? If so, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am an estimator and project manager at Reitter Wall Systems. My wife works as an administrator/teacher at the daycare center that my mom ownes. Our AGI for last year was $76,000 which includes the contract work I performed. I worked for 5 years in the personal finance field and know many of the common financial mistakes that many people make and have worked very hard to no make those same mistakes. I track my monthly budget on an excel spreadsheet which includes all of my monthly recurring expenses and contributions. As you can see from my debt to income ratio of 13% I try to pay for as many things in cash as I can. I do not have a second mortgage or HELOC. If for some reason I were to lose my job I would be able to perform the contract work I am am doing as a second income now full time and be able to replace my normal income. I also have an emergency fund set aside to help meet any monthly expenses until I get steady income set up. I have been working for 14 years and have never been fired or laid off from any job I have had. I will be having these payments set up for automatic withdrawel from a bank account each month. Thank you for you interest and assistance.

Member Payment Dependent Notes Series 500915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500915	$2,500	$2,500	7.51%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500915. Member loan 500915 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Lykins Oil Company	Debt-to-income ratio:	4.82%
Length of employment:	3 years	Location:	Newtonsville, OH

Home town:
Current & past employers:	Lykins Oil Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I am fininshing a patio and deck plus I am doing repairs to my son's car.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,638.00	Public Records On File:	1
Revolving Line Utilization:	72.00%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Lykins Oil Company?	I am responsible for installation, maintenance and sales for the propane division.
What do you plan to use the loan for?	Finishing our patio and deck plus repairs to one of our cars

Member Payment Dependent Notes Series 500925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500925	$4,800	$4,800	7.14%	1.00%	April 13, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500925. Member loan 500925 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	Cerner Corporation	Debt-to-income ratio:	4.95%
Length of employment:	9 years	Location:	LEES SUMMIT, MO

Home town:
Current & past employers:	Cerner Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > This is going to be used for a used work truck purchase and some upgrades to my home.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cerner Corporation and what do you do there?	Cerner is the leading U.S. supplier of healthcare IT solutions. I am a Solution Architect within the organization that provides support for the solutions offered by Cerner.

Member Payment Dependent Notes Series 500950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500950	$5,500	$5,500	7.51%	1.00%	April 7, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500950. Member loan 500950 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Data Transfer Solutions, LLC	Debt-to-income ratio:	14.51%
Length of employment:	6 years	Location:	Orlando, FL

Home town:
Current & past employers:	Data Transfer Solutions, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > This loan will be used to pay down some of my fiance's credit cards which have bad interest rates. I have a very stable job, and have enough income to pay this loan myself, but he will be giving me money towards it every month, too - we plan to pay it down early. He got into a hole fixing up his old house to sell (we now live together). I have a very good record of paying off debt, and we both have very stable careers - My company is like a family - the core group has worked together for over a decade - even before it became it's own company. He agreed I am "better with money" and I have better credit, so I am trying to help clean his up some by clearing some of these bad rates.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,097.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are a better person than me :) 1. What is Data Transfer Solutions and what is your position there? 2. What is your monthly mortgage? 3. Please itemize the $2097.00 in revolving credit balance. 4. Contact LC to expedite verification of your income and employment information - this makes your application more attractive to potential lenders.	Hello Dr Dave, 1. I am an Art Director - I design websites, brochures/video/interactive presentations. We are primarily a GIS (Geographic Information Systems) company - including programmers, engineers, mapmakers, and multimedia. I have worked with the CEO of this group through several name-changes, and even before this company... I have really worked with the core crew about 10 years. We just won a major contract (millions of dollars worth), so we are very stable - even in this horrible economy. 2. Mortgage: about $1940.00 (a little less) a month - my fiance pays half (we have lived here for 2 years) My salary is around 56k (his is about 10k more). 3. I do not know exactly what counts as "revolving credit" I have enough to pay for this loan on my own, but I will not be paying it on my own. My fiance is not the best with financial planning - he made mistake number one, which is getting a lot of cards. This will really help us immensely - I am shocked at how bad rates are now. I am better at keeping all the bills organized, so we are working out our partnership skills. (He has done a lot of work fixing up the house and yard, I do the credit cleanup work - to me it is a good deal!) 4. I asked about my bank check, and they said it would not be until a few more days. I will confirm the second I can!
You are a good-hearted person. When I dated my wife, I told her that I wouldn't marry her unless she could direct me out of debt...but she didn't make a loan for me. Are you ready to pay this loan back if you two break up before it is repaid?	Oh, yes - we have known each other for 10 years - There is little chance we would break up before it is paid. I would definitely know it was my responsibility if we did. He is my husband in living arrangements already - we are committed to each other. It think we have realized who needs to handle the cash in this relationship! He is a wonderful man in other respects. In fact I think it is his generousity that dug him in deepest here. It will be mainly his money flowing in to these payments through me - but I could cover it too. We are trying to get all his debt cleared up as soon as possible. This site seems like a wonderful option.

Member Payment Dependent Notes Series 500961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500961	$5,000	$5,000	7.51%	1.00%	April 12, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500961. Member loan 500961 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,729 / month
Current employer:	Best Buy	Debt-to-income ratio:	2.31%
Length of employment:	< 1 year	Location:	NORTH MIAMI BEACH, FL

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I will begin graduate school on July; my major is MBA with concentration in finance. This loan is to help me get a notebook, books and other supplies that i will need for school. I will pay this loan ealier than the life of it. You are not just lending me money to pay for these school essentials; you are investing in someone's future. Thank you!

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$580.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Best Buy?	I' am a product process associate at Best Buy.

Member Payment Dependent Notes Series 500962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500962	$6,000	$6,000	7.51%	1.00%	April 9, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500962. Member loan 500962 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Medical Center Lewisville	Debt-to-income ratio:	18.91%
Length of employment:	2 years	Location:	Highland Village, TX

Home town:
Current & past employers:	Medical Center Lewisville
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > covered patio with concrete extension. Patio will be 16 X 32 upon completion. Will include fans and lighting, and cable hook up.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,260.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Medical Center Lewisville?	Director
what is the 22K that you have in a revolving credit balance?	School loans

Member Payment Dependent Notes Series 500964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500964	$9,000	$9,000	9.88%	1.00%	April 8, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500964. Member loan 500964 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,600 / month
Current employer:	San Carlos Irrigation Project	Debt-to-income ratio:	4.41%
Length of employment:	7 years	Location:	Gilbert, AZ

Home town:
Current & past employers:	San Carlos Irrigation Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > My fiance and I just closed on a home in January. We very much want to upgrade the backyard from an all dirt yard to green grass and a pool. And hopefully just in time to cool down from the fast approaching Arizona heat! I am a repeat customer at Lending Club and recently paid off my $15,000 loan in January! I enjoyed my first Lending Club experience and the fact I paid off my loan as agreed supports my claim as a great investment opportunity for anyone considering my request. Thanks to all who are considering funding my loan...

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,654.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is San Carlos Irrigation Project and what do you do there?	The San Carlos Irrigation Project is a small water and power company located in central Arizona. The company delivers water to farmers year round and provides electric service to approximately 100,000 customers. I am an electrical engineer by training and I currently work on the Power side of the company in the Engineering Division.

Member Payment Dependent Notes Series 501047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501047	$2,500	$2,500	15.33%	1.00%	April 9, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501047. Member loan 501047 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	American Showa, Inc.	Debt-to-income ratio:	17.81%
Length of employment:	6 years	Location:	Columbus, OH

Home town:
Current & past employers:	American Showa, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,754.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is American Showa, Inc. and what do you do there?	American Showa, Inc. is making shock absorbers for Honda and Harley-Davidson. It is the biggest global Honda supplier for several parts. I work as assistant manager on new model development department.
Loan Description please?	My car broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.
What is it that you are planning on purchasing?	My car broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.
What is the purpose of this loan? Thanks.	My car broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.
What do you intend to buy?	My car broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.
Call Lending club and have them go over your account to have it stop showing "Under Review". Many do not loan until it says that and just sit and wait. or pass you up. Also what are you monthly expenses. How much do you currently pay towards the 9k debt.	My monthly expenses are average $1400. I am paying my debt with income. My car just broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.
Hi, whats the major purchased?	My car broke down and it will cost $2500 to repair it. I will use loaned amount to pay repair cost.

Member Payment Dependent Notes Series 501089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501089	$7,500	$7,500	13.11%	1.00%	April 12, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501089. Member loan 501089 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Superior	Debt-to-income ratio:	15.90%
Length of employment:	1 year	Location:	NILES, IL

Home town:
Current & past employers:	Superior
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > Looking to purchase an off-road track motorcycle + gear and get back into riding on the track after having been out of the mix for about 2 years. Borrower added on 04/05/10 > For those looking at my Credit History my DTI is slightly higher then I actually pay. I have co-signed on a family loan for a vehicle that I do not pay and is payed by a family member, resulting in about 10% of my DTI. I have signed up for LendingClub over my local CU/Bank to get a slightly lower Interest rate, being quoted around 16% at local lenders.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Superior and what do you do there? What was your previous job and how long were you there?	Superior is a private ambulance company, I work as an EMT recently having finished Paramedic school I also 'volunteer' on an ambulance in my off-time to finish hours for school. Prior to Superior I was employed as general labor and office work for a contractor which I still work, minimally.
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Live at home with parents, Pay no rent. Only monthly expenses are a Verizon bill of $130 and gas for my vehicle averaging $50 a month.
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	Already have answered a similar question if you would like to check the history.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Funds are automatically withdrawn yes. I forsee no loss of income. Actually looking at a raise at the end of this month.

Member Payment Dependent Notes Series 501091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501091	$7,500	$7,500	10.25%	1.00%	April 13, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501091. Member loan 501091 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	AlixPartners LLP	Debt-to-income ratio:	8.06%
Length of employment:	2 years	Location:	RIVERVIEW, MI

Home town:
Current & past employers:	AlixPartners LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > This loan will be to consolidate credit card debt and pay off using one monthly loan amount to ease the process and ensure new debt is not entered into. Very stable job w/ 85k plus a year in income and have no interest in damaging my credit. Good credit score with auto and home loans always on time. Have cash but using for other purposes and will set up automatic payment plans for monthly recurring payment.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,720.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	HSBC Credit Card- $2000 PNC Credit Card - $5000 Both of these will be consolidated and paid off using this loan. All other debts (mortgages / auto loans) will continue on same normal payment process.

Member Payment Dependent Notes Series 501132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501132	$12,000	$12,000	13.85%	1.00%	April 12, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501132. Member loan 501132 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,067 / month
Current employer:	nova disposal	Debt-to-income ratio:	8.58%
Length of employment:	4 years	Location:	lorton, VA

Home town:
Current & past employers:	nova disposal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,999.00	Public Records On File:	1
Revolving Line Utilization:	53.60%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is nova disposal and what do you do there?	Nova Disposal is your source for household, estate, and commercial cleanouts, and debris, trash, waste, rubbish, and junk removal services. Our company also offers recycling, construction site cleanup, and construction debris removal and hauling services. We bring the trucks and the people to load up your junk building material, which eliminates the need for dumpsters or containers. Our talented staff can load anything or everything you no longer want onto our vehicles and cart it all away. From one item to an entire store or office, we can do it all. I own 75% of the company plus I manage day-to-day operations. www.novajunk.com
How much are you currently paying each months toward the debt you plan to extinguish?	I am currently paying $450 each month.

Member Payment Dependent Notes Series 501170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501170	$8,000	$8,000	16.07%	1.00%	April 12, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501170. Member loan 501170 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,959 / month
Current employer:	amelia fabrics-janet's custom creations	Debt-to-income ratio:	21.66%
Length of employment:	10+ years	Location:	AMELIA COURT HOUSE, VA

Home town:
Current & past employers:	amelia fabrics-janet's custom creations
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > This is going to be a small business loan for me. I have been self employed for 14 years. I own and operate a professional custom drapery workroom, a quilt fabric shop, and an eBay store that is an extension of my quilt shop. Due to the economy, my businesses have been slow, but steady, so I was making out alright. But this winter, sales and work got very slow, almost to a stand still. We had several snow falls this winter , which is unusual for Virginia, that caused my quilt shop to be closed often. I plan to use this loan to pay by payroll and business expenses to help get me over this slump so I can keep my employees employed. I know work will pick up this Spring as sales have already started to pick up since mid-March. I have a long track record of always paying my bills.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,536.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,000 "OTHER" category loan: (1)- Provide accurate loan description how $6,000 intended to be spent. "Other" tells lenders absolutely nothing useful. (2)-Transubion Credit Report shows $41,536 Revolving Credit Balance debt (98 pct utilization all credit lines- You are "Maxed Out" on CC debt.) $ total actually paid per month on RCB debt is how much? (Total $ actually PAID per month and not minimum CC $ payments DUE per month.) Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Lender 04.07.2010 @ 06:01 AM ET	This is a loan for my business, that is why I selected "other". I have two businesses, a custom window treatment business and I own a retail Quilt Shop. We had a very snowy winter which made business very slow. I plan to pay business bills and payroll to get me over this slump until business picks this Spring, ( it is already starting to pick up). I want to keep my employees employed. The $10,000 on my credit report for Citibank is really my husband's card. I am on the account as an extra cardholder. I did not know it would show up on my credit report so I plan to get my name off his Citibank account. I usually pay about $50 more than minimum payment on credit cards, or more if I have it available.
What do you plan to use this loan for?	I am using this for my business to pay business bills and payroll until business picks up this Spring, (it is already strarting to pick up). We had an unusual snowy winter which made business very slow. I want to keep my employees employed.
What do you plan to use the loan for?	I am using this for my business to pay business bills and payroll until business picks up this Spring, (it is already starting to pick up). We had an unusual snowy winter which made business very slow. I want to keep my employees employed.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Verification of each item is independent of verification other item. After Credit Review process completed the on-screen borrower application viewed by lenders will reflect status updated to "APPROVED". Completed process will benefit borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END REATES DELAYS. This Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 9:17 AM ET.	Thanks for the information.
Is your business making money?	Yes, it was making money until January and February when it got really slow. In my drapery business, I work for 8 interior decorators, and in January, only one was giving me a few orders. My Quilt Shop sales were very slow because we had to close often because of several snow falls we had, which is not normal for our area of Virginia, (when it snows in our area everyone freaks!). My drapery business finally started picking up in mid-March, and now that we have been having some warm weather, people are coming in to buy quilt fabrics and bringing in their spring clothing alterations, (we also do alterations work in my quilt shop).
FYI: Today Credit Review completed. Credit Review Status upgraded to "Approved" Your loan currently attracted $2,850 funding (35 pct required funding) from 42 individual lenders. When loan 100 pct funds promissory note will be automatically issued and $ net proceeds will be deposited into your bank account. This morning I will be committing $100 to help fund your loan. Many other small lenders will also committ their $ to help fund your loan. Typical $8,000 Small Business loan attracts between 125 to 150 individual small lenders. Average investment between $55 to $65 per individual small lender. Small businesses create American jobs. A pleasure to help fund your established small business's capital requirements. Semper Fidelis (USMC Motto). Member 505570 USMC-Retired-Lender Virginia Beach, VA 04.08.2010 @ 03:51 AM ET.	Thank you so much. Small businesses are the back bone of our country. When the my business gets busy again, I would like to someday help someone else in my situation through this club.

Member Payment Dependent Notes Series 501189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501189	$5,050	$5,050	10.99%	1.00%	April 13, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501189. Member loan 501189 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	ira toyota	Debt-to-income ratio:	21.52%
Length of employment:	1 year	Location:	chelsea, MA

Home town:
Current & past employers:	ira toyota
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > i;m borrow this money to add to my funding to expand my small bussiness. My bussiness is in process right now and i need this money to rent the equipment for my hair salon....

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	18
Revolving Credit Balance:	$8,301.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ira toyota and what do you do there?	i work for CDC which is a call center for ira toyota..... I sell car......

Member Payment Dependent Notes Series 501209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501209	$3,200	$3,200	13.48%	1.00%	April 8, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501209. Member loan 501209 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,100 / month
Current employer:	San Diego Unified School District	Debt-to-income ratio:	1.46%
Length of employment:	4 years	Location:	Chula Vista, CA

Home town:
Current & past employers:	San Diego Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	38
Revolving Credit Balance:	$486.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with San Diego Unified School District?	Type your answer here. I am a school counselor
it wouldhelp if we knew yor job decription and what the money would be used for	I am a high school counselor. I meet with students to ensure that they graduate from high school on time, educate them on their options after highschool, provide programs and support to student and families. The money will be used to support my parents who are both disabled.
what do you need this loan for?	A personal loan to support my parents who are both disabled.
Since you have to borrow money to support your parents now, have you figured out how to support them in the future without borrowing more money?	This is will give me more time to get more extended family and friends to financially assist me
Please contact LC so you can send them income verification, etc. and have your status say 'Approved'. Thanks!	Thank You!!!

Member Payment Dependent Notes Series 501213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501213	$6,200	$6,200	7.88%	1.00%	April 8, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501213. Member loan 501213 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	O'connor Hospital	Debt-to-income ratio:	9.62%
Length of employment:	7 years	Location:	San Jose, CA

Home town:
Current & past employers:	O'connor Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	72
Revolving Credit Balance:	$3,947.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at O'connor Hospital?	Im a Respiratory Therapist and have been at this same hospital for 7+ years.
Can you clarify what this loan will be used for? Are you in school now or have you graduated? Are you paying off a student loan and working full time?	I have graduated and I work full time. This is to pay off the remainder of my loan which has very high interest
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I live alone so yes I am the sole wage earner. I earn a full time income and have been since I've been 15 years old. I see no delinquencies in past 72 months. I will be paying 198.00 per month on this loan for 36 months. My DTI (dept/income ratio) is 9.62% if that helps? I feel Im a safe investment.

Member Payment Dependent Notes Series 501243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501243	$4,000	$4,000	10.99%	1.00%	April 9, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501243. Member loan 501243 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Gulf Intercoastal Constructors	Debt-to-income ratio:	18.56%
Length of employment:	3 years	Location:	Gretna, LA

Home town:
Current & past employers:	Gulf Intercoastal Constructors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,187.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gulf Intercoastal Constructors and what do you do there?	It is a joint venture between several companies. The lead being Kiewit Construction Company, which is who I work for. The job I am on is building a huge pump station with a flood gate and several miles of barrier wall where several canals meet together. This is just South of New Orleans. It will be the largest pump station in North America.

Member Payment Dependent Notes Series 501266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501266	$6,000	$6,000	13.48%	1.00%	April 12, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501266. Member loan 501266 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Tykan Group	Debt-to-income ratio:	4.50%
Length of employment:	3 years	Location:	Bothell, WA

Home town:
Current & past employers:	Tykan Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Roof is leaking and needs some repairs. Borrower added on 04/06/10 > Many have asked why I have no reserves, why would I need a loan. I apologize in advance, but I went thru a dark period where not much mattered to me due to personal issues. I managed to keep my job, but I lost my wife, was garnished for nearly half my income in alimony and child support. As that dark decade passed, I lost so much. But if you review my credit report for the last two or three years, its obvious that I have found a new path. A way from the darkness that distracted me from keeping my responsibility's and insuring my savings. Today I am free of my alimony and child support payments, and at least retain my income and career. But if I do not find a way to get my living space repaired, it will cost me 10 times as much in just a couple months. While my income will afford me this in a couple months, by the time it does, the repair costs will have escalated again. Thank you all for the time to read, the willingness to understand, and the help to overcome this moment.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	76
Revolving Credit Balance:	$376.00	Public Records On File:	1
Revolving Line Utilization:	34.20%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tykan Group and what do you do there?	An IT consulting firm. I have worked for them as a consultant for coming on three years. I work as a systems engineer/architect. Currently working on projects for NBSA, the support arm for NYK Lines / Nippon Cargo.
Can you explain your public record from about 6 years ago? Also, if you make $150,000/yr, why don't you have $6,000 in cash to make these repairs?	I went thru a divorce many years back that left me emotionally and financially devastated. Some poor life choices followed, but I did manage to maintain and keep my career. My child support ran over 1/3rd my income, leaving very little for myself. I have only just started in the last couple years getting myself realigned and living well. Please feel free to inspect my last two or three years of history as a reference to that condition, I feel that life is infact improving, that I have found a new path that keeps me grounded, and it shows in my credit record. But I am still paying off and down the mistakes of the last decade.
With your income, why do you need to borrow money for a roof repair? Don't you have an emergency fund?	I have battled some medical issues, as well a past divorce. I am mostly free of the past debts now, and could save the money required for this repair in just a couple months. But, in that time, any number of problems could arise from not repairing the fault. I would rather take the risk of going a little in debt, knowing my income will allow me to repay the loan quickly. This would insure that the repair cost doesn't escalate due to lack of attention.
Please explain Home Ownership = RENT Why are you repairing the landlord's roof?	Because the landlord is my girlfriend. She's putting up a fair potion of this as well, but needs the help to complete the task. As I live there, I have responsibility to the situation. We plan on marrying in the future, once we have a better grip on our lives.
Could you please answer investor 246153 who asked "Can you explain your public record from about 6 years ago?". Thank you.	I had a relationship breakup that placed a car in question of ownership. She kept it, I ended up having to pay for it, but during the debate about who pays, the loan default.

Member Payment Dependent Notes Series 501282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501282	$4,200	$4,200	12.73%	1.00%	April 12, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501282. Member loan 501282 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Puget Sound Naval Shipyard	Debt-to-income ratio:	12.89%
Length of employment:	< 1 year	Location:	Bremerton, WA

Home town:
Current & past employers:	Puget Sound Naval Shipyard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Have a rental property that is being rented this month. Bought appliances, painted the whole house. Need small funding for the rental business.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,753.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Puget Sound Naval Shipyard and what do you do there?	I work for department of defense as a Mechanical Engineer. PSNS is Department of Defense.
Your listing shows $38000 in revolving credit. How much are your current monthly payments ? Are they cards that can raise your interest rates?	Type your answer here. I have $36,037.81 of home equity line of credit. My first mortgage is $109,000. Total Mortgage balance is $145,037.81. The renter is paying $850.00 per month and covers the mortgage.The equity is $134.00 Per month which i pay for it. I have Best Buy Card 0f $ 1,512.19 with 0% Interest for 3 years $100.00 per month. I also have GE card of $450.00 with 0 % interest for 6 months and i pay $75 per month. The summary of $38,000 is as follows: 1. Home Equity Loan = 36,037.81 2. Best Buy Card = 1,512.19 3. GE Card = 450.00 Total = 38,000.00 Thanks Alex

Member Payment Dependent Notes Series 501337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501337	$1,000	$1,000	10.62%	1.00%	April 13, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501337. Member loan 501337 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	UCLA medical center	Debt-to-income ratio:	4.80%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	UCLA medical center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,024.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at UCLA medical center?	registered nurse
Why are you borrowing this money? Taking origination fees into account, is this loan worth it?	I need the money for daily expenses. Yes the loan is worth the fees.
Purpose of the loan?	Purpose for the loan is to use the money for daily expenses.
why do you need this loan?	Loan money will be used for daily expenses.
I had thought happiness was much more expensive. Are they having a sale? You are asking real people for real money and you refuse to tell anyone what the loan is for. What is the purpose of the loan.	I used the word happiness, because I believe happiness can come in many forms, from different things, simple things like being able to pay for daily expenses without worries of not having enough money for gas, groceries, bills, etc. I know I can't buy happiness, I just want to know I have enough to survive.

Member Payment Dependent Notes Series 501338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501338	$10,000	$10,000	7.88%	1.00%	April 13, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501338. Member loan 501338 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:		Debt-to-income ratio:	12.32%
Length of employment:	5 years	Location:	Clifton park, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,405.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your current employer? What is the meaning of your title?	I am a sub-contractor for Time Warner Cable. I am a DBA and sole proprietor and have been in business a such for the last several years. Time Warner contracts me out to go into their customers homes to install and upgrade their cable, phone and computer components.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What does "taxes down" mean? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Taxes down just means that this loan is being used to help pay off our income taxes for this year. All our debt is managed quite well as is evident by our credit history. My wife also works and contributes supplemental income to the home. We normally have about 1500.00 every month of disposable income. So we alsways do have a cushion shodl we need one. But, for this year we decided to take a loan to help with the taxes rather than use our cushion. The payments for this loan will be automatically withdrawn from our account monthly.
Is the loan for paying taxes or credit card debt?	paying on income taxes

Member Payment Dependent Notes Series 501387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501387	$3,600	$3,600	7.88%	1.00%	April 9, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501387. Member loan 501387 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,196 / month
Current employer:	Duck Creek Technologies	Debt-to-income ratio:	6.03%
Length of employment:	3 years	Location:	Springfield, MO

Home town:
Current & past employers:	Duck Creek Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,200.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Duck Creek Technologies and what do you do there?	Duck Creek Technologies is a leading insurance software company that covers policy administration and billing software. I am a senior content developer, where I code and oversee a team of resources on projects. www.duckcreektech.com for more information.
Hello. Please provide the following detail about the debt you will be paying off and the remaining debt that you will have: Current interest rate, minimum required monthly payment, your normal monthly payment. Additionally please explain your recent credit inquiry. Thank you.	I am paying off a few credit cards and a store card. The only remaining debt I will have are some student loans. Amazon.com Store Card: 0% for 8 more months - minimum ~30, normal monthly ~50. Amazon.com Rewards Card: 18.9% - minimum ~30, normal monthly ~75. Chase Credit Card: 15.24% - minimum ~50, normal monthly ~100. The recent credit inquiry was from getting a new apartment, and a credit check was required for that.

Member Payment Dependent Notes Series 501393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501393	$4,600	$4,600	14.96%	1.00%	April 13, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501393. Member loan 501393 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Macys	Debt-to-income ratio:	5.63%
Length of employment:	5 years	Location:	glendale, CA

Home town:
Current & past employers:	Macys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I Work For A Great Company!I've Been Promoted 3x's Since I've Worked For Macy's!I Am A Hard Honest Worker Trying To Reach My Dream's And Accomplish My Goal's!

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,180.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 501398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501398	$7,500	$7,500	9.88%	1.00%	April 12, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501398. Member loan 501398 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Barclays Capital	Debt-to-income ratio:	7.74%
Length of employment:	3 years	Location:	Apt 2G, NY

Home town:
Current & past employers:	Barclays Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Successful NYC couple seeking a small personal loan to help cover the cost of our wedding. We are looking for a little assistance up front and will easily be able to cover the monthly commitment. Our yearly household income is approximately $125,000-just need money upfront since we are less than 2 months away!

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,931.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Barclays Capital and what do you do there?	Barclays Capital is a premier global investment bank. They bought former Lehman Brothers and are now the 3rd largest IB in the world. I work on the emerging markets sales desk. My role is extremely secure.

Member Payment Dependent Notes Series 501428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501428	$5,000	$5,000	14.22%	1.00%	April 9, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501428. Member loan 501428 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	self	Debt-to-income ratio:	23.76%
Length of employment:	10+ years	Location:	SYRACUSE, NY

Home town:
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I am trying to remodel a spare bedroom for my daughter and her son. She recently got divorced and is living back with me.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,445.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501462	$6,500	$6,500	14.22%	1.00%	April 8, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501462. Member loan 501462 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Marion county fire rescue	Debt-to-income ratio:	4.99%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Marion county fire rescue
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,326.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Marion county fire rescue?	I am a Firefighter/EMT.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.06.2010 @ 08:41 AM ET.	I plan to pay it off in less than 3 years. Preferrably in 2 or less.
wow, firefighters down there only make $33k??? find a job out in california, you'll make 90-120k easy.	yea i know i wish all my certs would transfer so i could go out there.

Member Payment Dependent Notes Series 501536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501536	$2,500	$2,500	10.99%	1.00%	April 8, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501536. Member loan 501536 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	BCT Inc.	Debt-to-income ratio:	14.77%
Length of employment:	4 years	Location:	Duluth, GA

Home town:
Current & past employers:	BCT Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	40
Revolving Credit Balance:	$806.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I am using the loan to consolidate my debt so I can pay everyhing off faster.

Member Payment Dependent Notes Series 501570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501570	$4,000	$4,000	11.36%	1.00%	April 9, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501570. Member loan 501570 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,519 / month
Current employer:	Hometown Bank	Debt-to-income ratio:	18.45%
Length of employment:	8 years	Location:	Seneca, MO

Home town:
Current & past employers:	Hometown Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I am needing some funds to help pay income taxes. We realized too late that my wife's employer wasn't withholding enough for taxes and ended up owing instead of getting a refund. The withholding amount has now been changed and shouldn't happen again.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$126,165.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Would you lend money to someone who turns in an incomplete loan application?	Sorry for the lack of info. I thought that I put that info on the original application screen. It is being used to pay income tax. My wife's employer wasn't withholding the correct amount and I didn't catch it until November. It has now been corrected. Thanks....
What is Hometown Bank and what do you do there?	It's a small community bank in SW Missouri. I am a business and agricultural lender. I've been here for 8+ years.

Member Payment Dependent Notes Series 501619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501619	$8,000	$8,000	17.19%	1.00%	April 9, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501619. Member loan 501619 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	CSL Plasma	Debt-to-income ratio:	13.46%
Length of employment:	4 years	Location:	Boynton Beach , FL

Home town:
Current & past employers:	CSL Plasma
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Have a 4 bedroom 2785 Sqft single level home that I bought as a Short Sale in June 2008. The current A/C is undersized and needs replaced with a new 5 ton Trane Unit along with a new air handler and some duct repair. Total Cost is $10,500 and I have 3K cash I am using along with the loan proceeds to install the new unit. My monthly mortgage payment includes RE Taxes and Property Insurance which are escrowed as part of my mortgage loan with Bank of America.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,774.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 HIP loan: (1) What is CSL Plasma? And your Position is? (Job/What you do) for employer. (2)- Transunion Credit Report shows $11,774 Revolving Credit Balance debt (97.30 pct utilization factor all available credit lines- You are "Maxed Out" on CC's.). Total $ payments made on RCB per month are $? (Total $ actually PAID per month and not minimum $ CC payments DUE per month on RCB.) Advance thanks for ansers to ALL quetions. Member 505570 USMC-Retired-Lender 04.07.2010 @ 6:45 AM ET	1 - CSL Plasma is a subsidiary of CSL Pharmaceuticals. We are the human blood plasma supply chain for the manufacturing and production plants operated by CSL. I am the Sr Engineer in charge of design and construction of all new production facilities in North America. I have a structural Engineering Degree. check out the website www.cslplasma.com 2 - That has just been removed as verified today. I was an authorized user on two of my mothers Credit Card account's (she is retired, I have power of attorney) those two cards have been canceled and that credit file has been deleted as of 4.7.2010 (Did not know as authorized user for her expenses it would go against me) - You can recheck credit to verify. I have one credit card that I have a $750 balance on which I pay off monthly. The home is my primary home for me and my family. I have a 30 year Fixed mortgage at 6%. Balance of loan is $274K with current value of $310K. As you can see by my credit, No late payments and once the "Authorized User" accounts were removed, my revolving CC balance is less that 10% of available credit.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is the borrower Employment-Income Verification a/k/a "Credit Review". Verification of each item is independent of verification other item. After the Credit Review process completed the on-screen borrower application viewed by lenders will reflect status updated to "APPROVED". Completed process will benefit borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END REATES DELAYS. This Information should benefit 1ST-time L C borrower. Thanks for earlier reply concerning RCB debt. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 9:53 AM ET.	Thank you for the information. I am currently awaiting for the "test" deposit from LC to verify my checking account. I have not been contacted by anyone from LC to date to provide my W-2's for Employment/ Income verification. Once I receive the request, I can quickly provide as all documents are ready.
Will you be able to make payments on all your debt? You seem to be overextended?	As noted in previous answers, my debt to income is less than 15%. I was listed as an authorized user on two CC accounts which have been removed as of today.(Was not aware that those balances would impact my ratio since I was not liable for the accounts) My personal debt is very low. At and income of 91K + Bonus and my spouses income of $85+K we each place 15% in our 401K's and invest another 10% each in diversified investment accounts. We live well within our means and are not living paycheck to paycheck.
How secure is your job? What do you do?	Very Secure at my job. I work for a Multi-International Pharmaceutical Company based in Melbourne Australia that operates in 27 countries. We manufacture specialty professional use products using human blood plasma for HIV, Brain Disorders, Cancer, Blood Disorders, etc... The Division I work for is CSL Plasma based in Boca Raton FL. Parent Company is CSL Limited. Website www.cslplasma.com and that site has links to CSL limited, financial statements, etc... This is a Multi Billion Dollar company. My position is Sr. Project Engineer Design & Construction. I manage the design and construction of all of our North American blood plasma production facilities to make sure they meet FDA and GHA (European Union) requirements. I have been with the company for 4 years as a Sr Manager. I have a degree in Structural Engineering and a member of ISPE (International Society Pharmaceutical Engineers)
What steps will you take to reduce your debt? How will you make sure payments will be paid ontime? Will you reduce discretionary spending?	Our discretionary spending has not been an issue. We live well within our means and no major changes to our spending/saving habits are planned. Since others in the country lived beyond their means and created the financial meltdown, our bank Wachovia no longer offers consumer loans (signature loans) however they would give us a line a credit against our house. We have decided that more debt placed against our house beyond our one mortgage is not an option and does not make good financial sense for such a low amount of money. I prefer a short term loan, however LC only offered a 36 month plan with no pre-payment penalty. I am not happy with the rate they quoted me, (I believe its based on the high Debt to Income ratio inflamed by the "Authorized User" accounts that were listed on my credit) but when I do the math for the interest I would pay over the 8 to 12 months vs the lost investment income if we took the funds from one of our investment accounts, we make more money in investment interest by borrowing short term vs what we would pay on this loan for that 8 to 12 months since loan interest does not compound like investment interest. I Plan to have loan paid in full within the next year (8 to 12 months) Please refer to previous answers to questions.

Member Payment Dependent Notes Series 501624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501624	$5,500	$5,500	14.22%	1.00%	April 8, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501624. Member loan 501624 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,006 / month
Current employer:	Engineered Arresting systems	Debt-to-income ratio:	9.23%
Length of employment:	2 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Engineered Arresting systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > 1/2 of my last semesters classes were paid on a credit card since I didn't have the cash available to pay it off at the time. Now the credit card company wants to tack on 24% interest onto the bill. The loan will pay off the credit card and the interest rate being that much lower drops the total paid over time considerably.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	57
Revolving Credit Balance:	$7,086.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you still in school and working too? What is Engineered Arresting Systems and what do you do there?	I'm out of school and work full time at Engineered Arresting Systems as a Mechanical engineer. We are the world leading designer and manufacturer of aircraft arresting systems.

Member Payment Dependent Notes Series 501659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501659	$9,000	$9,000	10.62%	1.00%	April 12, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501659. Member loan 501659 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	EnCana	Debt-to-income ratio:	7.56%
Length of employment:	4 years	Location:	DENVER, CO

Home town:
Current & past employers:	EnCana
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Just want to consolidate credit cards Borrower added on 04/07/10 > Just want the loan since its a better rate then what I currently pay on my cards.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,962.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and balances of the debts you want to consolidate? What happened with the delinquency 3 years ago? What is EnCana and what are your responsibilities there?	Thanks for your questions. The interest rates on my cards now are in the 18-22% range. So they is why I just wanted to consolidate everything at a lower rate. The delinquency was a medical bill I was arguing against and it went past-due before I paid it. EnCana is a large natural gas company. I work as a Business Analyst for them to analyze spending, project profits and forecast future trends.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	I currently have: Credit card with approx 3,000 @19.8% CreditCard with approx 3,800 @ 18.8% and a car loan with about 4,000 left on it at 8.9% that i am going to pay off. These are the debits I intend on conolidating with the 10% loan. My only other monthly expenses are rent, power, phone, cable..nothing crazy. I am saving for a house and this loan will help save more to reach a goal faster.

Member Payment Dependent Notes Series 501716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501716	$1,300	$1,300	12.73%	1.00%	April 13, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501716. Member loan 501716 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:		Debt-to-income ratio:	20.63%
Length of employment:	3 years	Location:	Montgomery Village, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,371.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501726	$10,400	$10,400	7.51%	1.00%	April 13, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501726. Member loan 501726 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	Bagley Public Schools	Debt-to-income ratio:	11.06%
Length of employment:	5 years	Location:	Clearbrook, MN

Home town:
Current & past employers:	Bagley Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > These funds will be used to pay off three credit cards, on which I have never made a late payment. Three years of repayment with Lending Club will allow me to be credit-card debt free for the first time in 15 years. I have tenure in my current job with a stable income.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,655.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate this debt? After you pay off this debt, do you have a plan for avoiding future credit card debt? Your monthly payments on this loan are quite high in comparison to your income; can you afford the loan payments? What is the average percent interest rate on your current debt? Your answers are appreciated. Wishing you the best and hoping to help you.	One card was dedicated to wedding expenses, the other to accumulate product for a small business (ad)venture. I was making good progress on both until about one year ago, when we had our first child. My husband had major surgery around Christmas time, devoting the pay-down cash to other expenses. The third card debt was during the time of my husband's unemployment after surgery to keep food on the table (and the baby in diapers!). My husband is back to work and in good health. The monthly loan payment I can make with Lending Club will allow me to pay off these cards far earlier than I could at rates between 17.99% and 23.99%. The debt I accumulated before these cards was in college and after a bad divorce...all paid before I started on these cards. I now only keep one card in my wallet...one with a zero balance...so that I can pay it off each month. With my husband back to work, we can split the bills again and he makes the house payment! Thank you for your inquiry, and I cannot thank you enough for your support.
Hello. Thank you for answering all my questions. I will invest in your loan and hope that your financial situation will continue to steadily improve. Wishing you and your family the best.	Thank you. I appreciate your time and consideration.

Member Payment Dependent Notes Series 501740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501740	$8,000	$8,000	10.99%	1.00%	April 12, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501740. Member loan 501740 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Independent Contractor	Debt-to-income ratio:	13.40%
Length of employment:	10+ years	Location:	Unit 319, FL

Home town:
Current & past employers:	Independent Contractor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Paying high interest portion (20.99%) of credit card. Remainder is at 5.99% fixed rated. I have opted out of credit cards. Only other credit card is at 4.25% fixed. HELOC is 2.25% (no withdrawals allowed). Mortage at 5.75%. All have been manageable. No car payment. Goal is to pay all debt outside of mortgages within 3 years.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$175,087.00	Public Records On File:	0
Revolving Line Utilization:	36.78%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Independent Contractor" and what do you do there?	I'm a pharmacist. Basically I work through agencies or my own client pharmacies.
What is included in the $175K listed under revolving credit balance?	Credit Cards and HELOC

Member Payment Dependent Notes Series 501802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501802	$7,000	$7,000	11.36%	1.00%	April 9, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501802. Member loan 501802 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Dept of Veterans affairs	Debt-to-income ratio:	7.95%
Length of employment:	10+ years	Location:	Hudson, FL

Home town:
Current & past employers:	Dept of Veterans affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Buying a fishing boat for recreational use. Borrower added on 04/07/10 > Affiliations: 23 yr at Dept of Veterans Affairs,, have no car payments Spouse income 3500.00 per month he has no bills, loan in my name because I have 721 credit rating. Only married 2 yrs. Borrower added on 04/08/10 > I have a substantial amount in my 401k(govt tsp )account.(over 60k)

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,712.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501827	$5,500	$5,500	13.48%	1.00%	April 13, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501827. Member loan 501827 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,242 / month
Current employer:	Slovene Home for the Aged	Debt-to-income ratio:	22.84%
Length of employment:	5 years	Location:	EASTLAKE, OH

Home town:
Current & past employers:	Slovene Home for the Aged
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Thank you...

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	44
Revolving Credit Balance:	$2,688.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I live with family. I DO NOT OWN A HOME. When I was feeling out an application, it did not give me an option to choose wheather or not I live with family. Sorry about that. THANK YOU.

Member Payment Dependent Notes Series 501844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501844	$8,000	$8,000	10.25%	1.00%	April 12, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501844. Member loan 501844 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Bartos Industries	Debt-to-income ratio:	10.32%
Length of employment:	3 years	Location:	CARROLLTON, TX

Home town:
Current & past employers:	Bartos Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Consolidate Citi Financial Auto loan and Bank of America to lower interest

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,804.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list each loan, the interest rate and the amount you now pay? Thansk you	Bank of America - 14.99% Citi Financial - 13.99%
What is the monthly amount you now pay on each loan?	Bank of America - $50 Citi Financial - $170
Hello, what do you do at Bartos Industries?	Inside sales / technical support

Member Payment Dependent Notes Series 501867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501867	$5,000	$5,000	12.73%	1.00%	April 9, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501867. Member loan 501867 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	ACE USA	Debt-to-income ratio:	17.63%
Length of employment:	4 years	Location:	Newark, DE

Home town:
Current & past employers:	ACE USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > I have never been late on any payments and take pride in having good credit and paying all my bills on time. I plan on paying off my high interest credit cards since the credit card companies decided to hike up the rates on my cards . Hopefully, I will be able to be a Lender down tbe road. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,417.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ACE USA and what do you do there?	ACE USA is a Global Commercial Lines Insurance Co. I am in Commercial Lines Underwriting. Thank you for your question.
what balances/interest rates are you trying to consolidate with this loan? what are your monthly expenses?	As you know, credit scores can range from the various credit scoring agencies. Like everyone else, my credit score fluctuates from one agency to another. With that said, I should not placed my credit score as a selling point because Lending Club already helps establish the fact that my credit is good. You will notice that I have had credit for almost 20 years and I have never been late on anything.

Member Payment Dependent Notes Series 501935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501935	$2,500	$2,500	13.48%	1.00%	April 9, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501935. Member loan 501935 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	fedex express	Debt-to-income ratio:	15.32%
Length of employment:	2 years	Location:	mobile , AL

Home town:
Current & past employers:	fedex express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > With the money received, I plan on paying off my one account I have in collections so I can clear my credit to refinance my car and pay the balance of my medical bills. I stay with my parent and my current bills total 800 monthly. I am a very good candidate as a borrower because I am focusing on rebuilding my credit and starting life anew Borrower added on 04/07/10 > It isnt as much as the other borrowers but I would like to prove that I am and a trustworthy borrower and the in future can do more business on lendingclub.com

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	47
Revolving Credit Balance:	$939.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at fedex express?	A RTD (Ramp Transport Driver) I drive tractor trailers to Mississippi, Florida, and Alabama

Member Payment Dependent Notes Series 501963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501963	$2,250	$2,250	12.73%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501963. Member loan 501963 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,428 / month
Current employer:	Maryland Environmental Service	Debt-to-income ratio:	3.29%
Length of employment:	1 year	Location:	WALDORF, MD

Home town:
Current & past employers:	Maryland Environmental Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Hoping that the investors who are looking at my Loan understand that I am very happy for your help! Can't wait to reach the full amount!

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	15
Revolving Credit Balance:	$587.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Maryland Environmental Service and what do you do there?	It is a State Agency that takes control over water/waste water plants, and industrial plants, exc. You can find more information out at www.menv.com I am a water/waste water Operator in training. I've been working there since July of 2008. The goal is to reach 3 years, so that way I can get my license and become a fully trained Operator.
what was the delinquency from 15 months ago?	I started up a credit card for my mom. We needed a washer and dryer machine, and she missed a payment without telling me. Once i found out, i payed the bill off immediately, so it wouldn't happen again.

Member Payment Dependent Notes Series 502094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502094	$8,000	$8,000	13.48%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502094. Member loan 502094 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	verizon wireless	Debt-to-income ratio:	9.76%
Length of employment:	4 years	Location:	MIDDLETOWN, NJ

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,137.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at verizon wireless?	I'm in retail sales & am also one of the top performers in New York Metro.
Hello. Your credit reflects a Revolving Balance of 2,137.00 but you are seeking $8,000. What other debts are you looking to consolidate?	It's not up to date.. I just purchased a washer and dryer.. and a few other things for home improvements (bathroom and kitchen), however Citi has raised the interest rate so this would be a cheaper way of paying it off. The remainder I'm using for everything else that needs to be finished in the house.

Member Payment Dependent Notes Series 502120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502120	$6,000	$6,000	7.14%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502120. Member loan 502120 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	city of Sparks	Debt-to-income ratio:	4.01%
Length of employment:	5 years	Location:	Sparks, NV

Home town:
Current & past employers:	city of Sparks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$637.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at city of Sparks?	Emergency communications dispatcher
Hello. Could you please describe more about the purchase? For example, why do you want to buy this land? Are you trying to leverage your purchase power, a technique that gave rise to the recent financial crisis? Are you contributing some of your own money to make this purchase? Do you have back up money so that you can pay back this loan no matter what happens after the purchase? Your answers are appreciated. Wishing you the best.	It is a empty lot for a house we would like to build in the future. I am putting $20k of my savings towards the purchase.
Greetings from fellow Sparks resident... Understand ur putting down 20k. What is the six for?	The lot cost is $40k. We are investing $20k in cash, liquidating $14k in assests, and will need an additional $6k.

Member Payment Dependent Notes Series 502121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502121	$6,000	$6,000	7.14%	1.00%	April 12, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502121. Member loan 502121 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,650 / month
Current employer:	Xiotech Corporation	Debt-to-income ratio:	10.57%
Length of employment:	2 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Xiotech Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,057.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Xiotech Corporation and what do you do there?	We develop the latest greatest computer storage products. I work on the test team. Part of my job is to develop tools, to make other people's job easier. The other part of my job is to find all of the bugs in our product.

Member Payment Dependent Notes Series 502129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502129	$6,000	$6,000	13.11%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502129. Member loan 502129 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	Quality Machine	Debt-to-income ratio:	2.38%
Length of employment:	3 years	Location:	Cedar Bluff, AL

Home town:
Current & past employers:	Quality Machine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > This money will help pay off credit card debt & pay remainder of power bill. I am a hard working husband & father of three children. Put my wife through college, which she just graduated with a degree in Echocardiography & is looking for a job now. This will help us stay on our feet until she starts work. I have been to only income for my family since June 2008 when I told my wife she could quit her job & go back to finish her degree. We have no mortgages on our house or cars. We got into credit card debt when my wife was driving 4hrs a day, three days a week to her clinical sites. Now that she has her degree & is looking for a job, we feel it is time to try and get everything paid off. Thank for taking the time to review!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,687.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Quality Machine and what do you do there?	It is a fabrication shop, we get contracted out to work at plants when they are on shut down. I am welder & pipe fitter.
Hello. Could you please talk about the balances, APR's and payments you are looking to consolidate on your Credit Card Debt, and give us an idea as to the amount of the power bill. Thanks so much and good luck!	Juniper $370 / 25 Lowes$325 / 25 Walmart $517 / 25 Walmart$ 712 / 25 Capital One $3030 / 85 Capital one $734 / 25 Orchard 520 / 25 Orchard 226/ 20 Paypal 553 / 30 Power Bill $542
Thank you for your prompt and detailed response. I've noticed that you have listed Wal-Mart, Capital One, and Orchard Twice. Are you trying to help your significant other consolidate as well? If you are, this would be consistent with your revolving balance of $1,687.00 reported by the credit bureau. Would my estimation be accurate? Thanks and have a great weekend!	My wife has a Walmart, Capital one & orchard also. I am not listed on these so they are not included in the balance of 1687.00. I am the only income that our family has.
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Yes we have the deed, no we do not owe anything.
Thank you very much for your prompt responses. I will be investing into your loan :) Have a great weekend, and good luck!	thank you

Member Payment Dependent Notes Series 502142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502142	$3,000	$3,000	13.48%	1.00%	April 13, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502142. Member loan 502142 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,519 / month
Current employer:	active sports and lifestyle	Debt-to-income ratio:	15.74%
Length of employment:	9 years	Location:	costa mesa, CA

Home town:
Current & past employers:	active sports and lifestyle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$642.00	Public Records On File:	1
Revolving Line Utilization:	80.20%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "active sports and lifestyle" and what do you do there?	Type your answer here. It's a skate,snowboard and surf clothing retail chain in southern California and i manage one of the stores. You can check out our website activerideshop.com

Member Payment Dependent Notes Series 502144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502144	$1,500	$1,500	10.25%	1.00%	April 9, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502144. Member loan 502144 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Mission Critical Systems, Inc.	Debt-to-income ratio:	0.94%
Length of employment:	3 years	Location:	Edgewater, CO

Home town:
Current & past employers:	Mission Critical Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Family Separation after 10 years. Ex can't afford to furnish a new place, so I gave her everything. Starting over. Borrower added on 04/08/10 > I've got a lot of big ticket items to replace, and simply want to make sure I don't get caught in a pinch and can make a comfortable home for my son swiftly.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,506.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
At $45,000 / month, why would you need this loan?	I've sent in a request to have this fixed. The way the question was posed it appeared I was supposed to enter my annual gross income, which is $45,000.

Member Payment Dependent Notes Series 502186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502186	$7,750	$7,750	13.11%	1.00%	April 13, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502186. Member loan 502186 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	amazon.com	Debt-to-income ratio:	19.78%
Length of employment:	3 years	Location:	lexington, KY

Home town:
Current & past employers:	amazon.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > If I am fully funded I plan to use the funds to pay off my vehicle, and pay off a revolving account. I hope that my credit score will give you peace of mind and that I am consistent in paying my bills on time each month. I have a stable job that I have worked at for 3 years and 6 months. I have never been laid off or worked less than 40 hours a week while at this company.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,291.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses. Thanks.	Hello desk8149, Rent $499.00 Student Loan $63.52 Car Note $196.79 ( I plan to pay this off with this loan) Dell Computer Acct $71.00 (This is the other acct I plan to pay off) Electric $70.00 Car Insurance $95.36
Your car note & computer debt ($270/mo) are about the same monthly payment as the loan you're applying for. How does that put you ahead?	Hello MyBucks4U, This loan will help me because the student loan I listed as one of my monthly expenses will be in deferment while I am in school.

Member Payment Dependent Notes Series 502191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502191	$5,000	$5,000	13.85%	1.00%	April 9, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502191. Member loan 502191 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Colorado School of Mines	Debt-to-income ratio:	6.87%
Length of employment:	2 years	Location:	Conifer, CO

Home town:
Current & past employers:	Colorado School of Mines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Hello! My husband and I are college professors and purchased our first home last year. We are getting a good tax rebate but don't want to skimp on our cabinets or take any more money from savings. I have consistent and stable income, pay my bills on time and have very little debt. The current cabinets are purple...please help us with the last stretch to get a nice kitchen to come home to after our 12-hr days!

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,577.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you work in Conifer? I thought School of Mines was in Golden?	I have lendingtree credit monitoring and recently got my equifax report with a score of 720 actually...so I don't know where Lending Club is getting such a low score. I suspect they are using the other two reporting agencies that are difficult to work with and slow to remove incorrect/outdated information. Two items have been in dispute with them for about 1 year with no action- one item is clearly not mine and the other is an old (2003) charge-off item off from when I was an undergrad (equifax took it off a few months after I disputed it). If my credit score is too low just fund someone else.
You and your husband are both working and have been working it appears. Why is your credit score so low? Was there something that happened financially that set you back?	Please see my response to the previous user's question. It's 1am so I accidentally wrote my response under the question about where CSM is located.

Member Payment Dependent Notes Series 502213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502213	$3,000	$3,000	10.25%	1.00%	April 13, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502213. Member loan 502213 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Armor Group	Debt-to-income ratio:	19.15%
Length of employment:	1 year	Location:	oneonta, AL

Home town:
Current & past employers:	Armor Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > The loan is for bring my wife and kids to the Philippines while i am away in Afghanistan. Its easy for me to see them there then to travel back to the states. I make good money for what i do and never been late paying my bills. Just need to buy the plane tickets ASAP. I plan on paying the loan off in about two months or less.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Armor Group and what do you do there?	Type your answer here. I do secuity at the US Embassy in Kabul, Afghanistan. Armor Group is a secuity company, a branch off of WSI.

Member Payment Dependent Notes Series 502275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502275	$7,000	$7,000	13.85%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502275. Member loan 502275 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Edward Jones	Debt-to-income ratio:	17.57%
Length of employment:	3 years	Location:	OSSEO, MN

Home town:
Current & past employers:	Edward Jones
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I am a financial advisor with a 3 year practice (over 250 clients) and steady stream of income. I only get paid once a month and need some extra money to catch up for this month.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,684.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be in the same predicament next month? The month after?	No, The big thing this month is that I have a car repair and need new tires. (car is paid off). I plan to have the loan repaid with in a year. I am able to quality for bonuses 2-3 times per year, and my plan is to use that money to pay down a lot if not all of the loan.

Member Payment Dependent Notes Series 502284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502284	$5,000	$5,000	15.33%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502284. Member loan 502284 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	The Boeing Co.	Debt-to-income ratio:	21.10%
Length of employment:	10+ years	Location:	Converse, TX

Home town:
Current & past employers:	The Boeing Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,422.00	Public Records On File:	1
Revolving Line Utilization:	33.50%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Boeing?	I'm an Operations Analyst
a few qs what do you do for boeing? what is the loan for? what is the public record on file? any idea what the 4 credit inquries in last 6 months are? thanks	I'm an Operations Analyst, the loan is to consolidate some of my debt, and I don't know what public record in on file, and I'm sorry i don't know what the credit inquiries are for.
You should get your transunion credit report at www.annualcreditreport.com (NOT "freecreditreport.com" -- which is a scam) and at the least see what the public record is, and it wouldn't hurt to see what the recent credit inquries were. It will only take a few minutes.	thank you I will do that right now
I am surprised that you dont know about your public record on file. Did you declare bancruptcy? Have you maybe been a victim of identity theft? I suggest that you find out ASAP by getting a [free] copy of your credit report. You should also know about your credit inquiries. Have you recently applied for credit elsewhere (not LC)? Did this result in any new lines of credit? Investors like myself get concerned when the borrower can not answer basic questions about their financial situation. It does not inspire confidence.	Sorry about that, I did get my credit report and went through it, the public record on file is a Bankruptcy that I had 9 years ago when i was leaving in Las Vegas and had no job, I got laid off from my job in Washington State and moved to Vegas. The inquiries I see are from credit cards that I applied for but when I received the terms the interest was too high and I declined them.

Member Payment Dependent Notes Series 502297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502297	$4,575	$4,575	7.51%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502297. Member loan 502297 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Glenn County Probation	Debt-to-income ratio:	17.89%
Length of employment:	10+ years	Location:	Willows, CA

Home town:
Current & past employers:	Glenn County Probation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > This loan is for the purchase of a used motorcycle. I opted to use Lending Club as an alternative to financing the purchase due the high interest rates associated with traditional lenders. I am very dependable when it comes to paying back anything. I am the Chief Probation Officer for a rural county in northern California. I have held the same job since I got out of the Marine Corps in 1994. Borrower added on 04/08/10 > In addition to my income, my wife is employed as an elementary school teacher for the last 7 years. Both of our jobs are secure and combined we make approximately $152,000 per year. I am as reliable as they come and look forward to hopefully being funded. Borrower added on 04/08/10 > I plan on using the funds to purchase a used motorcycle - my first. I opted to go with Lending Club because the interest rates are much more reasonable than that of a traditional bank despite my excellent credit rating. I am about as good as they come as it relates to loan repayments. I have always been very dependable/responsible with my money. In addition to my income, my works full time as well as an elementary school teacher and combined we make nearly $150,000 per year. Our jobs are very secure. I am in law enforcement and am currrently the Chief of Probation in a rural county in northern California. I have worked in the same department since I got out of the Marine Corps in 1994. Thank you for taking the time to read this - I look forward to being funded.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Given your income, I would have guessed that you would have more than enough set aside to buy the motorcycle in cash. Why the loan and how long do you intend to hold the loan? Do you own any rentals or vacation homes? Your answers are appreciated. Wishing you the best.	Very good question. About three years go my grandmother was injured when she fell in her home. Our family wanted to place her into a convalescent home since she could no longer care for herself/walk. She didn't want that so we opted to find a private in home care provider. Medi-Cal doesn't cover private in home care, so we pay for a couple of in home providers out of pocket each month. No rentals or vacation homes. As to how long I intend to hold it, I would pay it off sooner if budgets permit considering the above at this point I would be more comfortable with the ability finance it. Thanks for the question.

Member Payment Dependent Notes Series 502314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502314	$7,000	$7,000	9.88%	1.00%	April 13, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502314. Member loan 502314 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	US Army	Debt-to-income ratio:	15.31%
Length of employment:	3 years	Location:	Fallbrook, CA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Good question, and I am going to use this loan for that reason only. Throught many years I have grew alittle out of my budget and resentaly it just got over wellming because of a small cut on my pay. With this loan I will be paying off 3 credit cards,one is chase $2100, usaa $770, and permier $200. I will also pay off my car inshurance from usaa $600. With the rest of the money I will be able to pay off what I have borrowed from my parents $2600. The bills that will remail will be my two car payments, and this loan payment. The bills I will be paying off, I usualy pay over $100 each month. This will help out by not having to split my money in many drections. Thank you for helping out

Member Payment Dependent Notes Series 502340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502340	$3,000	$3,000	10.99%	1.00%	April 12, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502340. Member loan 502340 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	United States Air Force	Debt-to-income ratio:	10.82%
Length of employment:	9 years	Location:	McChord AFB, WA

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,263.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide what you plan to use the loan for? Why would your anonymous, unsecured loan be safe with us?	I am in the military, deploying this fall. I have had some unexecpetd expenses. Rather than pull money from retirement plan, taking penalties, or applying for credit cards, I would rather borrow from an anonymous source. I never miss payments on my debts (previoss car loan/credit card/utilities). Thank you for your interest, Please feel free to ask more questions.
Please state you position with the USAF, and explain the details of your $23K revolving credit balance.	1. My position is E-6, TSgt (front line supervisor). As you may know military service is a very stable job currently. I just reenlisted and have a 4 year commitment. 2. Plain and simply credit cards. In the past I was living beyond my means and aquired managable credit card debt. I have since stopped using the cards and have not applied for any others. All credit card debts have a reasonalbe interest rate, less than 12 percent and total less than $500 per month in minimum payment, which I pay on time. I have never missed or had a late payment on any account. I am applying for a loan with reasonable interest rate for some unexpected nessesites rather than continue the credit card cycle. Thank you for your interest. Please feel free to ask more questions.
Hey there, Fellow military here. I'll also be deploying this summer for several months. Work with your Tac-P guys a lot. Like them all. I'd like to help you out. If you could, throw together your monthly expenses for us (i.e. rent, car payment, etc.) and also give us any pertinent info you think we would want to know to assist us in funding your loan (Length of deployment, discontinue car lease payments while gone, etc.) Also, do you mind sharing what the unexpected necessities or? I understand if you don't want to. Also, what level of security clearance do you currently hold? Thanks in advance! If you can answer all that I have no problems funding your loan to it's entirety. Thanks for serving :)	Thank you Ranger. I only have credit card and utilites expenses. I live in base housing and paid off my car recently. $500 in credit card minimum payments, $200 for utilites (basic cable/phone/internet). The majority of the money is to send my wife and duaghter home (Japan) ASAP, declining health of her relatives. I decided to try asking for a loan rather than buy tickets with a credit card again (thats what got me in this situation mostly). I heard about this site and would rather benefit individual investers. Hopefully when I clear up my debt I can have the opertunity to be on the other side of this. Besides my credit card debt I have no other debts. Currently all of my savings are locked up in IRA type stuff/TSP and would be a hassle and coslty to get out, but I would if absolutely nessecary. Lesson learned, have a emergency fund of a couple thousand available at all times! I'm not really sure if I should mention my clearance level. I have deployed several times before (even assigned in-lue of tasking to the Army). I am your typical AF, stay on large FOBs mostly. Thank you again, feel free to ask anymore questions.

Member Payment Dependent Notes Series 502532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502532	$4,800	$4,800	11.36%	1.00%	April 12, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502532. Member loan 502532 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,063 / month
Current employer:	U.S. Army	Debt-to-income ratio:	13.76%
Length of employment:	5 years	Location:	Tacoma, WA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,468.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capitol One credit card with a balance of $799.46 @ 6.00% interest and will be paid off with this loan. Military Star Card with a balance of $4200.24 @ 9.99% ineterest and will paid off with difference paid by myself.
Current rates on your revolving credit balance?	Capital One credit card- 6.00% Military Star Card- 9.99%
Why borrow at 11.36% to refinance 6% and 10% loans?	I figured that if I have a 6 and 1o percent loan, that's 16%. If I pay them both off with the loan then it is only 11.36% if that makes sense.
why would you want to pay low interest credit cards off with a high interest loan? It doesn't make sense to me.	One payment at 11.36% to me is better than two payments at a total of 16%. If that makes any sense.

Member Payment Dependent Notes Series 502543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502543	$5,000	$5,000	7.88%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502543. Member loan 502543 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	92Y	Debt-to-income ratio:	8.15%
Length of employment:	4 years	Location:	Astoria, NY

Home town:
Current & past employers:	92Y
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Hello Lenders! Please help me in consolidating small balances. On my way to a truly debt free life! Anticipating a feeling of Credit Card freedom! thanks for your time and consideration. Tatiana Borrower added on 04/08/10 > Hello Lenders! Please help me in consolidating my small balances. I'm on the road to a truly debt free life! what a feeling of freedom!

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,988.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 92Y and what do you do there?	Hello CriticalMiss, 92Y is the Young Men's and Women's Hebrew Association located on 92nd Street in NYC. We're a non-profit organization providing a wide range of cultural classes, child care, and performances among many other activities. I work in the Development Department managing a very extensive fundraising database. The department has recently converted into this database and I spearheaded the implementation. I can provide further details if you wish. Thank you for your interest and consideration.

Member Payment Dependent Notes Series 502586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502586	$5,000	$5,000	14.22%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502586. Member loan 502586 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Aesthetic Smiles of NJ	Debt-to-income ratio:	14.97%
Length of employment:	4 years	Location:	BELLEVILLE, NJ

Home town:
Current & past employers:	Aesthetic Smiles of NJ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > eliminate debt and move to a more suitable location Borrower added on 04/12/10 > I need to move to be in a better point in my life.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	78
Revolving Credit Balance:	$6,767.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aesthetic Smiles of NJ and what do you do there?	It is a large cosmetic dental practice. I am a registered dental assistant there. I assist w/ all dental procedures with both doctors. I love what I do because of the artistry that is involved and all the hands on involvement I have with all my patients.
Which debt are your paying off (balance & rate)? Is your move in connection with a new job? Thank you.	There is no connection with a new job. I am very stable and happy there. I would be paying off some c.c's that have a balance of $300 with an apr of 21.9%. Another is $289 with an apr of 21.9. There are also 2 more with balance of around $700 with apr of 17%.
Sorry, forgot to ask, what is your current job?	I am a registered dental assistant. I assist both doctors with all dental procedures. I also help in other aspects of the office so that it is a as profitable as possible.
Have you notified Lending Club of what your new address/email address/phone/contact information will be yet?	Of course I have that was a part of my application process and it was also verified by the credit dept.

Member Payment Dependent Notes Series 502595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502595	$2,000	$2,000	14.96%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502595. Member loan 502595 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Coca Cola North America	Debt-to-income ratio:	20.80%
Length of employment:	4 years	Location:	Bell, FL

Home town:
Current & past employers:	Coca Cola North America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,822.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Coca Cola North America?	I am Sidel operator ,which is the machine that Blows the bottles up and Molds them into shape.
Is this a credit card refi loan? What are your current interest rates?	No
What will you use this loan for?	Paying down our vehicle.

Member Payment Dependent Notes Series 502605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502605	$2,500	$2,500	7.14%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502605. Member loan 502605 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,917 / month
Current employer:	helpmates staffing	Debt-to-income ratio:	3.76%
Length of employment:	2 years	Location:	NORWALK, CA

Home town:
Current & past employers:	helpmates staffing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > i plan on using the funds to pay off my debt i really want to be dept free in the next two years and this loan will help me out in doing so i plan to stay home cook at home more so i can save money i can see how every little bit helps

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,175.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is helpmates staffing and what do you do there?	I been working as wharehouse wroker for the past 2 years doing everything from inventory to order pulling to shipping and recieveing helpmates stafiing is the copany that hired m e
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	i own the house outright the only expenses i have are food gas clothing

Member Payment Dependent Notes Series 502623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502623	$5,500	$5,500	7.88%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502623. Member loan 502623 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,633 / month
Current employer:	Choice Technologies	Debt-to-income ratio:	14.88%
Length of employment:	5 years	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Choice Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,485.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Choice Technologies and what do you do there?	A technology company and I am a field technician, and I lost a lot of pay due to the economy. Just trying to consolidate some loans to get free of high interest CC.
Hello. Please list the balances, interest rates, monthly required minimum payment, and your usual monthly payment for the debt you will be paying off. Also please explain the recent inquiry on your credit report Thank you.	Amazon - 2815.29 NewEgg - 2693.84 Interest rates are both around 21-22% Payments for both have been around $220 total per month. Recent inquiry on CR? Probably a loan application for consolidation through CitiBank. It was denied, so here we are.

Member Payment Dependent Notes Series 502657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502657	$4,000	$4,000	13.48%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502657. Member loan 502657 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	SAIC	Debt-to-income ratio:	14.10%
Length of employment:	3 years	Location:	Huntsville, AL

Home town:
Current & past employers:	SAIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > This loan is to purchase a new HVAC unit. Borrower added on 04/09/10 > I plan to use the money for a new HVAC unit for my house. What makes me a good borrower is I pay my bills on time, everytime. I work for defense contractor for the Army. We just got a 4 year contract extension, with an optional year. So my job is very stable.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	30
Revolving Credit Balance:	$14,293.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at SAIC?	I'm a System Security Specialist for the Information Assurance Dept.
Description of the 14k in revolving credit balance (heloc, cc?)?	I financed hardwood floors, and 11k with a CC.

Member Payment Dependent Notes Series 502663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502663	$8,000	$8,000	7.51%	1.00%	April 13, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502663. Member loan 502663 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	The McGraw-Hill Companies	Debt-to-income ratio:	5.09%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	The McGraw-Hill Companies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,347.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at The McGraw-Hill Companies?	My position is officiall "Multimedia Producer". I run the video studio (shoot, edit, encode, post) in their corporate office as well as code for the internet/intranet when my team needs a hand.
Your revolving credit balance shows only $3,347 worth of debt, what do you plan on using the loan difference ($8,000 - 3,347) of $4,653 for?	I have a joint loan with a friend of mine we took out to make our senior film project. I will be paying off my part of that loan.

Member Payment Dependent Notes Series 502712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502712	$1,500	$1,500	11.36%	1.00%	April 12, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502712. Member loan 502712 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,763 / month
Current employer:	Black & Veatch	Debt-to-income ratio:	21.86%
Length of employment:	2 years	Location:	SEAL BEACH, CA

Home town:
Current & past employers:	Black & Veatch
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	49
Revolving Credit Balance:	$15,853.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Black & Veatch and what do you do there?	B&V is a global engineering firm & I work specifically in telecommunications building cell sites.

Member Payment Dependent Notes Series 502816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502816	$3,500	$3,500	7.51%	1.00%	April 13, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502816. Member loan 502816 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Millennium Training Institute	Debt-to-income ratio:	2.42%
Length of employment:	3 years	Location:	Dorchester, MA

Home town:
Current & past employers:	Millennium Training Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > This loan will help me alot to pay off my credit cards to rebuild my credit. Thank you!

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,605.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Millennium Training Institute and what do you do there?	Millennium Training Institute is a training school for administrative, medical, and IT. I'm a financial officer which helps student applies for student federal loans. I advise the borrowing and paying back the student loans.
Hello. Please list the balances, interest rates, monthly required minimum payment, and your usual monthly payment for the debt you will be paying off. Thank you.	US Airways 23.24% $800 Chase 20.24% $700 Bank of America Visa 16.24% 1115.88 I usually pay $100 as my monthly payment. Thanks,
Hello. The balances provided total 2600 vs the 4800 requested. Will you please explain the difference. Thank you.	I also have one more credit card with a balance $400. I was trying to call Lendingtree to reduce the loan amount to $3500 once it's open since it's pacific time. Thanks,

Member Payment Dependent Notes Series 502960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502960	$4,000	$4,000	13.11%	1.00%	April 13, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502960. Member loan 502960 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:		Debt-to-income ratio:	18.34%
Length of employment:	10+ years	Location:	Springfield, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,273.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I work for my family business which does direct mailing for political campaigns.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Discover Card: $1000 apr:20% Visa Card: $1000 apr:15.99% Studen Loan: $1000 5.99%(I know this is less, but i'm looking for one payment) Best Buy card: $1000 apr: 21%
Who is your current employer and what do you do there?	I work for the family business which is a direct mailer for political campaigns.
Your source of income?	I work for the family business which is a direct mailer for political campaigns.
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Yes, I hold the deed to my house
Thanks for the answer regarding the deed. Do you hold the title free and clear (i.e. no mortgage or HELOC)?	yes, one of the lucky ones

Prospectus Supplement (Sales Report) No. 12 dated April 13, 2010